Exchange Circular and Consent Solicitation

                       IMPERIAL CREDIT INDUSTRIES, INC.

                               Offer to Exchange
                  12% Senior Secured Notes due June 30, 2005,
                  up to 2,000,000 Shares of Common Stock and
          Warrants to Purchase up to 7,000,000 Shares of Common Stock
                      for Any and All of its Outstanding

          $10,932,000                     $41,035,000                    $165,939,000
      9.75% Senior Notes           Remarketed Redeemable Par     9.875% Series B Senior Notes
     due January 15, 2004            Securities, Series B            due January 15, 2007
     (CUSIP No. 452729AA4)           (CUSIP No. 45272QAB4)           (CUSIP No. 452729AD8)

                           And Consent Solicitation

 THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE").


  Imperial Credit Industries, Inc. (the "Company" or "we" or "us"), a California corporation, hereby offers to exchange (the "Exchange Offer") up to $146,154,350 aggregate principal amount of its 12% Senior Secured Notes due June 30, 2005 (the "Exchange Notes"), up to 2,000,000 shares of its common stock, no par value per share (the "Common Stock"), and warrants to purchase up to 7,000,000 shares of Common Stock at a price of $2.15 per share (the "Debt Exchange Warrants" and, together with the Exchange Notes and the Common Stock, the "New Securities"), for any and all of its 9.75% Senior Notes due January 15, 2004 (the "Old Junior Notes") and 9.875% Series B Senior Notes due January 15, 2007 (the "Old Senior Notes") and for any and all of the Remarketed Redeemable Par Securities, Series B (the "ROPES" and, together with the Old Junior Notes and the Old Senior Notes, the "Old Notes") of Imperial Credit Capital Trust I, a Delaware statutory business trust all of whose beneficial common ownership interests are indirectly owned by the Company (the "Trust"), from the registered holders thereof. The Exchange Offer is made upon the terms and subject to the conditions set forth in this Exchange Circular and Consent Solicitation (the "Exchange Circular and Consent Solicitation") and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal," which, together with this Exchange Circular and Consent Solicitation, constitute the "Exchange Offer and Consent Solicitation"). Registered holders of Old Notes or New Securities are referred to herein individually as a "Holder" and collectively as the "Holders."

  See "Risk Factors" beginning on page 20 for a discussion of certain factors that should be considered in evaluating the Exchange Offer and Consent Solicitation.

  THE OFFER OF THE SECURITIES CONTEMPLATED IN THE EXCHANGE OFFER IS MADE PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PROVIDED BY
SECTION 3(a)(9) OF THE SECURITIES ACT AND, ACCORDINGLY, THE OFFER OF SUCH SECURITIES HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION").

  NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS EXCHANGE CIRCULAR AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

 The date of this Exchange Circular and Consent Solicitation is May 10, 2001.

                                                 (Cover continued on next page)

(Continued from prior page)

  Concurrently with the Exchange Offer, we are also soliciting consents (the "Consent Solicitation") from the Holders of the Old Senior Notes and the ROPES (the "Old Notes Consents") to proposed amendments (the "Old Notes Amendments") to (i) the Indenture, dated as of January 23, 1997 (as amended pursuant to a First Supplemental Indenture dated as of March 29, 2001), between us and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company of California, formerly known as Chemical Trust Company of California, as trustee (the "Note Trustee"), pursuant to which the Old Senior Notes were issued (the "Old Senior Notes Indenture") and (ii) the Indenture, dated as of June 9, 1997, between us and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company of California, as trustee (the "ROPES Trustee" and, together in its capacity as the Note Trustee, "the Existing Trustee"), pursuant to which the Resettable Rate Debentures, Series B due June 15, 2032 (the "Debentures") of the Trust were issued, as supplemented by a First Supplemental Indenture dated as of March 29, 2001 (the "Debentures Indenture" and, together with the Old Senior Notes Indenture, the "Existing Indentures"). The Old Notes Amendments will not modify or otherwise affect the terms of the Old Junior Notes or the indenture pursuant to which the Old Junior Notes were issued.

  Based on published interpretations by the staff of the Division of Corporation Finance of the Commission, we believe that the New Securities issued pursuant to the Exchange Offer, like the Old Notes, may be offered for resale, resold, and otherwise transferred by any Holder thereof who is not an affiliate of the Company without compliance with the registration requirements of the Securities Act.

  The terms of the Exchange Notes are discussed under "Exchange Circular and Consent Solicitation Summary--Comparison of Old Notes and Exchange Notes" and the terms of each of the New Securities are discussed in further detail under "Description of New Securities." If and when the Exchange Offer is consummated, the Exchange Notes will be issued pursuant to, and will be entitled to the benefits of, an Indenture (the "New Indenture"), to be entered into between us and The Chase Manhattan Bank and Trust Company, National Association (the "New Trustee"), and the Debt Exchange Warrants will be issued pursuant to, and will be entitled to the benefits of, a Warrant Agreement (the "Warrant Agreement") to be entered into between us and U.S. Stock Transfer Corp., as Warrant Agent.

  Each Holder exchanging Old Notes for New Securities pursuant hereto will receive, in exchange for each $1,000 in aggregate principal or liquidation amount of Old Notes exchanged: (i) Exchange Notes in a principal amount (rounded to the nearest cent, with one-half cent rounded upwards) equal to (a) the principal or liquidation amount of Old Notes tendered multiplied by (b) the applicable Old Note Exchange Multiple (as defined herein); (ii) 13.684163 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock to be received rounded to the nearest whole share, with one-half share being rounded upwards); and (iii) Debt Exchange Warrants to purchase
47.894572 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock that may be purchased upon exercise of the Debt Exchange Warrants rounded to the nearest whole share, with one-half share being rounded upwards). Exchange Notes will only be issued in denominations of $1,000 or integral multiples thereof. Any fractional portion of Exchange Notes that would otherwise be issuable will be paid in cash on the Exchange Date. All calculations will be made in accordance with standard market practice. For a comparison of the Old Notes and the Exchange Notes to be received in exchange therefor in the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary--Comparison of Old Notes and Exchange Notes," and for a description of each of the New Securities to be received in connection with the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary-- The New Securities" and "Description of New Securities."

  The "Junior Note Exchange Multiple" will be .50.

                                                 (Cover continued on next page)

(Continued from prior page)

  The "Senior Note Exchange Multiple" will be .65.

  The "ROPES Exchange Multiple" will be .80.

  The Junior Note Exchange Multiple, the Senior Note Exchange Multiple and the ROPES Exchange Multiple are referred to collectively herein as the "Old Note Exchange Multiples" and individually as an "Old Note Exchange Multiple."

  We will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to the Expiration Date. Old Notes may be tendered only in multiples of $1,000 of principal or liquidation amount. See "The Exchange Offer and Consent Solicitation--Procedures for Tendering Old Notes and Delivering Old Notes Consents." The consummation of the Exchange Offer is conditioned upon our obtaining the consent of our shareholders (or our determination that such consent is not necessary) to certain elements of the transactions contemplated by the Recapitalization Agreement (as defined below) and is subject to certain other customary conditions. See "The Exchange Offer and Consent Solicitation--Conditions to the Exchange Offer and Consent Solicitation."

  Except as set forth below, the Exchange Notes will be our senior secured obligations and will rank equally in right of payment with all of our existing and future unsubordinated debt, including the Old Notes that remain outstanding after the Exchange Offer, and senior in right of payment to all of our existing and future subordinated debt. The Exchange Notes will be subordinated to all amounts owing on the Senior Secured Debt (as defined in "Exchange Offer and Consent Solicitation Summary--Our Recapitalization Plan") for the period that the Senior Secured Debt remains outstanding. The Exchange Notes will also be effectively subordinated to the Senior Secured Debt while it remains outstanding, and effectively senior to the Old Notes that remain outstanding after the Exchange Offer, because of the Exchange Notes' second priority lien on certain of our assets securing the Exchange Notes and the Senior Secured Debt. We will secure the Exchange Notes by our pledge of all of the outstanding common stock, preferred stock and subordinated debentures of our wholly-owned subsidiary, Southern Pacific Bank. While it remains outstanding, the Senior Secured Debt will have a first priority lien on these assets, and the Old Notes will not be secured. Our Convertible Subordinated Debt (as defined in "Exchange Offer and Consent Solicitation Summary--Our Recapitalization Plan") will have a third priority lien on these assets.

  The Exchange Notes will bear interest at a rate that will be higher than the interest rate on the Old Notes, as described herein. See "Exchange Circular and Consent Solicitation Summary--Comparison of Old Notes and Exchange Notes." For the Exchange Notes, the per annum interest rate will be 12%. Holders of Old Notes accepted for exchange will be entitled to receive, on the Exchange Date, the amount of interest accrued on the Old Notes to, but not including, the Exchange Date. Interest on the Exchange Notes will accrue from, and including, the Exchange Date. The first interest payment date on the Exchange Notes will be January 30, 2002. The Exchange Date will be the third business day following the Expiration Date.

  Any Old Notes not tendered and accepted for exchange will remain outstanding.

  We have not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Exchange Offer and, to the best of our information and belief, each person participating in the Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities.

  If the Old Notes Amendments become operative, any nontendering Holders of Old Senior Notes and ROPES will be bound thereby regardless of whether they consent to the Old Notes Amendments. The adoption of the Old Notes Amendments may have material adverse consequences to nontendering Holders

                                                 (Cover continued on next page)

(Continued from prior page)

of Old Senior Notes and ROPES because they will eliminate all of the financial covenants and some other provisions from the Old Senior Note Indenture and the Debentures Indenture. Holders of Old Senior Notes and ROPES may not deliver Old Notes Consents without tendering Old Senior Notes and ROPES in the Exchange Offer. Conversely, they may not tender Old Senior Notes and ROPES without delivering related Old Notes Consents. Therefore, the tender of any Old Senior Notes and ROPES will be deemed to constitute the giving of Old Notes Consents. See "The Exchange Offer and Consent Solicitation--Procedures for Tendering Old Notes and Delivering Old Notes Consents" and "Description of Old Notes Amendments."

  We have made no arrangements for, and have no understanding with any dealer, salesman or other person regarding, the solicitation of tenders or Old Notes Consents hereunder, and no person has been authorized by us to give any information or to make any representations in connection with the Exchange Offer and Consent Solicitation other than those contained or incorporated by reference in this Exchange Circular and Consent Solicitation. If given or made, any such other information or representations must not be relied upon as having been authorized by us. Neither the delivery of this Exchange Circular and Consent Solicitation nor the exchange of New Securities for Old Notes or acceptance of Old Notes Consents shall, under any circumstances, create any implication that the information contained herein is true, accurate, or complete as of any time subsequent to the date hereof.

  We will not receive any proceeds from the Exchange Offer and Consent Solicitation. We have agreed to pay all reasonable and customary expenses associated with the Exchange Offer and Consent Solicitation (other than any fees, commissions or concessions of any brokers, dealers or Custodians (as defined herein)).

  The Exchange Agent (as defined herein) and The Depository Trust Company ("DTC") have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined herein) to the Exchange Agent.

  NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE EXECUTIVE OFFICERS OF THE COMPANY, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO CONSENT TO THE OLD NOTES AMENDMENTS OR TO EXCHANGE OR TO REFRAIN FROM EXCHANGING THEIR OLD NOTES. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO CONSENT TO THE OLD NOTES AMENDMENTS AND TO EXCHANGE OLD NOTES PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO EXCHANGE.

  THE EXCHANGE OFFER AND CONSENT SOLICITATION IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT CONSENTS TO OLD NOTES AMENDMENTS OR TENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER AND CONSENT SOLICITATION OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   2

FORWARD-LOOKING STATEMENTS..................................................   3

EXCHANGE CIRCULAR AND CONSENT SOLICITATION SUMMARY..........................   4

RISK FACTORS................................................................  20

RECENT DEVELOPMENTS.........................................................  21

THE COMPANY.................................................................  25

SELECTED FINANCIAL DATA.....................................................  27

UNAUDITED PRO FORMA FINANCIAL DATA..........................................  28

THE EXCHANGE OFFER AND CONSENT SOLICITATION.................................  33

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES................................  44

DESCRIPTION OF NEW SECURITIES...............................................  54

DESCRIPTION OF OLD NOTES AMENDMENTS.........................................  82

PLAN OF DISTRIBUTION........................................................  83

VALIDITY OF NEW SECURITIES..................................................  83

INDEPENDENT AUDITORS........................................................  83

                             AVAILABLE INFORMATION

  We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, and other information with the Commission. The reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street,
N.W., Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD") located at 1735 K Street, N.W., Washington, D.C. 20006.

  We have instructed the Financial Advisor, the Information Agent and the Exchange Agent not to solicit exchanges or Old Notes Consents in connection with the Exchange Offer and Consent Solicitation or to make any recommendation with respect to acceptance or rejection of the Exchange Offer and Consent Solicitation. Solicitations will be made solely by our employees. The Financial Advisor, the Information Agent and the Exchange Agent will answer questions from Holders of the Old Notes with respect to the Exchange Offer and Consent Solicitation solely by reference to the terms of this Exchange Circular and Consent Solicitation. Holders may contact the Financial Advisor, the Information Agent and the Exchange Agent for that purpose at the addresses and telephone numbers listed below. Holders of the Old Notes who have any questions regarding the procedures for the Exchange Offer and Consent Solicitation, including how to tender their Old Notes, should contact the Exchange Agent. In addition, all questions with respect to the Exchange Offer and Consent Solicitation may be directed to us (Attention: Brad Plantiko, Chief Financial Officer, telephone number (310) 791-8096).

               FINANCIAL ADVISOR:                               INFORMATION AGENT:

             Imperial Capital, LLC                 The Chase Manhattan Bank and Trust Company,
                                                               National Association

        150 South Rodeo Drive, Suite 100                101 California Street, Suite 2725
        Beverly Hills, California 90212                  San Francisco, California 94111
          By Facsimile: (310) 777-3085                     By Facsimile: (415) 693-8850
      Confirm by Telephone: (310) 246-3700             Confirm by Telephone: (415) 954-9506
   Attention: Jason Reese, Chris Shepard and                  Attention: Hank Helley
                  Kristen Engle

                                EXCHANGE AGENT:

       The Chase Manhattan Bank and Trust Company, National Association

            By Hand:                                  By Registered Mail:                   By Overnight Delivery:

        Chase Manhattan Bank and                        Chase Manhattan Bank and               Chase Manhattan Bank and
           Trust Company, N.A.                            Trust Company, N.A.                    Trust Company, N.A.
c/o haseCManhattan Bank Securities Window             c/o Corporate Trust Services           c/o Corporate Trust Services
 Room234, Window 20 & 21, North Building                    Chase Bank Texas                       Chase Bank Texas
            55 Water Street                                  P.O. Box 2320                    2001 Bryan Street 9-BRYTW
        New York, New York 10041                        Dallas, Texas 75221-2320                 Dallas, Texas 75201
       Attention: Edwina Osborne                         Attention: Frank Ivins                 Attention: Frank Ivins
   Cnfirmoby Telephone: (212) 638-5279                By Facsimile: (214) 468-6494           By Facsimile: (214) 468-6494
                                                  Confirm by Telephone: (214) 468-6464   Confirm by Telephone: (214) 468-6464

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents that we have filed with the Commission pursuant to
Section 13 of the Exchange Act are incorporated herein by reference: our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 10, 2001, and our Current Reports on Form 8-K, filed with the Commission on February 9 and May 9, 2001.

  All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Exchange Circular and Consent Solicitation and prior to the Expiration Date are hereby incorporated by reference herein and shall be a part hereof from their respective filing dates. Information contained in this Exchange Circular and Consent Solicitation modifies or supersedes similar information contained in the documents incorporated by reference above. Further, information contained in any subsequently filed document, which is deemed to be incorporated by reference in this Exchange Circular and Consent Solicitation, will modify and supersede similar information contained in this Exchange Circular and Consent Solicitation or the documents incorporated by reference above.

  We will provide, without charge, to each person to whom a copy of this Exchange Circular and Consent Solicitation is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this Exchange Circular and Consent Solicitation, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Exchange Circular and Consent Solicitation incorporates by reference. Requests for copies of such documents, should be directed to: Secretary, Imperial Credit Industries, Inc., 23550 Hawthorne Boulevard, Building One, Suite 210, Torrance, California 90505, telephone number (310) 791-8038.

                          FORWARD-LOOKING STATEMENTS

  Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1955, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements may be identified by reference to a future period (or future periods) or by the use of forward-looking terminology, such as "may", "will", "intend", "should", "expect", "anticipate", "estimate", or "continue" or the negatives thereof or other comparable terminology. Our actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include, but are not limited to, the demand for our products; competitive factors in the businesses in which we compete; adverse changes in the securities markets; inflation and changes in the interest rate environment that reduce margins or the fair value of financial instruments; delinquencies or losses on loans and leases made by us that exceed currently anticipated levels and related increases in our financial statement provisions for such losses; changes in national, regional or local business conditions or economic environments; government fiscal and monetary policies; legislative or regulatory changes that affect our business; factors inherent in the valuation and pricing of commercial and real estate loans; other factors generally understood to affect the value of commercial and real estate loans; and the other risks detailed in our Current Report on Form 8-K dated May 8, 2001 as filed with the Commission on May 9, 2001; periodic reports we from time to time file on Forms 10-Q, 8-K and 10-K and any amendments with respect thereto filed with the Commission; and other filings made by the Company with the Commission.

  We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

               EXCHANGE CIRCULAR AND CONSENT SOLICITATION SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Exchange Circular and Consent Solicitation. See "Risk Factors" for a discussion of certain factors that should be considered in connection with the Exchange Offer and Consent Solicitation. Unless otherwise indicated, references in this Exchange Circular and Consent Solicitation to "we," "us," "our" and the "Company" mean Imperial Credit Industries, Inc.

                                  The Company

  We are a diversified commercial lending and financial services holding company with consolidated assets of $2.1 billion as of March 31, 2001. Our business activities are primarily conducted through our wholly-owned commercial banking subsidiary, Southern Pacific Bank (the "Bank"). Our core businesses originate commercial loans and leases funded primarily by deposits of the Bank that are insured by the Federal Deposit Insurance Corporation (the "FDIC").

  Our headquarters are located in Torrance, California, at 23550 Hawthorne Boulevard, Building 1, Suite 110. Our telephone number is (310) 373-1704.

  The following chart shows our principal operating subsidiaries and outstanding long term indebtedness as of March 31, 2001.

                              [CHART APPEARS HERE]

                           Our Recapitalization Plan

  To assist our wholly-owned subsidiary, the Bank, to comply with regulatory orders of the California Department of Financial Institutions (the "DFI") and the FDIC to increase capital levels at the Bank, we have adopted a recapitalization plan. To effectuate our recapitalization plan, we have entered into a Master Recapitalization Agreement, dated as of March 29, 2001 (the "Recapitalization Agreement"), with Holders who hold a majority of the aggregate principal and liquidation amount, respectively, of the Old Senior Notes and ROPES.

  Our recapitalization plan is as follows. First, on March 29, 2001, we consummated a private placement (the "Senior Secured Private Placement") of $16,200,000 aggregate principal amount of our 12% Senior Secured Notes due April 30, 2002 (the "Senior Secured Debt" and the purchasers of the Senior Secured Debt being referred to herein as the "Senior Secured Debt Purchasers"). Next, we are offering the Exchange Notes, Common Stock and Debt Exchange Warrants described herein in exchange for the Old Notes pursuant to the terms and conditions of this Exchange Circular and Consent Solicitation. Concurrently with consummation of the Exchange Offer and Consent Solicitation, we will be obligated to issue up to 5.04 million shares of Common Stock to those holders of Old Notes who previously agreed pursuant to the Recapitalization Agreement (the "Signatory Debtholders") to exchange their Old Notes for New Securities and thereafter we will be obligated to issue up to an additional 2.0 million shares of Common Stock (all of such shares so issued being referred to herein as the "Signatory Debtholder Shares") to such Signatory Debtholders. On or following consummation of the Exchange Offer and Consent Solicitation, we further intend to issue and sell at least $10,000,000 aggregate principal amount of our 12% Secured Convertible Subordinated Debt due 2005 (the "Convertible Subordinated Debt") to accredited investors in a private placement (the "Convertible Subordinated Debt Placement").

  Subject to the occurrence of certain conditions (including the consummation of the Exchange Offer and the Convertible Subordinated Debt Placement), all of the Senior Secured Debt sold in the Senior Secured Private Placement will be automatically exchanged into $18,200,000 aggregate principal amount of Exchange Notes, 249,052 shares of Common Stock and Debt Exchange Warrants to purchase up to an additional 871,681 shares of Common Stock (the "Initial Secured Debt Exchange"). The Senior Secured Debt Purchasers will further have the right during the period following the Initial Secured Debt Exchange and ending on March 31, 2002 to elect to exchange all or a portion of their Exchange Notes and related shares of Common Stock and Debt Exchange Warrants received in connection with the Initial Secured Debt Exchange into $18,200,000 aggregate principal amount of Convertible Subordinated Debt. If we do not receive a notice of such election from any Senior Secured Debt Purchaser during such period, such Senior Secured Debt Purchaser will be deemed to have elected to retain its Exchange Notes and the related shares of Common Stock and Debt Exchange Warrants. To the limited extent provided in the Recapitalization Agreement, Senior Secured Debt Purchasers who retain Exchange Notes will be entitled to receive additional amounts of Exchange Notes in connection with the sale of their Exchange Notes if the Exchange Notes are not trading at specified prices at the time of sale or, under certain circumstances, are not sold at such prices.

  The foregoing transactions (the "Recapitalization Transactions") are intended to enable us to supply to the Bank a significant portion of the amounts and types of additional regulatory capital required by the Bank to comply with the regulatory orders of the DFI and the FDIC. We anticipate, however, that we will need to raise additional capital for the Bank to comply fully with the DFI and FDIC orders.

  We are required under certain NASD rules to obtain the approval of our shareholders to certain elements of the transactions contemplated by the Recapitalization Agreement, and we further intend to obtain their consent to certain related matters (such consents being referred to herein as the "Shareholder Consents"). Obtaining the Shareholder Consents (or obtaining NASD approval of our reliance on an exception to the applicable NASD rule or such rule otherwise not applying to us) is a condition to the consummation of the Exchange Offer and Consent Solicitation, the Convertible Subordinated Debt Placement, the Senior Secured Debt Exchange and the issuance of Signatory Debtholder Shares in excess of the maximum number of shares of Common Stock permitted to be so issued under applicable NASD rules.

                  The Exchange Offer and Consent Solicitation

The Exchange Offer

Old Notes...................  9.75% Senior Notes due January 15, 2004 (CUSIP
                              No. 452729AA4) of the Company having an aggregate principal amount outstanding of $10,932,000.

                              9.875% Series B Senior Notes due January 15, 2007 (CUSIP No. 452729AD8) of the Company having an aggregate principal amount outstanding of $165,939,000.

                              Remarketed Redeemable Par Securities, Series B (CUSIP No. 45272QAB4) of the Trust having an aggregate liquidation amount outstanding of $41,035,000.

The Exchange................  Each Holder exchanging Old Notes for New
                              Securities pursuant hereto will receive, in exchange for each $1,000 in aggregate principal or liquidation amount of Old Notes exchanged:
                              (i) Exchange Notes in a principal amount (rounded to the nearest cent, with one-half cent rounded upwards) equal to (a) the principal or liquidation amount of Old Notes tendered multiplied by (b) the applicable Old Note Exchange Multiple (as defined herein);
                              (ii) 13.684163 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock to be received rounded to the nearest whole share, with one-half share being rounded upwards); and (iii) Debt Exchange Warrants to purchase 47.894572 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock that may be purchased upon exercise of the Debt Exchange Warrants rounded to the nearest whole share, with one-half share being rounded upwards). Exchange Notes will only be issued in denominations of $1,000 or integral multiples thereof. Any fractional portion of Exchange Notes that would otherwise be issuable will be paid in cash to the exchanging Holder on the Exchange Date. All calculations will be made in accordance with standard market practice. For a comparison of the Old Notes and the Exchange Notes to be received in exchange therefor in the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary--Comparison of Old Notes and Exchange Notes," and for a description of each of the New Securities to be received in connection with the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary--The New Securities" and "Description of New Securities."

Old Note Exchange             The Old Junior Note Exchange Multiple will be
Multiples...................  .50.

                              The Old Senior Note Exchange Multiple will be
                              .65.

                              The ROPES Exchange Multiple will be .80.

Expiration Date.............  The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on June 22, 2001 unless we extend the Exchange Offer and Consent Solicitation in accordance with procedures described herein. See "The Exchange Offer and Consent Solicitation--Expiration Date; Extensions; Terminations; Amendments."

Exchange Date...............  The third business day following the Expiration
                              Date.

Exchange of Old Notes.......  Old Notes may be tendered for exchange only in multiples of $1,000 of principal or liquidation amount. To tender Old Notes, Holders must deliver their Old Notes together with a properly completed and duly executed Consent and Letter of Transmittal to the Exchange Agent or follow the book-entry transfer procedures described herein. If Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee (individually, a "Custodian" and collectively, the "Custodians"), the beneficial owner thereof must instruct the Custodian to tender such Old Notes on the beneficial owner's behalf. DTC Participants (as defined herein) may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes in accordance with DTC's ATOP procedures. All tenders must be made on or prior to the Expiration Date. See "The Exchange Offer and Consent Solicitation--Procedures for Tendering Old Notes and Delivering Old Notes Consents."

Acceptance of Old Notes.....  We will exchange any and all Old Notes properly tendered and not withdrawn prior to the
                              Expiration Date if all the conditions of the Exchange Offer have been satisfied or waived and notice of acceptance has been given to the Exchange Agent. See "The Exchange Offer and Consent Solicitation--Acceptance of Old Notes Tendered for Exchange; Delivery of New Securities; Accrued Interest on Old Notes and Cash Payment of Any Fractional Portion of Exchange Notes."

Delivery of New               EXCHANGE NOTES WILL BE DELIVERED ONLY IN BOOK-
Securities..................  ENTRY FORM THROUGH DTC. Accordingly, Holders who
                              anticipate tendering and whose Old Notes are not held through DTC are urged to contact promptly a Custodian that has the capability to hold securities through DTC, to arrange for receipt of any Exchange Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC Participant and account information in the Consent and Letter of Transmittal. See "The Exchange Offer and
                              Consent Solicitation--Proper Execution and
                              Delivery of Consent and Letter of Transmittal."

                              The Exchange Agent will act as agent for the purposes of receiving Common Stock and Debt Exchange Warrants and transmitting such securities to exchanging Holders of Old Notes. On the Exchange Date, Exchange Notes, Common Stock and Debt Exchange Warrants will be delivered, along with payment of: (i) any fractional portion of Exchange Notes in cash; and
                              (ii) any accrued interest on the Old Notes. For a description of Exchange Notes to be received in connection with the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary-- Comparison of Old Notes and Exchange Notes," and for a description of each of the New Securities to be received in connection with the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary--The New Securities" and "Description of New Securities."

Accrued Interest............  Holders of Old Notes accepted for exchange will be entitled to receive, on the Exchange Date, the amount of interest accrued on the Old Notes to, but not including, the Exchange Date. Interest on the Exchange Notes will accrue from, and including, the Exchange Date.

The Consent Solicitation

Required Consents...........  Concurrently with the Exchange Offer, we are also seeking Old Notes Consents from Holders of the Old Senior Notes and the ROPES. In order to consummate the Consent Solicitation, we must obtain Old Notes Consents from Holders of not less than a majority in aggregate principal and liquidation amount outstanding of each of the Old Senior Notes and the ROPES, respectively (the "Required Consents"). Holders of greater than a majority in aggregate principal and liquidation amount of each of the Old Senior Notes and the ROPES have agreed to provide Old Notes Consents pursuant to the terms and conditions of the Recapitalization Agreement.

The Old Notes Amendments....  The Old Notes Amendments will eliminate our obligation to repurchase Old Senior Notes and ROPES upon certain changes of control of the Company, and will also eliminate subsidiary guarantees, the requirement to deliver certain reports and restrictive covenants in the Existing Indentures. Such covenants currently limit our ability to, among other things, incur additional indebtedness, create liens, engage in different lines of business, pay dividends or make certain other restricted payments, sell assets, enter into transactions with affiliates, merge or consolidate with any other person or transfer
                              (by lease, assignment, sale or otherwise) substantially all of our properties and assets. We expect to execute the supplemental indentures effecting the Old Notes Amendments (the "Supplemental Indentures") on or promptly following the Expiration Date. See "Description of Old Notes Amendments."

                              The Old Notes Amendments will only become operative when the Exchange Offer is consummated. If the Old Notes Amendments become operative, any nontendering Holders of Old Senior Notes and ROPES will be bound thereby regardless of whether they consent to the Old Notes Amendments. The Old Notes Amendments will be given effect to the fullest extent permitted by law. The adoption of the Old Notes Amendments may have certain material adverse consequences to nontendering Holders of Old Senior Notes and ROPES.

                              Holders of Old Senior Notes and ROPES may not deliver Old Notes Consents without tendering Old Senior Notes and ROPES in the Exchange Offer. Conversely, they may not tender Old Senior Notes and ROPES without delivering related Old Notes Consents. Therefore, the tender of any Old Senior Notes and ROPES will be deemed to constitute the giving of related Old Notes Consents.

Conditions to the Exchange
Offer and Consent
Solicitation................
                              The Exchange Offer and Consent Solicitation is conditioned upon our obtaining the approval of our shareholders (or our determination that such approval is not necessary) to certain elements of the transactions contemplated by the Recapitalization Agreement, and certain other customary conditions, as described herein. We may waive any condition with respect to the Exchange Offer and Consent Solicitation and accept any Old Notes tendered for exchange and Old Notes Consents delivered. See "The Exchange Offer and Consent Solicitation--Conditions to the Exchange Offer and Consent Solicitation."

Guaranteed Delivery.........  Holders who wish to tender their Old Notes and deliver their Old Notes Consents, but who cannot deliver their Old Notes or the Consent and Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or cannot complete the procedures for book-entry transfer on a timely basis, may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer and Consent Solicitation-- Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders of Old Notes and delivery of Old Notes
                              Consents may be withdrawn or revoked at any time prior to the Expiration Date. Such withdrawal or revocation will constitute a rejection of the Exchange Offer and Consent Solicitation. See "The Exchange Offer and Consent Solicitation-- Withdrawal Rights; Revocation of Consents."

Certain Federal Income Tax
Consequences................
                              The exchange of an Old Note pursuant to the Exchange Offer should constitute a recapitalization for federal income tax purposes. A Holder of an Old Note that tenders pursuant to the Exchange Offer generally should recognize gain, if any, on the exchange of the Old Note for New Securities equal to the lesser of:

                              . the amount equal to the sum of (i) the fair
                                market value at the time of the exchange of the Common Stock received in the Exchange Offer,
                                (ii) the fair market value at the time of the exchange of the Debt Exchange Warrants received in the

                               Exchange Offer, (iii) the issue price of the Exchange Notes received in the Exchange Offer and (iv) the cash received (other than amounts attributable to interest) by the tendering Holder for the Old Note, less the tendering Holder's tax basis in the Old Note tendered in the Exchange Offer; and

                              . the sum of the amount of the issue price of the
                                Exchange Notes and any cash received for the Old Note (other than amounts attributable to accrued interest).

                              A holder of an Old Note that tenders pursuant to the Exchange Offer and realizes a loss on the exchange of the Old Note cannot recognize such loss. See "Certain U.S. Federal Income Tax Consequences" for a more detailed discussion of the tax consequences to Holders exchanging Old Notes in the Exchange Offer.

Risk Factors and Certain
Consequences of the
Exchange Offer and Consent
Solicitation................
                              Each Holder should consider carefully all the information contained in this Exchange Circular and Consent Solicitation, including the information under the captions "Risk Factors" and "Description of New Securities," in deciding whether to participate in the Exchange Offer.

Additional Information......  The Financial Advisor, the Information Agent and
                              the Exchange Agent will answer questions from Holders of the Old Notes with respect to the Exchange Offer and Consent Solicitation solely by reference to the terms of this Exchange Circular and Consent Solicitation. Holders may contact the Financial Advisor, the Information Agent and the Exchange Agent for that purpose at the addresses and telephone numbers listed in "Available Information." Holders of the Old Notes who have any questions regarding the procedures for the Exchange Offer and Consent Solicitation, including how to tender their Old Notes, should contact the Exchange Agent. In addition, all questions with respect to the Exchange Offer and Consent Solicitation may be directed to us (Attention: Brad Plantiko, Chief Financial Officer, telephone number (310) 791-8096).

Exchange Agent..............  The Chase Manhattan Bank and Trust Company,
                              National Association.

Information Agent...........  The Chase Manhattan Bank and Trust Company,
                              National Association.

The New Securities

Issuer......................  Imperial Credit Industries, Inc.

New Securities..............  12% Senior Secured Notes due June 30, 2005 having an aggregate principal amount of up to
                              $146,154,350.

                              Up to 2,000,000 shares of Common Stock.

                              Debt Exchange Warrants to purchase up to 7,000,000 Shares of Common Stock.

The Exchange Notes

Exchange Note Indenture.....  The Exchange Notes will be issued pursuant to an
                              Indenture to be dated the Expiration Date between us and The Chase Manhattan Bank and Trust Company, National Association, as trustee. See "Description of New Securities."

Maturity....................  June 30, 2005.

Interest Rate...............  The Exchange Notes will bear interest, payable in cash in arrears, at the rate of 12% per annum.

Interest Payment Dates......  Interest will be paid each July 30 and January
                              30. The first interest payment on the Exchange Notes will be made on January 30, 2002 and will consist of interest accrued on the Exchange Notes during the period from, and including, the Exchange Date to, and excluding, January 30, 2002.

Optional Redemption.........  The Company may redeem the Exchange Notes, in whole or in part, at any time on or after the Exchange Date at the redemption prices set forth in this Exchange Circular and Consent Solicitation, plus accrued and unpaid interest, if any, through the redemption date. The holders of the Exchange Notes will not have any right to require the Company to redeem their Exchange Notes at any time, other than in connection with a change of control (as described below).

Change of Control...........  In the event of a Change of Control (as defined in the New Indenture), each holder of Exchange Notes will have the right to require the Company to repurchase their Exchange Notes at a price equal to 101% of the aggregate principal amount of their Exchange Notes, plus accrued and unpaid interest, if any, to the date of purchase.

Ranking of Exchange Notes...  Except as set forth below, the Exchange Notes will be our senior secured obligations and will rank equally in right of payment with all of our existing and future unsubordinated debt, including any Old Notes that remain outstanding after the Exchange Offer, and senior in right of payment to all of our existing and future subordinated debt. The Exchange Notes will be subordinated to all amounts owing on the Senior Secured Debt for the period that the Senior Secured Debt remains outstanding. The Exchange Notes will effectively be senior to the Old Notes that remain outstanding after the Exchange Offer, because of the Exchange Notes' second priority lien (described below) on certain of our assets securing the Exchange Notes and the Senior Secured Debt.

Security....................  The Exchange Notes will be secured by a lien on the outstanding common stock, preferred stock and subordinated debentures of the Bank, all of which is held solely by us and which comprise our principal assets. This lien will be subordinate to the lien on the same assets securing the Senior Secured Debt during the period that the Senior Secured Debt is outstanding. The Old Notes are not secured and thus will be effectively subordinated to the Exchange Notes to the extent of the foregoing security. The Convertible Subordinated Debt will have a third priority lien on these assets.

Certain Covenants...........  The New Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to (i) incur additional indebtedness and issue preferred stock, (ii) pay dividends or make other distributions, (iii) repurchase Equity Interests (as defined in the New Indenture) or subordinated indebtedness or make certain investments, (iv) create certain liens, (v) enter into certain transactions with affiliates, (vi) sell assets of the Company or its subsidiaries and (vii) enter into certain mergers or acquisitions. The Company will be required to offer to purchase the Exchange Notes at a purchase price equal to 100% of the principal amount of the Exchange Notes repurchased, plus accrued and unpaid interest, if any, to the date of purchase with the proceeds of Asset Sales (as defined in the New Indenture) under certain circumstances.

Form of Exchange Notes......  The Exchange Notes will be available only in book-entry form through DTC.

The Common Stock

Common Stock................  We have authorized 80.0 million shares of Common
                              Stock, of which 32,096,361 shares are issued and outstanding as of the date hereof. Each holder of Common Stock is entitled to one vote for each share. The holders of shares of Common Stock are entitled to dividends when and if declared by our board of directors (we do not currently intend to pay any dividends) and will be entitled to receive any of our assets that remain after payment of the claims of our creditors in the event of any dissolution or liquidation of the Company.

Registration and Listing....  Our Common Stock is registered under the Exchange
                              Act and is currently listed on the Nasdaq
                              National Market. See "Recent Developments--Nasdaq Notice of Intended Delisting" for a further discussion of our listing status on the Nasdaq National Market.

Form of Common Stock........  Certificates for Common Stock will be distributed to the Exchange Agent, which will act as agent for validly tendering Holders of Old Notes for the purposes of receiving Common Stock and transmitting such securities to exchanging Holders of Old Notes.

The Debt Exchange Warrants

Exercise Price..............  The Debt Exchange Warrants will entitle the holders thereof to purchase shares of Common
                              Stock at an exercise price of $2.15 per share, subject to adjustment as described in the Warrant Agreement.

Exercise Period.............  The Debt Exchange Warrants may be exercised at any time on or after August 1, 2002 and prior to August 1, 2008. Debt Exchange Warrants that are not exercised by August 1, 2008 will expire on that date.

Optional Redemption.........  Commencing August 1, 2002 (or such earlier date as we may allow the Debt Exchange Warrants to become exercisable), in the event that the arithmetic mean of the current market price of the Common Stock equals or exceeds $3.00 per share for 20 consecutive trading days, we will have the option to redeem the Debt Exchange Warrants at a price of $.01 per share. We are required to give at least 15 days' notice of such redemption and an opportunity for Holders to exercise their Debt Exchange Warrants.

Listing and Registration....  We are required under the Recapitalization
                              Agreement to do all things necessary to ensure that all Common Stock issued upon exercise of the Debt Exchange Warrants is eligible upon issuance for quotation on the Nasdaq National Market or any exchange or market on which the Common Stock is then traded. We will file a registration statement with the Commission to register the issuance of shares of Common Stock upon exercise of the Debt Exchange Warrants.

Form of Debt Exchange         Certificates for Debt Exchange Warrants will be
Warrants....................  distributed to the Exchange Agent, which will act as agent for validly tendering Holders of Old
                              Notes for the purposes of receiving Debt Exchange
                              Warrants and transmitting such securities to exchanging Holders of Old Notes.

                   Comparison of Old Notes and Exchange Notes

  The following is a brief comparison of the principal features of the Old Notes and the Exchange Notes, assuming the successful consummation of the Consent Solicitation and the effectiveness of the Old Notes Amendments. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference to the applicable indentures and the forms of the respective notes, again after giving effect to the successful consummation of the Consent Solicitation and the Old Notes Amendments. For purposes of the following comparison, the terms of the Debentures Indenture, as modified by the Old Notes Amendments, are used when summarizing certain of the terms of the ROPES, because the ROPES represent an interest in the Trust, substantially the only assets of which are the Debentures. For further information regarding the Exchange Notes and for definitions of capitalized terms used with respect to the Exchange Notes but not otherwise defined herein, see "Description of New Securities."

                         Old Senior Notes  Old Junior Notes        ROPES        Exchange Notes
                         ----------------  ----------------        -----        --------------
Obligor................. Imperial Credit   Same.             Imperial Credit   Imperial Credit
                         Industries, Inc.                    Capital Trust I.  Industries, Inc.

Trustee................. The Chase         Same.             The Chase         The Chase
                         Manhattan Bank                      Manhattan Bank    Manhattan Bank
                         and Trust                           and Trust         and Trust
                         Company,                            Company,          Company,
                         National                            National          National
                         Association, as                     Association, as   Association.
                         successor to The                    successor to The
                         Chase Trust                         Chase Trust
                         Company of                          Company of
                         California,                         California.
                         formerly known
                         as Chemical
                         Trust Company of
                         California.

Aggregate
Principal/Liquidation
Amount.................. $165,939,000      $10,932,000       $41,035,000       Up to
                         outstanding.      outstanding.      outstanding.      $146,154,350, if
                                                                               all Old Notes
                                                                               are exchanged in
                                                                               the Exchange
                                                                               Offer (up to
                                                                               $169,354,350 if
                                                                               all Senior
                                                                               Secured Debt is
                                                                               also exchanged
                                                                               for Exchange
                                                                               Notes and not
                                                                               further
                                                                               exchanged for
                                                                               Convertible
                                                                               Subordinated
                                                                               Debt).

Maturity................ January 15,       January 15,       June 15, 2032.    June 30, 2005.
                         2007.             2004.

Interest Rate........... 9.875% per        9.75% per annum.  10.25% per        12% per annum.
                         annum.                              annum.

                          Old Senior Notes  Old Junior Notes        ROPES        Exchange Notes
                          ----------------  ----------------        -----        --------------
Interest Payment Dates..  January 15 and    Same.             July 30 and       July 30 and
                          July 15                             January 30        January 30
                          annually.                           annually.         annually.

Ranking.................  The Old Senior    Same.             Until June 14,    The Exchange
                          Notes are                           2002 (subject to  Notes will be
                          unsecured                           certain timing    senior secured
                          obligations of                      adjustments),     obligations of
                          the Company, and                    the Debentures    the Company,
                          rank pari passu                     will rank pari    except that they
                          with all of our                     passu with all    will be
                          existing and                        of our existing   subordinated to
                          future unsecured                    and future        all amounts
                          and                                 unsecured and     owing on the
                          unsubordinated                      unsubordinated    Senior Secured
                          indebtedness.                       indebtedness.     Debt for the
                                                              After June 14,    period that the
                                                              2002, the         Senior Secured
                                                              Debentures will   Debt remains
                                                              be subordinated   outstanding.
                                                              in right of
                                                              payment to the
                                                              prior payment in
                                                              full of all
                                                              Senior Debt (as
                                                              defined in the
                                                              Debentures
                                                              Indenture).

Security................  None.             None.             None.             The Exchange
                                                                                Notes will be
                                                                                secured by a
                                                                                lien on all of
                                                                                the outstanding
                                                                                common stock,
                                                                                preferred stock
                                                                                and subordinated
                                                                                debentures of
                                                                                the Bank. This
                                                                                lien will be
                                                                                subordinate to
                                                                                the lien on the
                                                                                same assets
                                                                                securing the
                                                                                Senior Secured
                                                                                Debt during the
                                                                                period that the
                                                                                Senior Secured
                                                                                Debt is
                                                                                outstanding.

Guaranty................  None.             None.             None.             None.

                         Old Senior Notes  Old Junior Notes        ROPES        Exchange Notes
                         ----------------  ----------------        -----        --------------
Optional Redemption..... The Old Senior    The Old Junior    The Debentures    The Exchange
                         Notes are         Notes are         are redeemable    Notes will be
                         redeemable at     redeemable at     at our option,    redeemable at
                         our option, in    our option, in    in whole or in    our option, in
                         whole or in       whole or in       part, at any      whole or in
                         part, at any      part, at any      time until June   part, at 106% of
                         time on or after  time at the       15, 2001 at the   the principal
                         January 15,       redemption        redemption        amount, if
                         2002, at the      prices            prices            reclaimed during
                         redemption        (expressed as     calculated in     the twelve-month
                         prices            percentages of    accordance with   period beginning
                         (expressed as     principal         the Debentures    on the Exchange
                         percentages of    amount) set       Indenture.        Date, and at the
                         principal         forth below, if                     redemption
                         amount) set       redeemed during   Holders of ROPES  prices
                         forth below, if   the twelve-month  may tender ROPES  (expressed as
                         redeemed during   period beginning  to us for         percentages of
                         the twelve-month  January 15 of     remarketing on    principal
                         period beginning  the following     June 14, 2002     amount) set
                         January 15 of     years; 2001--     (subject to       forth below, if
                         the following     101.25%; 2002     certain timing    redeemed during
                         years: 2002--     and thereafter    adjustments)      the twelve-month
                         104.938%; 2003--  --100%.           and, if we are    period beginning
                         103.292%; 2004--                    unsuccessful in   on the
                         101.645%; 2005                      remarketing any   anniversary of
                         and thereafter--                    ROPES so          the Exchange
                         100%.                               tendered, we are  Date in the
                                                             required to       following years:
                                                             issue Debentures  2002--103%; 2003
                                                             to the holders    and thereafter--
                                                             of ROPES so       100%.
                                                             tendered for
                                                             remarketing,
                                                             which Debentures
                                                             must be
                                                             immediately
                                                             redeemed by us.

                          Old Senior Notes   Old Junior Notes        ROPES        Exchange Notes
                          ----------------   ----------------        -----        --------------
Certain Covenants.......  The Senior Notes   Same.             Same.             The Exchange
                          Indenture contains                                     Notes contain
                          covenants with                                         covenants that
                          respect to payment                                     are similar to
                          of principal and                                       those described
                          interest,                                              for the Old
                          maintenance of                                         Notes and
                          existence and                                          additional
                          properties and                                         covenants that,
                          financial                                              among other
                          statements.                                            things, limit
                                                                                 our ability and
                                                                                 our
                                                                                 subsidiaries'
                                                                                 ability to (i)
                                                                                 incur additional
                                                                                 indebtedness and
                                                                                 issue preferred
                                                                                 stock, (ii) pay
                                                                                 dividends or
                                                                                 make other
                                                                                 distributions,
                                                                                 (iii) repurchase
                                                                                 equity interests
                                                                                 or subordinated
                                                                                 indebtedness or
                                                                                 make certain
                                                                                 investments,
                                                                                 (iv) create
                                                                                 certain liens or
                                                                                 (v) enter into
                                                                                 transactions
                                                                                 with affiliates.
Consolidations, Mergers
and Sales of
Substantially All
Assets.................. We may not          Same.             Same.             We may not
                         consolidate or                                          consolidate or
                         merge, or sell all                                      merge, or sell
                         or substantially                                        all or
                         all of our assets                                       substantially
                         to another entity,                                      all of our
                         unless, among other                                     assets to
                         things, (i) the                                         another entity,
                         successor                                               unless, among
                         corporation assumes                                     other things,
                         our obligations on                                      (i) the
                         the related notes                                       successor
                         and the indenture,                                      corporation
                         (ii) after giving                                       assumes our
                         effect thereto, no                                      obligations on
                         Event of Default                                        the Exchange
                         (as defined in the                                      Notes and the
                         related Indenture)                                      New Indenture
                         has occurred and is                                     and (ii) after
                         continuing and                                          giving effect
                         (iii) the successor                                     thereto, no
                         entity's                                                Event of Default
                         consolidated net                                        (as defined in
                         worth after the                                         the New
                         transaction is                                          Indenture) has
                         equal to or greater                                     occurred and is
                         than our                                                continuing.
                         consolidated net
                         worth immediately
                         preceding the
                         transaction.

                         Old Senior Notes  Old Junior Notes        ROPES        Exchange Notes
                         ----------------  ----------------        -----        --------------
Limitations on Asset
Sales................... None.             None.             None.             If we have net
                                                                               proceeds from
                                                                               asset sales
                                                                               aggregating more
                                                                               than $5 million
                                                                               which are not
                                                                               used for the
                                                                               repayment of
                                                                               certain
                                                                               indebtedness or
                                                                               certain
                                                                               investments, we
                                                                               must make an
                                                                               offer to all
                                                                               holders of
                                                                               Exchange Notes
                                                                               to purchase the
                                                                               maximum
                                                                               principal amount
                                                                               of Exchange
                                                                               Notes that may
                                                                               be purchased out
                                                                               of one-half of
                                                                               such excess
                                                                               proceeds, at an
                                                                               offer price in
                                                                               cash equal to
                                                                               100% of the
                                                                               principal amount
                                                                               thereof.

Events of Default....... Failure to pay    Same.             Same.             Failure for 30
                         interest or                                           days to pay
                         principal when                                        interest when
                         due; failure to                                       due or failure
                         perform, or                                           to pay principal
                         breach of, any                                        when due;
                         other covenant                                        failure to
                         or warranty of                                        perform, or
                         the related                                           breach of, any
                         indenture                                             other covenant
                         continued for 60                                      or warranty of
                         days after                                            the New
                         notice by                                             Indenture
                         Holders; our                                          continued for 60
                         failure or a                                          days after
                         subsidiary's                                          notice by
                         failure to pay                                        Holders; our
                         the principal of                                      failure or a
                         any indebtedness                                      subsidiary's
                         for money                                             failure to pay
                         borrowed with a                                       the principal of
                         principal amount                                      any indebtedness
                         then outstanding                                      for money
                         in excess of                                          borrowed with a
                         $5,000,000;                                           principal amount
                         certain unbonded                                      then outstanding
                         or undischarged                                       in excess of
                         final judgments                                       $5,000,000 if
                         for the payment                                       such failure to
                         of money in                                           pay results in
                         excess of                                             the acceleration
                                                                               of such
                                                                               indebtedness;
                                                                               failure to pay
                                                                               certain final

                         Old Senior Notes  Old Junior Notes        ROPES        Exchange Notes
                         ----------------  ----------------        -----        --------------
                         $5,000,000; and                                       judgments in
                         certain events                                        excess of
                         of bankruptcy,                                        $5,000,000,
                         insolvency or                                         which judgments
                         reorganization.                                       are not paid,
                                                                               discharged or
                                                                               stayed for a
                                                                               period of
                                                                               60 days; certain
                                                                               events under the
                                                                               security
                                                                               documents
                                                                               creating the
                                                                               security for the
                                                                               Exchange Notes;
                                                                               and certain
                                                                               events of
                                                                               bankruptcy,
                                                                               insolvency or
                                                                               reorganization.

Acceleration............ In the case of    Same.             Same.             Same.
                         an Event of
                         Default, the
                         unpaid principal
                         and any accrued
                         interest on the
                         related notes
                         may be declared
                         due and
                         immediately
                         payable.

Defeasance.............. The related       Same.             Same.             Same.
                         indenture is
                         subject to
                         defeasance under
                         certain
                         circumstances.

Change of Control;
Repurchase
Provisions.............. None.             In the event of   None.             In the event of
                                           a change of                         a change of
                                           control, each                       control, each
                                           holder of the                       holder of
                                           related notes                       Exchange Notes
                                           will have the                       will have the
                                           right to require                    right to require
                                           us to repurchase                    us to repurchase
                                           their notes at a                    their Exchange
                                           price equal to                      Notes at a price
                                           101%                                equal to 101%
                                           of the aggregate                    of the aggregate
                                           principal amount                    principal amount
                                           thereof.                            thereof.

Equity Component........ None.             None.             None.             Common Stock and
                                                                               Debt Exchange
                                                                               Warrants as
                                                                               described
                                                                               herein.

                                 RISK FACTORS

  In deciding whether to participate in the Exchange Offer and Consent Solicitation, each Holder of Old Notes should consider carefully, in addition to the other information contained in this Exchange Circular and Consent Solicitation, the factors listed below and those listed in "Risk Factors" in our Current Report on Form 8-K dated May 8, 2001 as filed with the Commission on May 9, 2001 (the "Current 8-K"). The matters described in any of the following paragraphs and in any of the descriptions of risks in the Current 8-K could materially adversely affect our and the Bank's business, financial condition and results of operations. While the risks described below and in the Current 8-K are all the material risks of which we are currently aware, we may have other risks and uncertainties of which we are not yet aware or which we currently believe are immaterial that may also impair our business operations.

Potential Adverse Effect on Market for Old Notes Not Tendered

  A security that is part of a class of securities with a smaller outstanding aggregate principal or liquidation amount may command a lower price than would an otherwise identical security that is part of a class of securities with a larger outstanding aggregate principal or liquidation amount. Depending upon, among other things, the aggregate principal or liquidation amount of the Old Junior Notes, the Old Senior Notes, the ROPES and the Exchange Notes outstanding after the Exchange Offer, the trading market for the Old Junior Notes, the Old Senior Notes or the ROPES may be limited relative to the trading market for the Exchange Notes. This may adversely affect the liquidity and market price of the Old Junior Notes, the Old Senior Notes and the ROPES. The trading market for all four classes of securities will depend upon, among other things, the aggregate principal or liquidation amount of each class of securities outstanding after the consummation of the Exchange Offer, the number of Holders and the degree to which securities firms maintain a market in the securities.

Loss of Covenant Protection

  If the Old Notes Amendments become operative, any nontendering Holders of Old Senior Notes and ROPES will be bound thereby regardless of whether they consented to the Old Notes Amendments, with the result that any nontendering Holders of Old Notes will cease to have the benefit of certain provisions of the Existing Indentures. Holders of greater than a majority in aggregate principal or liquidation amount of each of the Old Senior Notes and the ROPES have agreed to provide Old Notes Consents pursuant to the terms of the Recapitalization Agreement. The Old Notes Amendments will eliminate our obligation to repurchase Old Senior Notes and ROPES upon certain changes of control of the Company, and will also eliminate subsidiary guarantees, the requirement to deliver certain reports and restrictive covenants contained in the Existing Indentures. Such covenants currently limit our ability to, among other things, incur additional indebtedness, create liens, engage in different lines of business, pay dividends or make certain other restricted payments, sell assets, enter into transactions with affiliates, merge or consolidate with any other person or transfer (by lease, assignment, sale or otherwise) substantially all of our properties and assets.

Lack of Public Market

  There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market therefor. We do not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or market and we are not aware that any dealer intends to maintain quotations relating to, or otherwise assist in the development of a market for, the Exchange Notes.

  Historically, the market for noninvestment grade debt, such as the Exchange Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Exchange Notes will not be subject to similar disruptions.

                              RECENT DEVELOPMENTS

Regulatory Orders

  As a result of a joint examination of the Bank by the FDIC and DFI as of June 26, 2000 (the "2000 Examination"), the Bank consented to the issuance of a Cease and Desist Order by the FDIC dated December 15, 2000 and a Final Order of the DFI dated December 27, 2000 (collectively, the "Regulatory Orders"). As disclosed more fully under "Item 1. Business--Regulation--General" in our Annual Report on Form 10-K for the year ended December 31, 2000 (our "Current Annual Report"), the Regulatory Orders impose a number of requirements including, among others, increasing the Bank's regulatory capital and regulatory capital ratios, prohibitions on payments of Bank dividends without regulatory approval, classified asset reductions, lending policy restrictions and procedures, and other restrictions. Following the 2000 Examination, we have added credit and risk management personnel and have reduced the Bank's classified assets through collections and charge-offs. We have also begun to improve the capital of the Bank. In this connection, on March 30, 2001, we purchased $36 million worth of a new series of perpetual noncumulative preferred stock of the Bank in exchange for $14 million in cash ($9 million of which consisted of proceeds from our sale of Senior Secured Debt) and the retirement of $22 million in aggregate principal amount of subordinated debt of the Bank held by us. Also on that date, we made a capital contribution to the Bank of $7.2 million in cash, consisting of the balance of the proceeds from our offering of Senior Secured Debt.

  As noted above, under the Regulatory Orders, the Bank is prohibited from paying cash dividends on its common stock without the prior approval of the DFI and the FDIC. Because cash dividends reduce the regulatory capital of the Bank, and because of the restrictions contained in the Regulatory Orders, it is unlikely that the Bank will pay cash dividends to us on common stock in the near future and there is no assurance that the Bank will ever resume paying cash dividends to us. Any continued prohibition against the Bank paying cash dividends to us, unless approved in advance by the DFI and FDIC, would adversely affect our ability to make required payments of interest and principal on our indebtedness (including, but not limited to, the Exchange Notes) and, if we were otherwise permitted to declare and pay dividends on our Common Stock, to declare and pay dividends on our Common Stock.

  The ability of the Bank to increase its capital levels and improve its capital ratios is dependent upon numerous factors outside of our control, including, but not limited to, the consummation of the Recapitalization Transactions, the state of the national economy, market interest rates, real estate values in those states where the Bank has made loans, the regulatory environment, the results of the operations of the Company and Bank and various other factors.

  The Bank's compliance with the Regulatory Orders is subject to review by the FDIC and the DFI. In the event that the FDIC or the DFI otherwise determines that the Bank is engaging in unsafe or unsound practices in conducting its business or violating any law, rule or regulation, each of the FDIC and the DFI would have available various remedies, including certain enforcement actions and sanctions. Among other sanctions, if the Bank is unable to meet its regulatory capital requirements, or is determined to have other serious regulatory or supervisory problems, the FDIC and/or DFI may place the Bank in conservatorship or receivership, which would have a material adverse effect on our business and operations.

  Given the amount of capital that we must raise, the uncertainty regarding the successful completion of the Recapitalization Transactions, the Bank's recent history of losses and recent status as an "undercapitalized" institution, and the difficulty in raising additional equity or debt capital under current circumstances, there can be no assurance that the capital levels and capital ratios required by the Regulatory Orders will be achieved. Because of the various regulatory restrictions placed on institutions that do not meet applicable capital requirements and on the anticipated need for our management to devote substantial amounts of time and energy to further capital-raising efforts, any continued non-compliance by the Bank with its regulatory capital requirements following consummation of the Recapitalization Transactions would likely significantly hamper our and the Bank's growth and business opportunities as compared to institutions that are in compliance with their regulatory capital requirements. Further, there can be no assurance as to the levels of capital that the Bank may be required to maintain in the future. The Bank's regulators have broad authority to impose additional capital requirements on depository institutions generally or in individual cases, including additional capital requirements relating to interest rate risk, asset quality and earnings.

Recapitalization Transactions

  In order to assist the Bank in complying with the Regulatory Orders, we have entered into the Recapitalization Agreement described herein. We expect that the consummation of the Recapitalization Transactions described herein will enable us to supply to the Bank a significant additional portion, but not all, of the amounts and types of additional regulatory capital that will be required to comply with the Regulatory Orders. We are evaluating further steps to enable the Bank to comply with the capital requirements of the Regulatory Orders, which steps, among others, may include additional capital raising transactions by us, limiting the Bank's growth and/or selling Bank assets. See "Risk Factors--Regulatory Considerations--The Bank Will Need Significant Additional Capital To Meet The Requirements Of The Regulatory Orders" in our Current 8-K.

Recent Operating Results

  We reported net income of $312,000 for the quarter ended March 31, 2001. Our operating results for the quarter ended March 31, 2001 were favorably impacted by a significant increase to $4.1 million in recoveries of previously charged off loans, which resulted in a reduction of the provision for loan and lease losses to $4.6 million. We have increased our allowance for loan and lease losses to $64.8 million at March 31, 200l as compared to $63.6 million at December 31, 2000. The operating results for the quarter ended March 31, 2001 were negatively impacted by a 150 basis point decrease in the prime rate and increased levels of non-accrual loans which reduced the Bank's net interest margin to 4.11% for the quarter ended March 31, 2001 as compared to 4.97% for the year ended December 31, 2000.

  We reported a net loss of $163.3 million for the year ended December 31, 2000. The loss primarily resulted from loan and lease loss provisions of $181.0 million as a result of increased non-performing loans, and charge-offs at Coast Business Credit ("CBC") and the Bank's Loan Participation and Investment Group ("LPIG"). Also contributing to the operating loss was mark-to-market charges totaling $12.8 million primarily as a result of increased defaults in the securitized lease portfolio of Imperial Business Credit, Inc. ("IBC") and declining market values of loan participations funded through total return swaps at the Bank. We also incurred legal, professional and lawsuit settlement costs of $15.8 million primarily related to collection costs for non-accrual loans and settlement costs related to class action lawsuits against the Company.

  As a result of these charges and costs incurred by us during the year ended December 31, 2000, we established a $63.3 million deferred tax asset valuation allowance. Our ability to reduce part or all of this valuation allowance will be dependent on our returning to profitability in the future. Our ability to retain and derive any benefits from our remaining $10.0 million deferred tax asset is dependent on our future profitability.

  Our ability to reverse the trend of net losses and return to profitability is largely dependent on the operations of the Bank and the quality and level of its earning assets and the reduction in the level of its non-performing assets, the interest rate environment and the adequacy of its allowance for loan losses. The real estate market and the overall economy in the Bank's primary service area is likely to continue to have a significant effect on the quality and level of the Bank's assets in the future.

  The value of our Common Stock is dependent on our profitability. There is no assurance that our operations will be profitable in the future. Further, even if additional capital is raised to enable the Bank to comply with the Regulatory Orders, there can be no assurance that the Bank will not incur additional losses and be required to make additional provisions to its allowance for loan and lease losses. Such additional losses could result in the Bank failing to meet applicable regulatory capital requirements in the future, which could lead regulatory authorities to take formal administrative actions against the Bank in addition to those that have been imposed by the Regulatory Orders and result in a decrease in value of our Common Stock. See "--Regulatory Orders; the Bank's Regulatory Capital."

The Bank's Regulatory Capital

  The Bank's regulatory capital has been significantly reduced from the levels that existed at September 30, 2000. During the first quarter of 2001, at the request of banking regulators we added $20 million to the fourth quarter 2000 allowance for loan and lease losses. As a result of the increased loan and lease loss provisions, deferred tax valuation allowances, and the resulting operating losses, the Bank's total risk-based capital and Tier 1 capital ratios declined dramatically and, as of December 31, 2000, were below the 8.00% and 4.00% minimum levels required for the Bank to be categorized as "adequately capitalized" as defined by applicable banking regulations.

  The Bank's total risk-based capital and Tier 1 leverage ratios were 6.59% and 3.46%, respectively, at December 31, 2000 as compared to 9.11% and 5.47% at September 30, 2000, respectively. Accordingly, as of December 31, 2000, the Bank was considered an "undercapitalized' institution and, as a result thereof, could have been subject to additional regulatory restrictions and possible sanctions. On March 30, 2001, we purchased $36 million worth of shares of the Bank's Series B Preferred Stock in exchange for $14 million in cash and the retirement of $22 million in aggregate principal amount of subordinated debt of the Bank held by us and also made a capital contribution of $7.2 million in cash to the Bank. As a result of these March 30, 200l actions, the Bank has been restored to an "adequately capitalized" level. The Bank's total risk-based capital and Tier 1 leverage ratios were 8.31% and 6.09%, respectively, at March 31, 2001. The Bank's capital levels and capital ratios, however, remain below the levels required by the Regulatory Orders. See "Risk Factors--Regulatory Considerations--The Bank Was Categorized An "Undercapitalized" Institution On December 31, 2000" and "--Regulatory Orders Have Been Issued Requiring Improvements In the Bank's Regulatory Capital And Imposing Other Significant Requirements And Some Of These Requirements Have Not Been Met" in our Current 8-K.

Continued High Provisions for Loan and Lease Losses

  For the quarter ended March 31, 2001, the provision for loan and lease losses was $4.6 million. The reduced provision for loan and lease losses for the quarter ended March 2001 was primarily the result of increased recoveries on previously charged off loans totaling $4.1 million and a reduced number of performing credits migrating to potential problem status.

  Our results of operations for the year ended December 31, 2000 continued to be affected by a high level of provisions for loan and lease losses. The continued high level of loan and lease loss provisions is primarily related to the further deterioration of previously classified problem loans and the accelerated liquidation of these assets, resulting in higher charge-offs. As noted above, we recorded a $181.0 million provision for loan and lease losses for the year ended December 31, 2000 to provide for losses in the Bank's loan portfolio. The provision for loan and lease losses for the same period in 1999 was $35.3 million.

Nasdaq Notice of Intended Delisting

  On April 20, 2001, we received a Nasdaq Staff Determination stating that we failed to comply with the minimum bid price requirement for continued listing set forth in the Nasdaq Marketplace rules, and that our Common Stock is, therefore, subject to delisting from the Nasdaq National Market. We have filed our request for a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination, and will present the Panel with the Company's recapitalization plan. There can be no assurance that Qualifications Panel will grant our request for continued listing. Pending the final decision of the Qualifications Panel, our Common Stock will continue to trade on the Nasdaq National Market.

Resolution of Class Action Litigation

  Under an agreement between the Company and the plaintiffs' counsel in the securities class action litigation identified as In re Southern Pacific Funding Corporation Securities Litigation, Lead Case No. CV98-1239-MA in the U.S. District Court for the District of Oregon (the "Class Action Litigation"), the Company paid $3.0 million and agreed to issue settlement warrants (the "Settlement Warrants") to purchase three million shares of Common Stock with an exercise price of $3.00 per share, subject to certain anti-dilution adjustments. Under the terms of the warrant agreement pursuant to which the Settlement Warrants are being issued, we agreed to file a registration statement with the SEC under the Securities Act with respect to the shares of Common Stock issuable upon exercise of the Settlement Warrants and did file such registration'statement on Form S-3 on April 11, 2001.

  On May 2, 2001, we received notice that the United States District Court for the Central District of California granted our motion for summary judgment in the securities class action litigation identified as In re Imperial Credit Industries, Inc. Securities Litigation, Case No. CV98-8842-SVW. The District Court has yet to issue a formal order granting summary judgment.

                                  THE COMPANY

  We are a diversified commercial lending and financial services holding company with consolidated assets of $2.1 billion as of March 31, 2001. Our business activities are primarily conducted through our wholly-owned commercial banking subsidiary, the Bank. We also own approximately 38% of Imperial Capital Group LLC ("IC"). Our core businesses originate commercial loans, real estate loans and commercial leases funded primarily by the FDIC-insured deposits of the Bank.

  We offer loan and lease products and provide asset management services in the following sectors:

  . Business Finance Lending. Our business finance lending is primarily conducted through the Bank, with additional servicing activities being conducted through Imperial Business Credit, Inc., which is another of our wholly-owned subsidiaries.

   . Southern Pacific Bank. The Bank is an industrial bank organized under California law which had $1.6 billion in deposits at March 31, 2001 and December 31, 2000. Its business finance lending is offered through the following Bank divisions and subsidiaries:

    . Coast Business Credit. CBC is the asset based lending division of the Bank that makes revolving lines of credit and term commercial loans available to small-to-medium-sized businesses that are primarily in the transportation, equipment leasing, durable goods, electronics and electronic equipment manufacturing industries. CBC's commitments and outstanding loan balances were $1.2 billion and $742.9 million at March 31, 2001 as compared to $1.4 billion and $752.9 million at December 31, 2000.

    . Imperial Warehouse Finance, Inc. ("IWF"). IWF is a wholly owned subsidiary of the Bank which provides short-term repurchase facilities to residential mortgage bankers. IWF's repurchase facilities provide such mortgage bankers with the ability to do same-day closings and sales of such residential mortgage loans in the secondary market. Under a participation agreement between the Bank and IWF, the Bank funds 100% of IWF's repurchase facilities. IWF's repurchase facility commitments and outstanding balances were $247.2 million and $131.5 million at March 31, 2001 as compared with $154.9 million and $50.6 million at December 31, 2000.

    . Loan Participation and Investment Group. LPIG is a division of the Bank which invests in and purchases senior secured debt of other companies (referred to as a "participation") offered by commercial banks in the secondary market. The principal types of loans acquired by LPIG are senior-secured bank loans, in the form of revolving lines of credit and long-term loans or letters of credit. As a part of its business, LPIG invests in loan participations through both on and off balance sheet financing arrangements. The on balance sheet investments are funded by the FDIC-insured deposits of the Bank, while LPIG's off balance sheet financing is primarily conducted through various trust and total return swap instruments. LPIG's commitments and outstanding balances were $257.8 million and $108.9 million at March 31, 2001 as compared with $289.1 million and $123.5 million at December 31, 2000. Also at March 31, 2001, LPIG had $56.4 million in outstanding principal amount of loans funded through total return swaps.

    . Southern Pacific BanCapital ("SPBC"). SPBC is a division of the Bank which originates middle market equipment leases that are funded by the Bank and for which IBC is contracted as the lease servicer. SPBC originates and acquires operating and capital equipment leases for medium-sized business in various industries throughout the United States. SPBC had $20.9 million and $9.5 million in leases at March 31, 2001 and December 31, 2000, respectively.

    . Lewis Horwitz Organization ("LHO"). LHO is a division of the Bank which is engaged in providing financing for independent motion picture and television production. Typically, LHO lends to independent producers of film and television on a senior secured basis, basing its credit decisions on the creditworthiness and reputation of distributors and sales agents who have contracted to distribute the films. LHO's commitments and outstanding balances were $127.6 million and $113.7 million at March 31, 2001 as compared with $101.4 million and $83.7 million at December 31, 2000.

   . Imperial Business Credit, Inc., our wholly-owned subsidiary, is a lease portfolio servicing entity which services its existing portfolio of equipment leases and a new portfolio of middle market equipment leases originated by SPBC. Historically, the focus of IBC's lease activities had been small-ticket equipment lease financing to small and medium-sized businesses. During the first quarter of 2000, it was determined that IBC could not make the returns necessary to continue in business as an originator of new leases. Accordingly, in April, 2000, IBC ceased originating new business and its origination offices were sold or closed. The total amount of leases serviced by IBC at March 31, 2001 was $154.9 million as compared with $170.8 million at December 31, 2000.

  . Multifamily and Commercial Mortgage Lending. Our multifamily and commercial mortgage lending operations are conducted through the Income Property Lending Division ("IPL") of the Bank. The focus of IPL's lending activities is the small loan market for 5+ unit multi-family apartments and commercial buildings. IPL generally seeks to make 70% of its loans secured by apartment buildings and 30% of its loans secured by commercial properties. Most of IPL's loans have been secured by properties in California. IPL's gross loans outstanding were $369.0 million at March 31, 2001 as compared with $364.2 million at December 31, 2000. IPL originated $56.1 million of loans for the quarter ended March 31, 2001 as compared with $65.9 million for the quarter ended March 31, 2000.

  . Asset Management Activities. Our advisory and asset management services are conducted through our wholly-owned subsidiary, Imperial Credit Asset Management, Inc. ("ICAM"). Through October 22, 1999, we also conducted asset management services through Imperial Credit Commercial Asset Management Corp. ICAM manages Pacifica Partners I, L.P., and Cambria Investment Partnership, L.P. ("Cambria"). Pacifica Partners I is a $500 million collateralized loan obligation fund which we launched in August 1998. Pacifica Partners I's assets consist of approximately $400 million in nationally syndicated bank loans and approximately $100 million in high yield bonds. We had net cash of $51.3 million invested in the subordinated and equity interests of Pacifica Partners at March 31, 2001. We also had, at March 31, 2001, $6.0 million invested in Cambria, which is a hedge fund that invests in syndicated bank loans. For the quarters ended March 31, 2001 and 2000, ICAM or another affiliated entity generated management fee revenues of $22,000 and $96,000, respectively, from managing Cambria and $756,000 and $766,000, respectively, from managing Pacifica Partners I.

                            SELECTED FINANCIAL DATA

  The following table sets forth certain selected financial information of the Company for, and as of the end of, each of the periods presented. The selected historical financial information for the fiscal years ended December 31, 2000, 1999 and 1998 should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the Company's audited consolidated financial statements contained therein. The selected historical financial information for the quarter ended March 31, 2000 should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. The selected historical financial information provided below is not necessarily indicative of future results of operations or financial performance for the Company.

                          Three Months Ended            Fiscal Year Ended
                               March 31,                   December 31,
                         ----------------------  ----------------------------------
                            2001        2000        2000        1999        1998
                         ----------  ----------  ----------  ----------  ----------
                                             (in thousands)
Income Statement Data:
Interest income......... $   48,606  $   53,360  $  224,825  $  207,438  $  235,840
Interest expense........     34,030      32,253     140,213     121,607     123,106
Provision for loan and
 lease losses...........      4,625      24,019     180,975      35,340      15,450
Fee and other income
 (loss).................      6,093      10,463      50,636      68,559     (81,101)
Non-interest expense....     16,118      34,863     112,434     126,600     120,836
Loss from continuing
 operations before
 provision for taxes on
 income, minority
 interests and
 extraordinary items....        (74)    (27,312)   (158,161)     (7,550)   (104,653)
Income taxes............        --      (10,835)      2,356      (3,074)    (44,064)
Minority interest in
 income (loss) of
 consolidated
 subsidiaries...........         32         393       1,125       1,474      (1,464)
Provision for
 extraordinary items....        618         947       3,534       4,021         --
Net income (loss)....... $      312  $  (15,923) $ (163,326) $   (2,828) $  (73,633)

Balance Sheet Data:
Total assets............ $2,056,493  $2,288,326  $2,127,577  $2,201,615  $2,417,183
Deposits................  1,623,657   1,681,261   1,632,704   1,614,758   1,714,252
Other liabilities.......    392,764     419,523     455,431     381,477     469,410
Shareholders' equity....     40,072     187,542      39,442     205,380     233,521

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The unaudited consolidated pro forma financial data presented below has been prepared to illustrate the intended effects of the Exchange Offer and the other elements of the Recapitalization Transactions, other than the proposed issuance and sale of $10.0 million or more in aggregate principal amount of Convertible Subordinated Debt, as of the date and for the period indicated. See "Exchange Circular and Consent Solicitation Summary--Our Recapitalization Plan" for a description of the Recapitalization Transactions provided for in the Recapitalization Agreement. The pro forma information is based on the unaudited historical consolidated balance sheet and income statement information of the Company at March 31, 2001 and for the three months then ended presented below, as adjusted to reflect the Exchange Offer. The pro forma information is based on certain assumptions, including an assumption (for illustrative purposes only) that 100% of the outstanding Old Notes are tendered and exchanged in the Exchange Offer. The unaudited pro forma income statement presents the pro forma operations of the Company assuming the Exchange Offer was consummated on January 1, 2001. As a result of the current trading discount on the Old Notes, the Exchange Offer will be accounted for in accordance with Statement of Financial Accounting Standards No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings" ("FAS No. 15"). Under FAS No. 15, the Company will establish a total liability relating to the Exchange Notes equal to the aggregate principal amount of the Exchange Notes plus all interest payable over the term of the Exchange Notes less any discount or plus any premium on the Exchange Notes, while the current book values of the Old Notes are removed.

  The actual results of the Exchange Offer could differ materially from those reflected in the unaudited pro forma capitalization table, consolidated balance sheet and income statement presented below. The following information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 10, 2001, and by the indicated notes to the following pro forma information.

                          [Table on following page.]

Unaudited Pro Forma Capitalization Table

                                                          Unaudited
                                                      At March 31, 2001
                                                      -------------------
                                                       Actual   Pro Forma
                                                      --------  ---------
                                                        (In thousands)
12% Senior Secured Notes due April 20, 2002.......... $ 16,200  $ 16,200
Long term debt:
  9.75% Senior Notes due January 15, 2004............   10,826       --  (1)
  9.875% Senior Notes due January 15, 2007...........  165,939       --  (1)
  10.25% Resettable Rate Debentures, Series B due
   January 15, 2007..................................   41,035       --  (1)
  12% Senior Secured Notes due June 30, 2005.........      --    207,084 (1)(2)
Shareholders' Equity:
  Preferred stock, 8,000,000 shares authorized; none
   issued or outstanding.............................      --        --
  Common stock, no par value. Authorized 80,000,000
   shares; 32,096,361 (actual) and 41,136,361 (pro
   forma) shares issued and outstanding at March 31,
   2001, respectively................................   97,778   111,679 (3)
  Accumulated deficit................................  (64,577)  (64,577)(4)
  Shares held in deferred executive compensation
   plan..............................................    5,635     5,635
  Unrealized gain on securities available for sale,
   net...............................................    1,236     1,236
                                                      --------  --------
    Total Shareholders' Equity.......................   40,072    53,973
                                                      --------  --------
    Total Capitalization............................. $274,072  $277,257
                                                      ========  ========

--------
(1) Reflects the exchange of all outstanding Old Notes as part of the Exchange Offer.

(2) Reflects the issuance of $146.2 million of Exchange Notes, the accrual of $70.2 million of interest expense on the Exchange Notes over the stated term, and the establishment of a $9.2 million discount equal to the deferred loss on the Exchange Offer.

(3) Reflects the increase to shareholders' equity as a result of issuing 2.0 million shares of Common Stock with an estimated value of $1.00 per share, issuing 7.0 million Debt Exchange Warrants with an estimated value of $0.69 per Debt Exchange Warrant, and issuing 7.0 million shares of Common Stock with an estimated value of $1.00 per share.

(4) Does not consider the reversal of $25.4 million of the deferred tax valuation allowance as a result of the realization of a taxable gain on the exchange of notes in the Exchange Offer for income tax purposes. The ultimate realization of the deferred tax asset for accounting purposes is subject to several variables, including the ability of the Company to generate taxable income in the future. The Company has reported operating losses during the previous three years.

Unaudited Pro Forma Balance Sheet

                                                                     Unaudited
                                          Unaudited    Exchange      Pro Forma
                                          March 31,      Offer       March 31,
                                             2001     Adjustments       2001
                                          ----------  -----------    ----------
                                           (In thousands, except per share
                                                        data)
                 ASSETS
                 ------

Cash and interest bearing deposits......  $  153,690         --      $  153,690
Securities..............................     170,763         --         170,763
Loans, net..............................   1,575,655      (2,572)(1)  1,573,083
Real property...........................      38,694         --          38,694
Retained interest in loan and lease
 securitizations........................       3,635         --           3,635
Other real estate owned and other
 repossessed assets, net................      13,332         --          13,332
Goodwill................................      31,645         --          31,645
Other assets............................      57,510       9,306 (2)     66,816
Net assets of discontinued operations...      11,569         --          11,569
                                          ----------   ---------     ----------
    Total assets........................  $2,056,493   $   6,734     $2,063,227
                                          ==========   =========     ==========

  LIABILITIES AND SHAREHOLDERS' EQUITY
  ------------------------------------

Deposits................................  $1,623,657         --      $1,623,657
Borrowings from Federal Home Loan Bank..      50,000         --          50,000
Other borrowings........................      34,978         --          34,978
Senior Secured Notes....................      16,200         --          16,200
Company obligated mandatorily redeemable
 preferred securities of subsidiary
 trust holding solely Company debentures
 ("ROPES")..............................      41,035     (41,035)(3)        --
Senior Notes Outstanding................     176,871    (176,871)(3)        --
Discount on Senior Notes................        (106)        106 (3)        --
                                          ----------   ---------     ----------
Senior Notes............................     176,765    (176,765)           --
Exchange Notes..........................         --      207,084 (4)    207,084
Income taxes payable....................      20,507         --          20,507
Goodwill................................      22,103         --          22,103
Other liabilities.......................      31,176       3,549 (5)     34,725
                                          ----------   ---------     ----------
    Total liabilities...................   2,016,421      (7,167)     2,009,254
                                          ----------   ---------     ----------
Shareholders' equity:
  Preferred stock, 8,000,000 shares
   authorized; none issued or
   outstanding..........................         --          --             --
  Common stock, no par value. Authorized
   80,000,000 shares; 32,096,361 issued
   and outstanding at March 31, 2001....      97,778      13,901 (6)    111,679
  Retained deficit......................     (64,577)        --  (7)    (64,577)
  Shares held in deferred executive
   compensation plan....................       5,635         --           5,635
  Unrealized gain on securities
   available for sale, net..............       1,236         --           1,236
                                          ----------   ---------     ----------
    Total shareholders' equity..........      40,072      13,901         53,973
                                          ----------   ---------     ----------
    Total liabilities and shareholders'
     equity.............................  $2,056,493   $   6,734     $2,063,227
                                          ==========   =========     ==========
Total shares outstanding................      32,096       9,040 (8)     41,136
Book value per share....................  $     1.25                 $     1.31

--------
(1) Reflects an additional $2.6 million that will become available to the Company upon consummation of the Exchange Offer as a result of a related agreement between the Company and IC.

(2) Reflects the increase in deferred bond issue costs as a result of incurring $6.1 million in offering expenses, and $7.0 million of costs, representing 7.0 million shares of Common Stock at an estimated value of $1.00 per share, in connection with the required issuance of the Signatory Debtholder Shares as provided in the Recapitalization Agreement; and the write off of $3.9 million of deferred bond issue costs related to the Old Notes.

(3) Reflects the exchange of all outstanding Old Notes as part of the Exchange Offer.

(4) Reflects the issuance of $146.2 million of Exchange Notes, the accrual of $70.2 million of interest expense on the Exchange Notes over the stated term and the establishment of a $9.2 million discount equal to the deferred loss on the Exchange Offer.

(5) Reflects the accrual of $3.5 million of offering expenses payable in connection with the completion of the Exchange Offer.

(6) Reflects the increase to shareholders' equity as a result of issuing 2.0 million shares of Common Stock with an estimated value of $1.00 per share, issuing 7.0 million Debt Exchange Warrants with an estimated value of $0.69 per Debt Exchange Warrant, and issuing 7.0 million shares of Common Stock with an estimated value of $1.00 per share.

(7) Does not consider the reversal of $25.4 million of the deferred tax valuation allowance as a result of the realization of a taxable gain on the exchange of Old Notes in the Exchange Offer for income tax purposes. The ultimate realization of the deferred tax asset for accounting purposes is subject to several variables, including the ability of the Company to generate taxable income in the future. The Company has reported operating losses during the previous three years.

(8) Reflects the increase to common shares outstanding as a result of issuing
    7.0 million shares of Common Stock at an estimated value of $1.00 per share in connection with the required issuance of the Signatory Debtholder Shares and issuing 2.0 million shares of Common Stock with an estimated value of $1.00 per share to the holders of the Old Notes surrendered in the Exchange Offer.

Unaudited Pro Forma Income Statement

                                                                     Unaudited
                                         Unaudited                   Pro Forma
                                       Quarter Ended               Quarter Ended
                                         March 31,    Pro Forma      March 31,
                                           2001      Adjustments       2001
                                       ------------- -----------   -------------
                                        (In thousands, except per share data)
Total interest income................     $48,606          --         $48,606
Total interest expense...............      34,030      $(4,341)(1)     29,689
                                          -------      -------        -------
Net interest income..................      14,576        4,341         18,917
Provision for loan and lease losses..       4,625          --           4,625
                                          -------      -------        -------
Net interest income after provision
 for loan and lease losses...........       9,951        4,341         14,292
    Total fee and other income.......       6,093          --           6,093
Noninterest Expenses:
  Personnel expense..................       6,826          --           6,826
  Occupancy expense..................       1,034          --           1,034
  Legal, professional and collection
   expense...........................       3,161          --           3,161
  Other expenses.....................       5,097          --           5,097
                                          -------      -------        -------
Noninterest expenses.................      16,118          --          16,118
(Loss) income from continuing
 operations before income taxes,
 minority interest and extraordinary
 item................................         (74)       4,341          4,267
Income taxes.........................         --           --             --
Minority interest in income of
 consolidated subsidiaries...........          32          --              32
                                          -------      -------        -------
(Loss) income from continuing
 operations..........................        (106)       4,341          4,235
Operating losses from discontinued
 operations of AMN, net of income
 taxes...............................        (200)         --            (200)
                                          -------      -------        -------
(Loss) income before extraordinary
 item................................        (306)       4,341          4,035
Extraordinary item--gain on early
 extinguishment of debt, net of
 income taxes........................         618          --             618
                                          -------      -------        -------
Net income...........................     $   312      $ 4,341        $ 4,653
                                          =======      =======        =======
Ending shares outstanding............      32,096        9,040 (2)     41,136
Income per share.....................     $  0.01                     $  0.11

--------
(1) Reflects a reduction of interest expense of $5.5 million and the elimination of amortization of deferred bond issue costs of $259,000 for the Old Notes. No cash interest expense is reflected on the Exchange Notes for the three months ended March 31, 2001, as the Exchange Offer will be accounted for by the Company in accordance with FAS No. 15. Under FAS No. 15, all interest payments made to the holders of Exchange Notes will be reflected as reductions of the outstanding principal balance of Exchange Notes on the Company's balance sheet. However, the pro forma results for the three months ended March 31, 2001 includes interest expense on the Exchange Notes related to the amortization of bond issue costs and discount of $1.4 million.

(2) Reflects an increase to shares of Common Stock outstanding as a result of issuing 7.0 million shares of Common Stock in connection with the required issuance of the Signatory Debtholder Shares and issuing 2.0 million shares of Common Stock to the holders of the Old Notes surrendered in the Exchange Offer.

                  THE EXCHANGE OFFER AND CONSENT SOLICITATION

Principal Terms of the Exchange Offer and Consent Solicitation

  The Exchange Offer. Upon the terms and subject to the conditions set forth in this Exchange Circular and Consent Solicitation and the accompanying Consent and Letter of Transmittal, the Company is offering to exchange a principal amount of the Exchange Notes, Common Stock and Debt Exchange Warrants, determined as described herein, for each $1,000 principal or liquidation amount of the Old Notes properly tendered for exchange.

  Each Holder exchanging Old Notes for New Securities pursuant hereto will receive, in exchange for each $1,000 in aggregate principal or liquidation amount of Old Notes exchanged: (i) Exchange Notes in a principal amount (rounded to the nearest cent, with one-half cent rounded upwards) equal to (a) the principal or liquidation amount of Old Notes tendered multiplied by (b) the applicable Old Note Exchange Multiple (as defined herein); (ii) 13.684163 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock to be received rounded to the nearest whole share, with one-half share being rounded upwards); and (iii) Debt Exchange Warrants to purchase
47.894572 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock that may be purchased upon exercise of the Debt Exchange Warrants rounded to the nearest whole share, with one-half share being rounded upwards). Exchange Notes will only be issued in denominations of $1,000 or integral multiples thereof. Any fractional portion of Exchange Notes that would otherwise be issuable will be paid in cash on the Exchange Date. All calculations will be made in accordance with standard market practice. For a comparison of the Old Notes and the Exchange Notes to be received in exchange therefor in the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary--Comparison of Old Notes and Exchange Notes," and for a description of each of the New Securities to be received in connection with the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary-- The New Securities" and "Description of New Securities."

  The Consent Solicitation. Concurrently with the Exchange Offer, the Company is also soliciting the Old Notes Consents to the Old Notes Amendments from the Holders of Old Senior Notes and ROPES. Pursuant to the terms of the Existing Indentures, the Old Notes Amendments require the written consent of the Holders of not less than a majority in aggregate principal amount outstanding of each of the Old Senior Notes and the ROPES.

  Holders of Old Senior Notes and ROPES may not deliver Old Notes Consents without tendering Old Senior Notes and ROPES in the Exchange Offer. Conversely, they may not tender Old Senior Notes and ROPES without delivering related Old Notes Consents. Therefore, the tender of any Old Senior Notes and ROPES will be deemed to constitute the giving of related Old Notes Consents.

  To provide the Old Notes Consents to effectuate the Old Notes Amendments, Holders of Old Senior Notes and ROPES must tender their Old Senior Notes and ROPES on or prior to 5:00 p.m., New York City time, on the Expiration Date, and deliver a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof) or an Agent's Message (as defined below), and any other documents required by the instructions to such Consent and Letter of Transmittal. The Old Notes Amendments will eliminate certain restrictive covenants in the Existing Indentures.

  For the Old Notes Amendments to become operative, we must (i) receive the Required Consents and (ii) exchange all Old Senior Notes and ROPES that are tendered and not withdrawn in the Exchange Offer. If the Old Notes Amendments become operative, each Holder of Old Senior Notes and ROPES will be bound by the Old Notes Amendments even though such Holder has not delivered its Old Notes Consents. Therefore, consummation of the Exchange Offer and adoption of the Old Notes Amendments may have adverse consequences for Holders of Old Senior Notes and ROPES who elect not to tender in the Exchange Offer. See "Risk Factors."

Conditions to the Exchange Offer and Consent Solicitation

  Notwithstanding any other provisions of the Exchange Offer and Consent Solicitation or any extension of the Exchange Offer and Consent Solicitation, the Company will not be required to issue New Securities or complete the Consent Solicitation and may terminate the Exchange Offer and Consent Solicitation by written notice to the Exchange Agent, or, at its option, modify or otherwise amend the terms of the Exchange Offer and/or amend the terms of the Consent Solicitation, if any of the following conditions has not been satisfied on or prior to the Expiration Date:

  (a) we shall have obtained the Shareholder Consents (or obtained NASD approval of our reliance on an exception to the applicable NASD rule requiring the Shareholder Consents, or such rule shall not otherwise apply to us);

  (b) no action shall have been taken or threatened, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall exist or be promulgated, enacted, entered, enforced or deemed applicable to the Consent Solicitation or the Exchange Offer or the exchange of Old Notes for New Securities (the "Exchange") pursuant to the Exchange Offer and Consent Solicitation, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, that: (i) challenges the making of the Consent Solicitation, the Exchange Offer or the Exchange, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Consent Solicitation, the Exchange Offer or the Exchange, might make ownership or enforcement of any of the New Securities unlawful, or might otherwise adversely affect in any material manner the Consent Solicitation, the Exchange Offer or the Exchange; or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities, or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Consent Solicitation, the Exchange Offer or the Exchange to the Company or might be material to Holders of Old Notes in deciding whether to grant the Old Notes Consents or accept such Exchange Offer;

  (c) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay the Consent Solicitation, the Exchange Offer or the Exchange or that would, or is reasonably likely to, materially impair the contemplated benefits of the Consent Solicitation, the Exchange Offer or the Exchange to the Company or might be material to Holders of Old Notes in deciding whether to grant the Old Notes Consents or accept such Exchange Offer;

  (d) there shall not have occurred: (i) any material adverse change in the market price of the Old Notes; (ii) a material impairment in the general trading market for debt securities; (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory); (iv) a commencement or escalation of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States; (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; (vi) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer and Consent Solicitation, a material acceleration or worsening thereof; or (vii) any general suspension of or limitation on trading in securities on the Nasdaq or on the over-the-counter market (whether or not mandatory);

  (e) we shall have obtained all consents, approvals, waivers or amendments from third parties necessary to permit the consummation of the Exchange Offer and the Consent Solicitation; and

  (f) the New Trustee shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, the Consent Solicitation, the Exchange Offer or the Exchange nor shall the New Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company or in making the Consent Solicitation, the Exchange Offer or the Exchange.

  If any of the foregoing conditions are not satisfied, the Company may: (i) terminate the Exchange Offer and Consent Solicitation and return all Old Notes and Old Notes Consents to the Holders who tendered them; (ii) amend or modify the Exchange Offer and Consent Solicitation at its option; (iii) extend the Exchange Offer and Consent Solicitation and retain all tendered Old Notes and delivered Old Notes Consents until the expiration of the Exchange Offer and Consent Solicitation, as extended, subject, however, to the withdrawal and revocation rights of Holders, see "--Withdrawal Rights; Revocation of Consents" and "--Expiration Date; Extensions; Termination; Amendments;" or
(iv) waive any of the conditions with respect to such Exchange Offer and Consent Solicitation and accept all Old Notes and Old Notes Consents tendered or delivered therein. The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

Expiration Date; Extensions; Termination; Amendments

  The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on June 22, 2001, unless extended by the Company as provided herein. If the Exchange Offer and Consent Solicitation are extended, the term "Expiration Date" with respect to such extended Exchange Offer and Consent Solicitation shall mean the time and date on which the Exchange Offer and Consent Solicitation, as so extended, shall expire.

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to: (i) extend the Exchange Offer and Consent Solicitation on a daily or other basis for such period or periods as it may determine in its sole discretion from time to time and retain all the Old Notes and Old Notes Consents tendered pursuant to the Exchange Offer and Consent Solicitation until the expiration of the Exchange Offer and Consent Solicitation, subject, however, to the withdrawal and revocation rights of Holders as provided in "-- Withdrawal Rights; Revocation of Consents;" (ii) terminate the Exchange Offer and Consent Solicitation and return any Old Notes tendered for exchange or Old Notes Consents delivered for any reason or if any of the conditions specified in "--Conditions to the Exchange Offer and Consent Solicitation" are not satisfied or waived; (iii) waive any condition to the Exchange Offer and Consent Solicitation and accept all Old Notes and Old Notes Consents tendered or delivered pursuant to the Exchange Offer and Consent Solicitation; and (iv) amend or modify the terms of the Exchange Offer and Consent Solicitation.

  During any extension of the Exchange Offer and Consent Solicitation, (i) all Old Notes previously tendered and not accepted for exchange will remain subject to the Exchange Offer and may, subject to the terms of the Exchange Offer, be accepted for exchange by the Company and (ii) all Old Notes Consents delivered will remain effective, unless revoked, as permitted.

  Any waiver or amendment applicable to the Exchange Offer and Consent Solicitation will apply to all Old Junior Notes, Old Senior Notes or ROPES tendered, respectively, and the related Old Notes Consents delivered, regardless of when or in what order such Old Junior Notes, Old Senior Notes or ROPES and the related Old Notes Consents were tendered or delivered, respectively.

  Any extension, termination or amendment will be followed as promptly as practicable by a public announcement and written notification to the Exchange Agent. In the case of any extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer and Consent Solicitation. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by release to the Dow Jones News Service or otherwise as required by law. In the event of any extension of the Exchange Offer and Consent Solicitation, all Old Notes and Old Notes Consents tendered and delivered pursuant to the Exchange Offer and Consent Solicitation and not subsequently withdrawn, will remain subject to, and Holders will continue to have withdrawal and revocation rights until the expiration of, the Exchange Offer and Consent Solicitation.

Acceptance of Old Notes Tendered for Exchange; Delivery of New Securities; Accrued Interest on Old Notes and Cash Payment of Any Fractional Portion of Exchange Notes

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Old Notes validly tendered and not withdrawn by accepting such Old Notes for exchange and in consideration thereof will issue New Securities in an amount determined in the manner described herein. See "-- Calculations and Payment." New Securities will be delivered on the Exchange Date. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Old Notes and delivering New Securities to such Holders. In all cases, Old Notes will be accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of certificates representing Old Notes (or confirmation of a book-entry transfer), a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof or satisfaction of DTC's ATOP procedures) and any other documents required thereby.

  Exchange Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering Holder or the tendering Holder's Custodian. Accordingly, a Holder who tenders Old Notes must specify on the Consent and Letter of Transmittal the DTC Participant to which Exchange Notes should be delivered and all necessary account information to effect such delivery. Failure to provide such information will render such Holder's tender defective and the Company will have the right, which it may waive, to reject such tender.

  The Exchange Agent will act as agent for the validly tendering Holders of Old Notes for the purposes of receiving Common Stock and Debt Exchange Warrants and transmitting such securities to such Holders. The Company and the Exchange Agent shall not incur any liability for delivering Exchange Notes, Common Stock and Debt Exchange Warrants in accordance with any instructions provided by a tendering Holder.

  The Company will be deemed to have accepted for exchange tendered Old Notes as, if, and when the Company gives written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange. Old Notes accepted for exchange by the Company will be canceled.

  If Old Notes in a principal amount in excess of the principal amount indicated as being tendered on the Consent and Letter of Transmittal are submitted, an Old Note in a principal amount equal to the excess principal amount over the amount indicated as tendered in the Consent and Letter of Transmittal will be issued to the tendering Holder or the tendering Holder's Custodian, at the Company's expense, in the same form in which such security was tendered, as promptly as practicable following the expiration or termination of the Exchange Offer. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old Notes will be returned, at the Company's expense, to the tendering Holder or the tendering Holder's Custodian thereof, as promptly as practicable following the expiration or termination of the Exchange Offer.

  Accrued interest on Old Notes exchanged pursuant to the Exchange Offer and any amount in cash resulting from any fractional portion of Exchange Notes will be paid by the Company to DTC's nominee on the Exchange Date. DTC has advised the Company that, upon receipt of such payments, it will immediately credit the accounts of its participating organizations ("Participants") with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the global securities ("Global Securities") representing Exchange Notes issued upon exchange of Old Notes as shown on the records of DTC. Payments by Participants and others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants") to owners of beneficial interests in the Global Securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants or Indirect Participants.

Procedures for Tendering Old Notes and Delivering Old Notes Consents

  General. Holders of Old Senior Notes or ROPES may not deliver Old Notes Consents without tendering their Old Senior Notes or ROPES. Conversely, they may not tender Old Senior Notes or ROPES without delivering related Old Notes Consents. Therefore, the tender of any Old Senior Notes or ROPES will be deemed to constitute the giving of the related Old Notes Consents.

  To provide the Old Notes Consents to the Old Notes Amendments and exchange their Old Notes for New Securities, Holders of Old Senior Notes or ROPES must tender their Old Senior Notes or ROPES and a properly completed and duly executed Consent and Letter of Transmittal to the Exchange Agent on or prior to 5:00 p.m., New York City time, on the Expiration Date, in accordance with the procedures set forth below. A defective tender of Old Senior Notes or ROPES may, in the sole discretion of the Company, constitute a valid Old Notes Consent to the Old Notes Amendments and be counted for purposes of determining whether the Required Consents have been obtained therefor even if the accompanying Old Senior Notes or ROPES, if any, are not accepted for exchange by reason of such defect.

  Minimum Denominations. A Holder may tender less than all Old Notes held by such Holder. However, Old Notes may be tendered only in multiples of $1,000 of principal or liquidation amount.

  The procedures by which Old Notes may be tendered and Old Notes Consents may be delivered by beneficial owners that are not Holders will depend on the manner in which the Old Notes are held.

  Tender of Old Notes Held in Physical Form. To tender Old Notes held in physical form and to concurrently deliver an Old Notes Consent, as applicable, a Holder must: (i) complete (including provision of the required information regarding delivery of Exchange Notes through DTC) and sign the Consent and Letter of Transmittal in accordance with the instructions set forth therein; and (ii) deliver the properly completed and executed Consent and Letter of Transmittal (or a manually signed facsimile thereof) together with any other documents required by the Consent and Letter of Transmittal, and the Old Notes in physical form to the Exchange Agent at the address set forth herein under "Available Information" prior to the Expiration Date. A Holder who desires to tender Old Notes and deliver an Old Notes Consent, as applicable, and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Old Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below. See "--Guaranteed Delivery Procedures."

  If the Old Notes are registered in the name of a person other than the signer of a Consent and Letter of Transmittal, then, in order validly to tender such Old Notes pursuant to the Exchange Offer and deliver an Old Notes Consent, the Old Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as the name or names of such registered Holder or Holders appear on the Old Notes, with the signature(s) on the Old Notes or instruments of transfer guaranteed as provided below. In addition, such Consent and Letter of Transmittal must be accompanied by the proxy of such registered Holder or Holders, since only registered Holders are entitled to deliver Old Notes Consents to the Old Notes Amendments.

  Tender of Old Notes Held Through a Custodian. To tender Old Notes held by a Custodian and to concurrently deliver an Old Notes Consent, as applicable, the beneficial owner of the Old Notes must contact the Custodian and direct the Custodian to tender such Old Notes and deliver Old Notes Consents, as applicable, in accordance with the procedures set forth herein and in the Consent and Letter of Transmittal. If the Custodian holds such Old Notes in physical form, the Custodian must follow the procedure set forth above under "Procedures for Tendering Old Notes and Delivering Old Notes Consents--Tender of Old Notes Held in Physical Form." If the Custodian holds such Old Notes in book-entry form through DTC (the "Book-Entry Transfer Facility"), to tender such Old Notes the Custodian must effect a book-entry transfer (a "Book-Entry Confirmation") of all Old Notes to be tendered to the Exchange Agent's account at the Book-Entry Transfer Facility prior to the Expiration Date.

  Tender of Old Notes Held Through DTC. The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP. Accordingly, DTC Participants may electronically transmit their acceptance of the Exchange Offer and Consent Solicitation by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined below) to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC Participant tendering Old Notes which are the subject of such Book-Entry Confirmation, that such DTC Participant has received and agrees to be bound by the terms of the Consent and Letter of Transmittal and that the Company may enforce such agreement against such DTC Participant. In the case of an Agent's Message relating to a guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the DTC Participant tendering Old Notes that such DTC Participant has received and agrees to be bound by the Notice of Guaranteed Delivery (as described below under "--Guaranteed Delivery Procedures"). Holders desiring to tender Old Notes on the Expiration Date should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on that date.

  Book-Entry Delivery Procedures. The Exchange Agent will make available its general participant account for the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer and Consent Solicitation. Any financial institution that is a participant in the Book-Entry Transfer Facility may make a book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer Old Notes to the Exchange Agent's account prior to the Expiration Date. Delivery of a Consent and Letter of Transmittal to a Book-Entry Transfer Facility will not constitute valid delivery to the Exchange Agent.

  Determination of Validity; Rejection of Old Notes and Old Notes Consents; No Obligation to Give Notice of Defects. All questions as to the principal amount of Old Notes to be accepted, the validity, form, eligibility (including the time of receipt) and acceptance of Old Notes or Old Notes Consents pursuant to the procedures described herein and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tendered Old Notes or Old Notes Consents determined by it not to be in proper form or the acceptance of which may be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer and Consent Solicitation and any defect or irregularity in the tender of any particular Old Notes or delivery of any Old Notes Consents. The Company's interpretation of the terms and conditions of the Exchange Offer and Consent Solicitation shall be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defects or irregularities in such tenders of Old Notes or deliveries of Old Notes Consents or will incur any liabilities for failure to give such notification.

  Consents and Letters of Transmittal and Old Notes must be sent only to the Exchange Agent. Do not send Consents and Letters of Transmittal or Old Notes to the Company, the New Trustee, the Financial Advisor or the Information Agent. The method of delivery of Old Notes and the Consent and Letter of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Old Notes and delivering the Consent and Letter of Transmittal and, except as otherwise provided in the Consent and Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or prior to such date.

  Any Holder whose Old Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the Existing Trustees, as trustees for the Old Junior Notes, the Old Senior Notes and the ROPES. In order for a tendering Holder to be assured of participating in an Exchange Offer, such Holder must tender Old Notes in accordance with the procedures set forth herein and in the Consent and Letter of Transmittal prior to the Expiration Date.

Proper Execution and Delivery of Consent and Letter of Transmittal

  In general, all signatures on a Consent and Letter of Transmittal or a notice of withdrawal or revocation must be guaranteed by a Medallion Signature Guarantor (as defined in the Consent and Letter of Transmittal). Such signatures, however, need not be guaranteed if: (a) the Consent and Letter of Transmittal is signed by the Holder of the Old Notes tendered thereby or by a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the Holder of the Old Notes tendered thereby and such Holder has not completed the portion entitled "Special Delivery Instructions" on the Consent and Letter of Transmittal; or (b) such Old Notes tendered and Old Notes Consents delivered are for the account of an Eligible Institution (as such term is defined in the Consent and Letter of Transmittal).

  If the Consent and Letter of Transmittal is signed by the Holder of the Old Notes tendered thereby or a participant in the Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Notes tendered thereby, the signature must correspond with the name as written on the face of the Old Notes or on the security position listing, respectively, without any change whatsoever. If any of the Old Notes tendered thereby are held by two or more holders, all such Holders must sign the Consent and Letter of Transmittal. If any of the Old Notes tendered thereby are registered in different names on different Old Notes, it will be necessary to complete, sign and submit as many separate Consents and Letters of Transmittal as there are different registrations.

  If the Consent and Letter of Transmittal is signed by a person other than the Holder of the Old Notes tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Notes tendered thereby, the Old Notes must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name of the Holder appears on the face of the Old Notes or on the security position listing with respect thereto. If the Consent and Letter of Transmittal or any Old Notes or Old Notes Consent, proxy or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted.

  Exchange Notes will be delivered only in book-entry form through DTC and only to the DTC account of the Holder or the Holder's Custodian. If Old Notes not tendered or not exchanged are to be delivered to a person other than the Holder of the Old Notes tendered, or to an address other than that of the Holder of the Old Notes tendered, such Holder should indicate in the portion of the Consent and Letter of Transmittal entitled "Special Delivery Instructions" the person and/or address to which such Old Notes are to be delivered. If Old Notes not tendered or not exchanged are to be issued to a person other than the Holder of the Old Notes tendered, the employer identification or social security number of the person to whom issuance is to be made must be indicated on the Consent and Letter of Transmittal. If Old Notes not tendered or not exchanged are to be issued to a person other than the Holder of the Old Notes tendered, the Old Notes must be endorsed or accompanied by appropriate instruments of transfer signed exactly as the name of the Holder appears on the face of the Old Notes or the security position listing with respect thereto, with the signature on the certificates or instruments of transfer guaranteed by an Eligible Institution (as such term is defined in the Consent and Letter of Transmittal). If no such instructions are given, any Old Notes not tendered or exchanged will be delivered to the Holder of the Old Notes tendered.

  Because Exchange Notes, accrued interest on the Old Notes and any fractional portion of Exchange Notes paid in cash will be delivered only in book-entry form through DTC, a Holder who tenders Old Notes must specify on the Consent and Letter of Transmittal the DTC Participant to which Exchange Notes, accrued interest on the Old Notes and any fractional portion of Exchange Notes paid in cash should be delivered and all necessary account information to effect such delivery. Such DTC Participant must be either the Holder or a Custodian for the Holder. Failure to provide such information will render such Holder's tender defective and the Company will have the right, which it may waive, to reject such tender. Holders who anticipate tendering other than through DTC are urged to contact promptly a Custodian (that has the capability to hold securities through DTC) to arrange for receipt of any Exchange Notes and accrued interest on the Old Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the account information table in the Consent and Letter of Transmittal.

  No alternative, conditional, irregular or contingent tenders or deliveries will be accepted. By executing the Consent and Letter of Transmittal, the Holder of Old Notes waives any right to receive any notice of the acceptance for exchange of such Holder's Old Notes or acceptance of such Holder's Old Notes Consents, except as otherwise provided herein.

  All questions as to the validity, form, eligibility (including time of receipt), and acceptance of tendered Old Notes and delivered Old Notes Consents will be determined by the Company, whose determination shall be conclusive and binding. The Company reserves the absolute right, in its sole discretion, to reject any or all tenders or deliveries that are not in proper form or the acceptance of which may be, in the opinion of counsel for the Company, unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any condition of the Exchange Offer and Consent Solicitation as set forth under "--Conditions to the Exchange Offer and Consent Solicitation" and any irregularities or conditions of tender or delivery as to particular Old Notes or Old Notes Consents, as the case may be. The Company's interpretation of the terms and conditions of the Exchange Offer and Consent Solicitation (including the instructions in the Consent and Letter of Transmittal) shall be conclusive and binding.

  Unless waived, any irregularities in connection with tenders must be cured within such time as the Company may determine. The Company, the Information Agent and the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liability for any failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the Holder, unless otherwise provided in the Consent and Letter of Transmittal, promptly following the Expiration Date. See "-- Procedures For Tendering Old Notes and Delivering Old Notes Consents."

Guaranteed Delivery Procedures

  If a Holder of Old Notes wishes to tender Old Notes and deliver Old Notes Consents and time will not permit such Holder's Old Notes, Old Notes Consents or other required documents to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender and delivery may nonetheless be effected if (i) the tender and delivery is made through an Eligible Institution (as such term is defined in the Consent and Letter of Transmittal), (ii) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three Nasdaq trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, and any other documents required by the Consent and Letter of Transmittal are deposited by the Eligible Institution within three Nasdaq trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights; Revocation of Consents

  Old Notes Consents may be revoked at any time prior to the Expiration Date by delivery of a written notice of revocation in accordance with the following procedures. In order to be effective, a notice of revocation of an Old Notes Consent must (i) contain the name of the person who delivered the Old Notes Consent, a description of the Old Notes to which it relates, the certificate number or numbers to which it relates and the aggregate principal or liquidation amount represented by such Old Notes, (ii) be signed by the registered holder thereof and (iii) be received prior to 5:00 p.m., New York City time, on the Expiration Date by the Exchange Agent at one of its addresses set forth herein under "Available Information." A purported notice of revocation that lacks any of the required information or is dispatched to an improper address will not be effective to revoke an Old Notes Consent previously given. Although, as described below, a withdrawal of a tender of Old Notes will render the related Old Notes Consent to the Old Notes Amendments defective with respect to such Old Notes so withdrawn, such a withdrawal will not, in and of itself, result in a revocation of such Old Notes Consent to the Old Notes Amendments. A revocation of an Old Notes Consent can only be accomplished in accordance with the foregoing procedures. No Holder may revoke an Old Notes Consent following the Expiration Date. Holders who have delivered Old Notes Consents in the Consent Solicitation will continue to have revocation rights following any extension of the Expiration Date until the rescheduled Expiration Date.

  Tendered Old Notes may be withdrawn by the Holder prior to the Expiration Date. A tendering Holder of Old Notes may withdraw the Old Notes tendered by providing a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at one of its addresses set forth herein under "Available Information," prior to the Expiration Date, which notice must specify the name of the person who tendered the Old Notes to be withdrawn (the "Depositor"), the name in which the Old Notes are registered (or, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Old Notes), if different from that of the Depositor, and the principal amount of Old Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Old Notes) to the Exchange Agent, then the name of the Holder and the certificate number or numbers relating to such Old Notes must also be furnished to the Exchange Agent as aforesaid prior to the physical release of the certificates for the withdrawn Old Notes (or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Old Notes). The notice of withdrawal must be signed by the Holder in the same manner as the Consent and Letter of Transmittal (including any required signature guarantees), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Old Notes.

  A purported notice of withdrawal that lacks any of the required information will not be an effective withdrawal of a tender previously made. Tenders may not be withdrawn after the Expiration Date. Holders who have tendered in the Exchange Offer will continue to have withdrawal rights following any extension of the Expiration Date until the rescheduled Expiration Date.

  Any permitted withdrawals of tenders of Old Notes may not be rescinded, any Old Notes so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer, and the Holder of Old Notes will be deemed to have rejected the Exchange Offer. However, withdrawn Old Notes may be re-tendered prior to the Expiration Date by following the procedures for tendering described above.

  A valid withdrawal of tendered Old Notes made prior to 5:00 p.m., New York City time, on the Expiration Date will render defective the accompanying Old Notes Consent to the Old Notes Amendments. A valid revocation of an Old Notes Consent made prior to the Expiration Date will render defective the tender of the related Old Notes in the Exchange Offer. In the event of such a withdrawal or revocation, the Company will have the right, which it may waive, to reject such defective tender of Old Notes or such defective Old Notes Consent, as the case may be, as invalid and ineffective.

  All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company in its sole discretion, whose determination will be conclusive and binding. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

Calculations and Payment

  Each Holder exchanging Old Notes for New Securities pursuant hereto will receive, in exchange for each $1,000 in aggregate principal or liquidation amount of Old Notes exchanged: (i) Exchange Notes in a principal amount (rounded to the nearest cent, with one-half cent rounded upwards) equal to (a) the principal or liquidation amount of Old Notes tendered multiplied by (b) the applicable Old Note Exchange Multiple (as defined herein); (ii) 13.684163 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock to be received rounded to the nearest whole share, with one-half share being rounded upwards); and (iii) Debt Exchange Warrants to purchase
47.894572 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock that may be purchased upon exercise of the Debt Exchange Warrants rounded to the nearest whole share, with one-half share being rounded upwards). Exchange Notes will only be issued in denominations of $1,000 or integral multiples thereof. Any fractional portion of Exchange Notes that would otherwise be issuable will be paid in cash on the Exchange Date. All calculations will be made in accordance with standard market practice. The Exchange Notes will bear interest at the rate of 12% per annum. For a comparison of the Old Notes and the Exchange Notes to be received in exchange therefor in the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary--Comparison of Old Notes and Exchange Notes," and for a description of each of the New Securities to be received in connection with the Exchange Offer, see "Exchange Circular and Consent Solicitation Summary-- The New Securities" and "Description of New Securities."

  In the event any dispute arises with respect to any calculation with respect to the Exchange Offer, the Company's determination shall be conclusive and binding absent manifest error.

Absence of Dissenters' Rights

  Holders of Old Notes do not have any appraisal or dissenters' rights under the California General Corporation Law or the Old Notes in connection with the Exchange Offer.

Transfer Taxes

  The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes pursuant to the Exchange Offer. Tendering Holders will not be required to pay such transfer taxes or any fees or commissions with respect to the acquisition of their Old Notes by the Company pursuant to the Exchange Offer. However, if a beneficial owner tenders through a Custodian, such beneficial owner may be required to pay fees or commissions to such institution. Moreover, if substitute Old Notes for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of, any person other than the Holder of Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Consent and Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer or sale of Old Notes to the Company pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other persons) shall be payable by the Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Consent and Letter of Transmittal, the amount of such transfer taxes will be billed directly to such Holder and/or withheld from any payments due with respect to the Old Notes tendered by such Holder.

Financial Advisor

  The Company has engaged Imperial Capital, LLC to act as Financial Advisor in connection with the Exchange Offer and Consent Solicitation. Any Holder who has questions concerning the terms of the Exchange Offer and Consent Solicitation or related tender procedures may contact the Financial Advisor at

150 South Rodeo Drive, Suite 100, Beverly Hills, California 90212, attention Jason Reese, Chris Shepard and Kristen Engle, or at the address set forth herein under "Available Information." The Financial Advisor has not been retained, and is not permitted, by us to solicit any exchange of Old Notes or to make any recommendation with respect to acceptance or rejection of the Exchange Offer and Consent Solicitation.

  The Company has agreed to pay the Financial Advisor a fee for its services and to reimburse the Financial Advisor for its reasonable out-of-pocket expenses, including certain reasonable fees and expenses of legal counsel.

Exchange Agent

  The Chase Manhattan Bank and Trust Company, National Association, has been appointed Exchange Agent for the Exchange Offer and Consent Solicitation. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses, including reasonable legal fees and expenses, in connection therewith. The Company has agreed to indemnify the Exchange Agent against certain liabilities, including certain liabilities under the Federal securities laws, in connection with the Exchange Offer and Consent Solicitation. Consents and Letters of Transmittal and all correspondence in connection with the Exchange Offer must be sent or delivered to the Exchange Agent at the address set forth herein under "Available Information."

Information Agent

  The Chase Manhattan Bank and Trust Company, National Association, has been appointed Information Agent for the Exchange Offer and Consent Solicitation.

  Any questions concerning the tender procedures or requests for assistance or additional copies of this Exchange Circular and Consent Solicitation or the Consents and Letters of Transmittal may be directed to the Information Agent at the address and telephone number set forth herein under "Available Information." Holders of Old Notes may also contact the Financial Advisor or their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

  The Company will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the expected material United States federal income tax consequences to owners of Old Notes (in the singular, "Old Note") of the receipt of the Exchange Notes, cash in lieu of fractional Exchange Notes, Common Stock, the Debt Exchange Warrants and cash in respect of accrued interest on the Old Notes pursuant to the Exchange Offer, and to Imperial Credit Industries, Inc. The following does not address the federal tax consequences of the Exchange Offer to subsequent purchasers of the Exchange Notes, Common Stock and Debt Exchange Warrants. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. The Company has not received and will not receive any rulings from the Internal Revenue Service (the "Service") with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the Service or a court would agree with the advice of the Company's counsel, upon which this summary is based. Moreover, there is no assurance that such counsel's advice will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Service.

  The following discussion does not consider the tax consequences of the receipt of the Exchange Notes, cash in lieu of fractional Exchange Notes, Common Stock, Debt Exchange Warrants and cash in respect of accrued interest on the Old Notes pursuant to the Exchange Offer under state, local and foreign law. Moreover, special considerations not described herein may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurances companies, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers.

  Due to the complexity of the Exchange Offer, the lack of directly applicable legal precedent, and the possibility of changes in applicable law, regulations and interpretations thereof, the tax consequences described herein are subject to significant uncertainties. EACH HOLDER IS STRONGLY URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF EXCHANGE NOTES, COMMON STOCK AND DEBT EXCHANGE WARRANTS PURSUANT TO THE EXCHANGE OFFER.

Tax Consequences to Old Notes Owners Who Receive Exchange Notes, Common Stock and Debt Exchange Warrants In Connection with the Exchange Offer

  Treatment of Exchange as Reorganization. The federal income tax consequences of the receipt of Exchange Notes, Common Stock and Debt Exchange Warrants to a Holder who tenders Old Notes in the Exchange Offer depends in part on whether the Old Notes and the Exchange Notes are treated as "securities" within the meaning of the Code provisions governing recapitalization and reorganization transactions. The term "securities" is not defined in the Internal Revenue Code or applicable regulations and has not been clearly defined by court decisions. The determination of whether an instrument constitutes a "security" for federal income tax purposes is based upon all the facts and circumstances including, but not limited to:

  . the term of the debt instrument;

  . the degree of participation and continuing interest in the business;

  . the extent of proprietary interest compared with the similarity of the note to a cash payment; and

  . the overall purpose of the advances to which an instrument relates.

  Although the determination of whether an instrument constitutes a "security" is based upon all of the facts and circumstances in a particular case, the term of the debt instrument is usually considered the most significant factor. In general, a bona fide debt instrument which has a term of ten years or more is likely to be classified as a "security," whereas a term of five years or less is normally considered too short to qualify. The Old Notes mature at least 10 years after issuance and are not secured by the assets of the Company. Based upon the terms of the

Old Notes and other relevant factors, the Old Notes should be classified as securities for purposes of the reorganization provisions of the Code, although this conclusion is not entirely free from doubt. The fact that the Exchange Notes have a maturity of four years, however, makes it likely that the Exchange Notes would not constitute securities for this purpose, although this result also is not certain. The discussion below assumes that the Old Notes are securities and that the Exchange Notes are not securities.

  Based on a review of existing authorities involving similar situations, it appears that the exchange of the Old Notes for Exchange Notes, Common Stock and Debt Exchange Warrants should qualify as a recapitalization and partially tax-free reorganization under Section 368 of the Code. Accordingly, a tendering Holder ("Tendering Holder") of an Old Note should not recognize any gain or other income on the exchange of the Old Note for the Exchange Notes, Common Stock and Debt Exchange Warrants except to the extent that (i) any consideration received for an Old Note is attributable to unpaid accrued interest as described below and (ii) the Tendering Holder is required to recognize gain attributable to the receipt of "boot" in the exchange as described in the following paragraph. A Tendering Holder will not be permitted under the Code to recognize any loss on the exchange.

  Gain Recognized on Exchange. In general, a Tendering Holder of an Old Note will "realize" gain in the reorganization only if the fair market value of the total consideration received by such holder in the reorganization allocable to such Old Note (other than amounts attributable to interest) is greater than its tax basis in the Old Note surrendered. Any gain realized will be recognized and thus included in taxable income only to the extent of the fair market value of the "boot" (i.e., property not qualifying for tax-free exchange treatment) received for such Old Note. For this purpose, the Exchange Notes received in the Exchange Offer, because they likely do not constitute securities, will likely be treated as "boot", as will cash paid in lieu of the issuance of fractional Exchange Notes. The Debt Exchange Warrants are not "boot" because they are deemed to be zero principal amount securities for this purpose. Accordingly, a Tendering Holder will realize gain, if any, on the exchange of an Old Note equal to the excess of (a) the sum of (i) the fair market value at the time of the exchange of the Common Stock received in the exchange, (ii) the fair market value at the time of the exchange of the Debt Exchange Warrants received in connection with the exchange, (iii) the issue price of the Exchange Notes and (iv) the cash received (other than amounts attributable to interest) by the Tendering Holder for the Old Note over (b) the Tendering Holder's tax basis in the Old Note surrendered in the exchange. The gain realized, or if less, the amount of "boot", including the issue price of the Exchange Notes and cash received for the Old Note (other than amounts attributable to accrued interest) will be recognized as gain by a Tendering Holder. Such recognized gain will be capital gain except for any amounts attributable to market discount, as discussed below, if the Tendering Holder held the Old Note surrendered in the exchange as a capital asset and will be a long-term capital gain if such holder's holding period in such Old Note surrendered is more than one year at the time of the exchange.

  The maximum federal ordinary income tax rate for individuals, estates and trusts is generally 39.6%, whereas the maximum federal long-term capital gains rate for such taxpayers is 20% for capital assets held for more than one year. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income. However, capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income per year.

  Old Note with Market Discount. If a holder of an Old Note has both accrued and unrecognized market discount on its Old Note, a portion of the gain, if any, recognized on the exchange will be treated as ordinary income and will not receive capital gain treatment.

  In the case of a debt instrument issued with original issue discount, market discount generally equals the excess of the adjusted issue price of the debt instrument over the adjusted basis of the instrument in the hands of the holder immediately after its acquisition by the holder. In the case of a debt instrument issued without original issue discount, market discount generally equals the excess of the face amount of the debt instrument over the basis of the instrument in the hands of the holder immediately after its acquisition by the holder.

  Under the market discount rules, a holder of an Old Note should recognize as ordinary income an amount equal to the lesser of:

  . any gain recognized on the exchange, determined as described above; and

  . any accrued and unrecognized market discount on the Old Note.

Any remaining accrued and unrecognized market discount should carry over to the Common Stock and Debt Exchange Warrants and will be treated as ordinary income upon disposition of the Common Stock and Debt Exchange Warrants.

  Although the foregoing treatment is believed to be likely, there is no exact precedent governing a Tendering Holder in this situation. Tendering Holders of Old Notes with market discount should consult their tax advisors concerning the effect of the market discount provisions.

  Issue Price of Exchange Notes. The Company believes that the Exchange Notes may be considered to be "publicly traded" under relevant Treasury Regulations, in which case their issue price will be their fair market value based on their trading price, which the Company expects to be their principal amount. The issue price will be included in a Tendering Holder's amount realized and will constitute boot, as described above. A Tendering Holder's tax basis in the Exchange Notes in this circumstance would be their principal amount also. The holder's holding period for the Exchange Notes will commence on the day after the exchange. If the Exchange Notes were not publicly traded, their issue price would also be their principal amount under Section 1274 of the Code. If the Exchange Notes are publicly traded and their issue price is less than their principal amount, the excess generally will be original issue discount ("OID") which would have to be accrued as ordinary income by both cash and accrual method holders under the accrual rules for OID.

  Tax Basis and Holding Period. A Tendering Holder's tax basis in the Common Stock and Debt Exchange Warrants received in exchange for an Old Note (other than such property attributable to interest, if any) in the aggregate will equal such holder's adjusted tax basis in the Old Note surrendered in the exchange immediately prior to the exchange decreased by the issue price at the time of the exchange of the Exchange Notes and cash in lieu of Exchange Notes received by such Tendering Holder for such Old Note (other than amounts attributable to interest), and increased by the amount of gain recognized, if any, on the exchange of the Old Note by the Tendering Holder. Such tax basis will be prorated between the Common Stock and Warrants received based on their relative market values. The holding period of the Common Stock and Debt Exchange Warrants will include the Tendering Holder's holding period for the Old Note exchanged.

  Treatment of Accrued Interest on Old Notes. A Tendering Holder of an Old Note who, under such holder's method of accounting, was not previously required to include accrued but unpaid interest attributable to such holder's Old Note in income, will be treated as receiving ordinary interest income to the extent that any Exchange Note, Common Stock, Debt Exchange Warrants or cash received in the exchange is attributable to such accrued interest, regardless of whether the Tendering Holder realizes an overall gain or loss as a result of the exchange of its Old Notes. The extent, if any, to which the Exchange Notes, Common Stock, Debt Exchange Warrants or cash received is attributable to such interest for federal income tax purposes is uncertain. The Company intends to treat the cash paid in respect of accrued unpaid interest on an Old Note as attributable to interest, and does not intend to treat any of the Exchange Notes, cash in lieu of fractional Exchange Notes, Common Stock or Debt Exchange Warrants transferred in the Exchange Offer as attributable to interest. For purposes of the above discussion "accrued" interest means interest which was accrued while the Old Note was held by its holder.

Backup Withholding for Tendering Holders Receiving Exchange Notes

  Under the backup withholding rules of the Code (which generally impose a 31% withholding tax on certain persons who fail to furnish the information required under the United States tax reporting requirements), a Tendering Holder who receives Exchange Notes and/or cash in lieu of fractional Exchange Notes in the exchange may be subject to backup withholding with respect to such items received unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not currently subject to backup withholding because of a failure to report all dividend and interest income. Any amount withheld under these rules will be credited against the holder's federal income tax liability. A holder who receives Exchange Notes and/or cash in lieu of fractional Exchange Notes in the exchange must provide the Exchange Agent with the information contained in the Substitute Form W-9 contained in the Consent and Letter of Transmittal to avoid backup withholding.

Reorganization Information Reporting

  Because the Exchange Notes, Common Stock, Debt Exchange Warrants and cash should be treated as having been received in connection with a tax-free reorganization under Section 368 of the Code, each Tendering Holder must comply with the information reporting requirements of the Treasury Regulations under Section 368 of the Code.

Consequences of the Exchange Offer to Nontendering Holders of Old Notes

  Under Section 1001 of the Code and the Treasury Regulations thereunder, a modification or series of modifications to a debt instrument is considered a significant modification of the instrument if they alter the legal rights or obligations under the debt instrument to a degree that the changes are considered economically significant. In such a case, the unmodified debt instrument is deemed exchanged by the holder for a newly issued debt instrument with the modified terms issued by the obligor, with possible Federal income tax consequences from the deemed exchange.

  Because of the changes to the indentures governing the Old Notes which delete all the existing covenants, an owner of an Old Note which does not exchange the Old Note in the Exchange Offer (a "Nontendering Holder") may be considered to have exchanged his Old Note for a debt instrument with the modified terms. This is because under Code Section 1001, a substantial modification in the terms of a debt instrument is considered for Federal income tax purposes to be an exchange of the old debt instrument for the modified instrument.

  If there were such a deemed exchange, the issue price of the modified instrument would be its fair market value, if it is considered to be "publicly traded" for federal income tax purposes. If it is not publicly traded, however, its issue price would be its principal amount. A Nontendering Holder would realize gain or loss based on the difference between the issue price of the modified instrument and the Nontendering Holder's tax basis in the Old Note. Unless both the Old Note and the modified instrument were "securities" as described above, the gain or loss would be recognized for federal income tax purposes. The modified Old Junior Notes would probably not constitute securities for this purpose because their remaining maturity is less than three years. The Old Senior Notes may constitute securities for this purpose because their maturity exceeds five years, but the fact that their maturity is less than ten years is a fact which still generally argues against their classification as securities. The modified ROPES probably would constitute securities for this purpose. Accordingly, if there were a deemed exchange of an Old Junior Note for a modified Old Junior Note, the deemed exchange would probably not constitute a non-taxable recapitalization, and therefore, the gain or loss realized would be recognized. A similar result would seem to apply to the Old Senior Notes, although there would be a better case for a tax-free recapitalization than in the case of the Old Junior Notes because of the greater likelihood that the modified Old Senior Notes may constitute securities for this purpose. In the case of the ROPES, the exchange probably would constitute a recapitalization. No realized loss would be recognized, and no gain would be recognized provided that the principal amount of the modified ROPES did not exceed the principal amount of the unmodified ROPES. Also, if the issue price of the modified instrument was less than its principal amount, the difference would constitute original issue discount which would be recognized by the Nontendering Holder as ordinary income over the remaining term of the instrument under the rules for accretion of original issue discount.

Tendering Holders' Ownership of Exchange Notes

  Interest on Exchange Notes. Interest paid on an Exchange Note will generally be taxable to a Tendering Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for United States federal income tax purposes. Because the issue price of the Exchange Notes is expected to be their principal amount, no premium or original issue discount is expected to exist with respect to the Exchange Notes.

  Sale, Exchange, Redemption or Retirement of Exchange Notes. Upon the sale, exchange, redemption or retirement of an Exchange Note, a Tendering Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest) and such Holder's adjusted tax basis in the Exchange Note. To the extent attributable to accrued but unpaid interest, the amount recognized by the Tendering Holder will be treated as a payment of interest. A Tendering Holder's adjusted tax basis in an Exchange Note will equal the issue price of the Exchange Note to such holder, reduced by any principal payments received by such holder.

  Gain or loss recognized on the sale, exchange, redemption or retirement of an Exchange Note by a Tendering Holder generally will be capital gain or loss if the Exchange Note is held as a capital asset. Capital gain realized by a non-corporate taxpayer on the disposition of a capital asset (including an Exchange Note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including an Exchange Note) by non-corporate taxpayers held for one year or less continues to be taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Tendering Holders' Ownership of Common Stock

  Distributions on Common Stock. The Company has never paid dividends on its Common Stock and it does not anticipate doing so in the future. However, to the extent that the Company does make distributions on its Common Stock, such distributions will be taxable as ordinary dividend income to the extent that the cash amount does not exceed the Company's current and accumulated earnings and profits (as determined for federal income tax purposes). To the extent that the amount of such distributions paid on the Common Stock exceeds the Company's current and accumulated earnings and profits (as determined for federal income tax purposes), the distributions will be treated as a return of capital, thus reducing the holder's adjusted tax basis in such Common Stock. The amount of any such excess distribution that is greater than the holder's adjusted basis in the Common Stock will be taxed as capital gain. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of allocable earnings and profits, unless the context indicates otherwise.

  To the extent that dividends are treated as ordinary income, dividends received by corporate holders will be eligible for the 70% dividends-received deduction under Section 243 of the Code, subject to limitations generally applicable to the dividends-received deduction, including those contained in Sections 246 and 246A of the Code and the provisions for computation of adjusted current earnings for purposes of the corporate alternative minimum tax. Under Section 246(c) of the Code, the 70% dividends-received deduction will not be available with respect to stock that is held for 45 days or less during the 90-day period beginning on the date which is 45 days before the date on which such stock becomes ex-dividend with respect to such dividend. The length of time that a holder is deemed to have held stock for these purposes is reduced by periods during which the holder's risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales or similar transactions. Section 246(c) also denies the 70% dividends-received deduction to the extent that a corporate holder is under an obligation, with respect to substantially similar or related property, to make payments corresponding to the dividend received.

  Redemption or Sale of Common Stock. A redemption of shares of Common Stock for cash, and a sale of Common Stock will be taxable events.

  A redemption of shares of Common Stock for cash will generally be treated as a sale or exchange if the holder does not own, actually or constructively within the meaning of Section 318 of the Code, any stock of the Company other than the Common Stock. If a holder does own, actually or constructively, such other stock (including stock redeemed), a redemption of Common Stock may be treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes). Such dividend treatment would not be applied if the redemption is "substantially disproportionate" with respect to the holder under Section 302(b)(2) of the Code or is "not essentially equivalent to a dividend" with respect to a holder under Section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in the Company. For these purposes, a redemption of Common Stock for cash that results in a reduction in the proportionate interest in the Company (taking into account any constructive ownership) of a holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs should be regarded as a meaningful reduction in the holder's stock interest in the Company.

  If a redemption of the Common Stock for cash is not treated as a distribution taxable as a dividend or if the Common Stock is sold, the redemption or sale would result in capital gain or loss equal to the difference between the amount of cash and the fair market value of other proceeds received in such sale or redemption and the holder's adjusted tax basis in the Common Stock sold or redeemed, except in the case of recognized gain to the extent of any accrued unrecognized market discount which may have to be recognized on the disposition of the Common Stock as ordinary income. See "Old Note with Market Discount" above.

  If a redemption of Common Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash. The holder's adjusted tax basis in the redeemed Common Stock will be transferred to any remaining stock holdings in the Company. If the holder does not retain any stock ownership in the Company, the holder may lose such basis entirely.

Tendering Holders' Ownership of Debt Exchange Warrants

  Sale, Disposition, Exercise or Expiration of Debt Exchange Warrants. In general, upon a sale or other disposition of a Debt Exchange Warrant, a Debt Exchange Warrant holder will recognize gain or loss measured by the difference between the amount realized on the sale or other disposition and the holder's tax basis in the Debt Exchange Warrant. In general, such gain or loss will be a capital gain or loss if the stock into which the Debt Exchange Warrants are exercisable would be a capital asset in the holder's hands and will be long term or short-term capital gain or loss depending on the holder's holding period at the time of sale or other disposition period, except in the case of recognized gain to the extent of any accrued unrecognized market discount which may have to be recognized on the disposition of the Warrants as ordinary income. See "--Old Note with Market Discount" above.

  A Debt Exchange Warrant holder will not recognize gain or loss upon the exercise of a Debt Exchange Warrant. A Debt Exchange Warrant holder's tax basis in the stock received upon the exercise of a Debt Exchange Warrant will be equal to the sum of (1) the holder's tax basis in the Debt Exchange Warrant exercised and (2) the exercise price paid. The holding period of the stock received upon the exercise of a Debt Exchange Warrant will begin on the date of exercise.

  If a holder's Debt Exchange Warrants expire without being exercised, the holder will recognize a loss equal to its tax basis in the expired Debt Exchange Warrants. In general, such loss on Debt Exchange Warrants will be a capital loss if the stock into which the Debt Exchange Warrants were exercisable would be a capital asset in the holder's hands.

Information Reporting and Backup Withholding

  Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of dividends or interest on, and the proceeds of a sale, exchange or redemption of, the Exchange

Notes, Common Stock and Debt Exchange Warrants, as the case may be. In addition, certain persons making such payments are required to submit information returns (i.e., Internal Revenue Service Forms 1099) to the Service with regard to those payments.

  Backup withholding will generally not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of Section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-corporate Tendering Holder, backup withholding generally will apply only if such holder (i) fails to furnish to the payor in the manner required its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that it has failed to properly report payments of interest and dividends and the payor is so notified by the Service or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Service that it is subject to backup withholding for failure to report interest or dividend payments.

  Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a person under backup withholding rules are allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the Service.

Federal Income Tax Consequences of the Exchange Offer to the Company

  In General. Except as described below, the Company does not expect that it will be required to recognize any gain or loss as a result of the Recapitalization Transactions.

  Cancellation of Indebtedness Income. Under Section 108 of the Code, the Company will be required to recognize cancellation of indebtedness ("COD") income to the extent that the sum of (i) the issue price of the Exchange Notes (determined as described above under "Issue Price of Exchange Notes" and which the Company believes will be equal to the face amount of such notes), (ii) the aggregate fair market value of the Common Stock and Debt Exchange Warrants issued to the Tendering Holders pursuant to the Exchange Offer and (iii) an amount of cash paid to Tendering Holders in lieu of fractional Exchange Notes, is less than the adjusted issue price of the Old Notes exchanged pursuant to the Exchange Offer. The Company expects the amount of such COD income recognized to be approximately $72 million if all of the Old Notes are exchanged pursuant to the Exchange Offer.

  All of the COD income recognized pursuant to the Exchange Offer should be offset for regular federal income tax purposes by the Company's net operating loss carryforwards ("NOLs"). For purposes of computing alternative minimum tax ("AMT"), however, NOLs may be used to offset only 90% of alternative minimum taxable income. Thus, 10% of the COD income will be subject to AMT, which at a rate of 20% will result in tax obligations of approximately $1.4 million. The amount of COD income subject to AMT would be reduced to the extent, if any, that the adjusted issue price of all of the indebtedness of the Company exceeds the fair market value of all of the Company's assets immediately prior to the Exchange Date.

  Ability to Utilize NOL Carryforwards and Recognized Built-In Losses. As of December 31, 2000, NOLs of approximately $130 million were available to offset taxable income recognized by the Company in periods after December 31, 2000. In addition, the Company estimates that it has an aggregate tax basis in its assets in excess of the aggregate fair market value of those assets (referred to below as a "built-in loss") of as much as $130 million.

  NOLs benefit the Company by offsetting taxable income dollar for dollar by the amount of the NOLs, thereby eliminating (subject to the relatively modest amount of AMT) the 35% federal corporate tax on such income. Similarly, built-in losses may offset other taxable income on a dollar-for-dollar basis at the time these losses are recognized for tax purposes.

  The future benefit of a company's NOLs, built-in losses and other and tax attributes can, however, be reduced or eliminated under Section 382 of the Code. For purposes of Section 382, a company with NOLs or certain other tax attributes is referred to as a "loss corporation." A loss corporation that has a Section 382 ownership change, as discussed below, faces an annual limitation on its ability to use its NOLs, certain built-in losses, and certain other tax attributes arising before the ownership change to offset taxable income arising after the ownership change date. Section 382 does not restrict the offset against future taxable income of NOLs and other tax attributes arising after the ownership change date. The Section 382 limitation applies on an annual basis to tax years ending after the date of the ownership change date.

  A Section 382 ownership change generally occurs when, over a three-year testing period (or a period starting with the first day of the first year from which the loss corporation has carryforwards or certain built-in losses, if shorter), the aggregate stock ownership percentage (by value) of "5-percent shareholders" has increased by more than 50 percentage points over such stockholders' lowest ownership percentages within the testing period. A 5-percent shareholder is a person who directly or indirectly owns five percent or more of the total value of the outstanding stock of a loss corporation. If a 5-percent shareholder is an entity (i.e., a corporation, partnership, trust, etc.), the loss corporation is required to look through the entity (and through any higher tier entity) in order to determine which owners of the entity are indirectly 5-percent shareholders of the loss corporation.

  All holders of a less than five percent interest in the loss corporation, whose holdings are not otherwise attributed to a 5-percent shareholder, are aggregated into one or more "public groups" of stockholders, and each of these groups is treated as a 5-percent shareholder. Special aggregation and segregation rules are applied to determine whether such public groups are combined with other public groups or treated as separate 5-percent shareholders. It is the ownership of these ultimate 5-percent shareholders, including the public groups, that is considered when determining whether a greater than 50 percentage point increase has occurred.

  One such segregation rule applies to stock newly issued by a loss corporation. Under these rules, the Signatory Debtholders who receive Common Stock upon consummation of the Exchange Offer and, unless a de minimis exception applies, other Tendering Holders who receive Common Stock pursuant to the Exchange Offer will, to the extent such instruments are not held by actual 5% shareholders, be segregated as a separate public group treated as 5% shareholders. The less than 5% shareholders who are part of the separate group of shareholders who acquired stock in the Recapitalization Transactions are presumed not to be members of any existing public groups.

  The Company engaged Ernst & Young, LLP to prepare a report, based on publicly available information regarding ownership of the Company's stock, concerning changes in ownership of the Company's stock under the rules described above. Based on that report, the Company believes that prior to the Recapitalization Transactions it had not experienced a Section 382 ownership change, and that the issuance of up to 2,000,000 shares of Common Stock in the Exchange Offer, up to 7,040,000 shares of Common Stock as Signatory Debtholder Shares and 249,052 shares of Common Stock to the Senior Secured Debt Purchasers upon consummation of the Exchange Offer and the Convertible Subordinated Debt Placement would not give rise to such an ownership change.

  The conclusion that the Recapitalization Transactions would not give rise to an ownership change is based on the conclusion that no warrants or options in existence at the time of the Recapitalization Transactions would be treated as exercised and that the Convertible Debt would not be treated as converted under the rules described immediately below. Under Section 382, the term option is defined broadly to include, among other things, a warrant, convertible debt, a contingent purchase agreement, a contract to acquire stock, or a similar interest, regardless of whether it is contingent or otherwise not currently exercisable. Under the foregoing rules, each of the Debt Exchange Warrants, the Convertible Subordinated Debt, the compensatory options issued to management, the rights of the Signatory Debtholders to acquire the Signatory Debtholder Shares and the right to acquire Common Stock, Debt Exchange Warrants and Convertible Subordinated Debt in exchange for Senior Secured Debt could be treated as "options."

  The Treasury Regulations under Section 382 provide that under certain conditions an option is to be treated as exercised for purposes of determining whether an ownership change has occurred. In particular, an option is treated as exercised on the date of its issuance or transfer if, on that date, the option satisfies one of three option tests (referred to as the ownership, control and income tests). Each option test effectively has two criteria that must be satisfied in order for the option to be treated as exercised. The first criterion of all three tests is that a principal purpose for the issuance, transfer or structuring of the option is to avoid a Section 382 ownership change or to ameliorate the impact of a Section 382 ownership change (a "prohibited principal purpose").

  An option satisfies the ownership test if it is issued, transferred or structured with a prohibited principal purpose and the option provides its holder (or a person related to the holder), prior to the exercise or transfer of the option, with a substantial portion of the attributes of ownership of the underlying stock (e.g., the right to participate in the management of the loss corporation through voting the underlying stock).

  An option satisfies the control test if it is issued, transferred or structured with a prohibited principal purpose and the holder of the option and all related parties have an aggregate direct and indirect ownership interest in the loss corporation of more than 50 percent, determined as if the option and any other options of the holder were deemed exercised.

  An option satisfies the income test if it is issued, transferred or structured with a prohibited principal purpose and the issuance, transfer or structuring of the option facilitates the creation of income (including accelerating income or deferring deductions) or the creation of value (including unrealized built-in gains) prior to the exercise or transfer of the option. An additional factor in applying the income test is whether the holder of the option purchased stock or made a capital contribution or loan to the loss corporation that could reasonably be expected to avoid or ameliorate the impact of an ownership change; however, such a stock purchase, capital contribution or loan is generally not taken into account if it is made to enable the loss corporation to continue the basic operations of its business.

  We expect to obtain an opinion from Mayer, Brown & Platt, counsel to the Company, to the effect that none of (i) the Debt Exchange Warrants, (ii) the Convertible Subordinated Debt, or (iii) any other "options" which could be deemed created by the Recapitalization Transactions described herein, should be treated as exercised or converted at the time of the Recapitalization Transactions for purposes of the above rules in a manner that would affect the conclusion that no Section 382 ownership change has occurred. This opinion will be based on various factual assumptions and on representations from the Company, the Senior Secured Debt Purchasers, the Signatory Debtholders and Imperial Capital, LLC, including but not limited to the absence of certain types of relationships between the Signatory Debtholders, on the one hand, and the Senior Secured Debt Purchasers on the other. There is, however, little authority on the application of the relevant tests to a situation such as ours. It is therefore possible that the Internal Revenue Service would disagree with our legal counsel's opinion.

  If an ownership change of the Company were to occur, the amount of taxable income in any one year (or portion of a year) subsequent to the ownership change that could be offset by NOLs existing prior to such ownership change generally could not exceed the product obtained by multiplying (i) the aggregate value of the Company's stock immediately prior to the ownership change (with certain adjustments) by (ii) the federal long-term tax-exempt rate (4.92% as of April 2000). Such annual limitation amount is cumulative from year to year. Thus, to the extent NOL or other tax attributes are not utilized up to the amount of the annual limitation, this "unused" limitation is carried forward and added to the following year's annual limitation.

  These rules also apply in the case of a corporation that has a "net unrealized built-in loss" at the time of the ownership change. The "net unrealized built-in loss" of a corporation is generally equal to (i) the excess of the adjusted tax basis of the corporation's assets immediately before the ownership change over the fair market value of such assets at that time adjusted by (ii) the net amount of certain other items of income and deductions which are recognized during the five-year period beginning on the ownership change date ("Recognition Period") but are attributable to pre-ownership change periods. Accordingly, losses recognized and deductions incurred during the Recognition Period that are attributable to pre-ownership change years ("recognized built-in losses") are treated similarly to pre-ownership change NOLs, but only to the extent that the cumulative recognized built-in losses do not exceed the corporation's net unrealized built-in loss.

  If a Section 382 ownership change occurs, the Company would incur a corporate level tax (current maximum federal rate of 35%) on any taxable income during a given year following the ownership change in excess of the annual limitation and any unused limitation carryforward. While the NOLs, built-in losses and other tax attributes not used as a result of this limitation remain available to offset taxable income in future years, the effect of an ownership change would be to significantly defer the utilization of the NOLs or other tax attributes, accelerate the payment of federal income tax, and/or cause a portion of the NOLs or other tax attributes to expire prior to their use. Rules similar to the above rules limiting the use of pre-change NOLs following an ownership change also apply to limit certain other corporate tax attributes.

  As noted above, the Company believes that it will have an NOL carryforward after recognition of COD income of about $58 million, and that the amount of its net unrealized built-in loss may be as much as $130 million. An annual
Section 382 limitation (which, in the Company's case, could be as little as $1.5 million) would thus materially restrict the use of these tax attributes and substantially eliminate their value.

  While the Company expects, for the reasons described above, that the Recapitalization Transactions by themselves will not result in an "ownership change," the Recapitalization Transactions will result in new 5% shareholders and will also increase the percentage points in ownership for various shareholders. In addition, as noted, one or more new "public groups" of shareholders will be created. Thus, even assuming no ownership change has occurred, there will be a significantly increased likelihood that issuances of and transactions in shares of Common Stock following the Recapitalization Transactions will result in a future ownership change and thus in the application of the rules that limit carryforwards and the use of recognized built-in losses.

  This risk will be particularly significant to the extent that the Company needs to raise additional capital to meet minimum capital requirements in the near future. See "Recent Developments--Recapitalization Transactions." If such additional capital were to be raised through an offering of stock (or in some cases an instrument convertible into or treated as stock), an ownership change could occur at that time. Further, following the Recapitalization Transactions, the Company will have outstanding various warrants and options that are exercisable into Common Stock of the Company. The exercise of a significant number of these options or warrants could cause or contribute to an ownership change. Finally, certain 5-percent shareholders hold large blocks of the Company's stock, disposition of which could cause or contribute to an ownership change. Thus, no assurance can be given that an ownership change will not occur in the future, with the consequences discussed above.

                         DESCRIPTION OF NEW SECURITIES

The Exchange Notes

  The following description sets forth certain general terms and provisions of the Exchange Notes. The Exchange Notes will be issued pursuant to the New Indenture, a copy of which has been filed with the Commission by the Company. The following summaries of certain provisions of the Exchange Notes and the New Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the New Indenture, including the definition therein of certain terms. Wherever particular sections, articles or defined terms of the New Indenture are referred to herein, such sections, articles or defined terms shall be as specified in the New Indenture. Certain defined terms in the New Indenture are capitalized herein.

General

  The Exchange Notes will be issued pursuant to the New Indenture, to be dated the Expiration Date, between the Company and The Chase Manhattan Bank and Trust Company, National Association, as New Trustee.

  The Exchange Notes will be limited in aggregate principal amount to $169,354,350 million and will mature on June 30, 2005. Interest on the Exchange Notes will accrue at the rate of 12% per annum and will be payable in cash semi-annually in arrears on each July 30 and January 30, commencing on January 30, 2002, to Holders of record on the immediately preceding July 15 and January 15. Interest on the Exchange Notes generally will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Holders of Exchange Notes on January 1, 2002 will receive, on January 30, 2002, the amount of interest accrued on the Exchange Notes during the period from, and including, the Exchange Date to, and excluding, January 30, 2002. The Exchange Date will be the third business day following the Expiration Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, interest and premium, if any, on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided that all payments with respect to Global Exchange Notes will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the New Trustee maintained for such purpose.

  The Exchange Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

  Except as set forth below, the Exchange Notes will be senior secured obligations of the Company and will rank equally in right of payment with all of the Company's existing and future unsubordinated debt, including the Old Notes that remain outstanding after the Exchange Offer, and senior in right of payment to all of the Company's existing and future subordinated debt. The Exchange Notes will be subordinated to all amounts owing on the Senior Secured Debt for the period that the Senior Secured Debt remains outstanding. The Exchange Notes will be effectively senior to the Old Notes that remain outstanding after the Exchange Offer to the extent of the Exchange Notes' second priority Lien (described below) on certain of the Company's assets securing the Exchange Notes and the Senior Secured Debt.

Security

  The Exchange Notes will be secured by a second priority Lien on the outstanding common stock, preferred stock and subordinated debentures of the Bank all of which are held by the Company and comprise the Company's principal assets. For the period that the Senior Secured Debt remains outstanding, the Senior Secured Debt will have the first priority Lien on these assets. The Convertible Subordinated Debt will have a Lien on these assets that is subordinate to the Lien securing the Exchange Notes. The Old Notes will not be secured and will effectively be subordinated to the Exchange Notes.

  On March 29, 2001, the Company and the Collateral Agent entered into the Security Agreement, pursuant to which the Company granted the Security Interests for the benefit of the Senior Secured Debt Purchasers, the New Trustee as trustee for the holders of Exchange Notes and the subordinated debt trustee as trustee for the holders of the Convertible Subordinated Debt, in priorities and subject to the terms and conditions set forth in the Security Agreement. Upon instruction from the Required Noteholders, which term means solely the holders of a majority in principal amount of the Senior Secured Debt until such time as the Senior Secured Debt is no longer outstanding, the Collateral Agent will have the right to foreclose upon the Collateral in accordance with the terms of the Security Agreement. In accordance with the terms of the Security Agreement, the proceeds realized by the Collateral Agent from the Collateral will be applied:

  . first, to amounts owing to the Collateral Agent in its capacity as Collateral Agent;

  .   second, to the payment of interest on the Senior Secured Debt;

  .   third, to all amounts of principal outstanding under the Senior Secured
      Debt;

  . fourth, to all other amounts due on the Senior Secured Debt, including fees and expenses;

  . fifth, to all out-of-pocket expenses owed to the New Trustee and the trustee for the Convertible Subordinated Debt under the New Indenture and the indenture for the Convertible Subordinated Debt, as the case may be;

  .   sixth, to the payment of interest on the Exchange Notes;

  .   seventh, to all amounts of principal outstanding under the Exchange
      Notes;

  . eighth, to all other amounts due on the Exchange Notes, including fees and expenses;

  .   ninth, to the payment of interest on the Convertible Subordinated Debt;

  . tenth, to all amounts of principal outstanding under the Convertible Subordinated Debt;

  . eleventh, to all other amounts due on the Convertible Subordinated Debt, including fees and expenses; and

  . twelfth, the balance, if any, to the Company or other persons entitled thereto.

  The Collateral includes, among other things, the stock of the Bank. The Bank is a California-chartered industrial bank with deposits insured by the FDIC. As the Bank is a regulated entity subject to oversight and supervision by the DFI and the FDIC, any Holder of Exchange Notes who attempts to foreclose on the stock of the Bank may face certain federal and state legal requirements that would impose limitations or restrictions with respect to the ownership of the Bank's stock. These limitations or restrictions include limits on, or prohibitions against, the acquisition through foreclosure, holding, or sale of the Bank's stock; the requirement that regulatory approval be obtained prior to acquiring, holding, or disposing of the stock; or restrictions on a stockholder's ability to exercise its voting or control rights with respect to the Bank's stock or to participate in the management and operations of the Bank. In addition, no appraisals of any of the Collateral have been prepared by or on behalf of the Company in connection with the issuance and sale of the Exchange Notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all obligations owed to the holders of the Senior Secured Debt, which are secured by the above-described Lien having priority over the Lien granted to the Collateral Agent for the benefit of the Holders of the Exchange Notes, would be sufficient to satisfy payments due on the Exchange Notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, or at all. In addition, the ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

  The right of the Collateral Agent to repossess and dispose of, or otherwise exercise remedies in respect of, the Collateral upon the occurrence of an Event of Default and notice of the Required Noteholders would be likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company prior to the Collateral Agent having repossessed and disposed of, or the Collateral Agent otherwise having exercised remedies in respect of, the Collateral. Under the Bankruptcy Law, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.

Optional Redemption

  The Company may redeem the Exchange Notes in whole or in part, in integral multiples of $1,000 only, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date if redeemed during the twelve-month period beginning on the Exchange Date or the anniversary of the Exchange Date, as the case may be, in the years indicated below:

       Year                                                           Percentage
       ----                                                           ----------
       2001..........................................................    106
       2002..........................................................    103
       2003 and thereafter...........................................    100

  Except as described below with respect to a Change of Control, the New Indenture does not contain provisions that permit the Holders of Exchange Notes to require that the Company repurchase or redeem the Exchange Notes.

Selection and Notice

  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at such Holder's registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A replacement note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Exchange Notes or portions of Exchange Notes called for redemption.

Mandatory Redemption

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

Certain Covenants

 Change of Control

  The New Indenture provides that upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (in increments of $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer procedure described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment").

  Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes pursuant to the procedures required by the New Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

  The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the

"Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company will purchase all Exchange Notes tendered in response to the Change of Control Offer. Payment for any Exchange Notes so purchased will be made in the same manner as interest payments are made.

  If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name an Exchange Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Exchange Notes pursuant to the Change of Control Offer.

  On the Change of Control Purchase Date, the Company will, to the extent lawful, (a) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the New Trustee the Exchange Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the New Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

 Asset Sales

  The New Indenture provides that the Company will not consummate an Asset Sale in excess of $1.0 million unless (i) the Company receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's most recent balance sheet, excluding contingent liabilities and trade payables), of the Company that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company from further liability and (y) any securities, notes or other obligations received by the Company from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale in an amount less than $5,000,000, the Company may apply such Net Proceeds, (a) to permanently reduce Senior Indebtedness (other than the Exchange Notes) of the Company, or (b) to an Investment (excluding Guarantees of Indebtedness or other obligations), the making of a capital expenditure or the acquisition of other tangible assets, in each case in or with respect to a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, unless the Company uses such Excess Proceeds within 90 days to increase the Bank's capital, the Company will be required to make an offer to all Holders of Exchange Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Notes that may be purchased out of one-half of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the New Indenture. To the extent that the aggregate amount of Exchange Notes tendered pursuant to an Asset Sale Offer is less than one-half of the Excess Proceeds, the Company may use any remaining Excess Proceeds (together with one-half of the Excess Proceeds) for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be deemed to be reset at zero.

  An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Exchange Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Exchange Notes tendered in response to the Asset Sale Offer. Payment for any Exchange Notes so purchased will be made in the same manner as interest payments are made.

  If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name an Exchange Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Exchange Notes pursuant to the Asset Sale Offer.

  On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Exchange Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Exchange Notes tendered, and will deliver to the New Trustee an Officer's Certificate stating that such Exchange Notes or portions thereof were accepted for payment by the Company in accordance with the terms of the New Indenture. The Company, DTC or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Exchange Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Exchange Note, the New Trustee, upon written request from the Company will authenticate and mail or deliver such new Exchange Note to such Holder, in a principal amount equal to any unpurchased portion of the Exchange Note surrendered. Any Exchange Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

 Restricted Payments

  The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Notes (other than Exchange Notes, Existing Indebtedness and Convertible Subordinated Debt), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the test described in the first sentence of the covenant described under "Incurrence of Indebtedness and Issuance of Preferred Stock" herein; and

    (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the New Indenture (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the New Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less such deficit), plus (ii) the aggregate net cash proceeds received by the Company from the issue or sale since the date of the New Indenture of Equity Interests (other than Disqualified Stock) or of debt securities that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), (iii) to the extent that any Restricted Investment that was made after the date of the New Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, (iv) any dividends received by the Company or a Wholly Owned Subsidiary, plus (v) $25.0 million.

  The foregoing provisions will not prohibit: (u) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration the payment would have complied with the provisions of the New Indenture; (v) the payment of any dividend on or the redemption, repurchase, retirement or other acquisition of Bank Trust Preferred Stock; (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the payment of any dividends on or the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or other management agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and (z) the repurchase, redemption or other retirement for value of any Equity Interests of any Subsidiary in a Strategic Investor Repurchase Transaction, in each case so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not permit any of its Subsidiaries other than the Bank or any Subsidiary of the Bank to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary may incur Indebtedness (including Acquired Debt) and any Subsidiary may issue preferred stock if, on the date of such incurrence and after giving effect thereto, the Company's Consolidated Leverage Ratio does not exceed 2.0 to 1.0, or 1.5 to 1.0 in the case of any Indebtedness in principal amount in excess of $75.0 million (less any subordinated Indebtedness issued pursuant to the Recapitalization Agreement) which is subordinated to the Exchange Notes.

  The foregoing provisions will not apply to:

    (i) Indebtedness of the Company and its Subsidiaries existing on the date of the New Indenture;


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

    (ii) the incurrence by the Company of Indebtedness represented by the Exchange Notes, the Convertible Subordinated Debt and up to $75.0 million of Indebtedness (less any subordinated Indebtedness issued pursuant to the Recapitalization Agreement) which is subordinated to the Exchange Notes and which matures after the Stated Maturity of the Exchange Notes;

    (iii) the incurrence of Permitted Warehouse Indebtedness by the Company or any of its Subsidiaries, and any Guarantee by the Company of such Indebtedness incurred by a Subsidiary, provided, however, that to the extent any such Indebtedness of the Company or a Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be incurred at such time by the Company or such Subsidiary, as the case may be;

    (iv) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the New Indenture to be incurred or that was outstanding at the date of the New Indenture;

    (v) the incurrence by the Company or a Subsidiary of Hedging Obligations directly related to (A) Indebtedness of the Company or a Subsidiary incurred in conformity with the provisions of the New Indenture, (B) Receivables held by the Company or its Subsidiaries pending sale, (C) Receivables of the Company or its Subsidiaries that have been sold, (D) Receivables that the Company or its Subsidiaries reasonably expect to purchase or commit to purchase, finance or accept as collateral, or (E) other assets owned or financed by the Company or its Subsidiaries in the ordinary course of business; provided, however, that, in the case of each of the foregoing clauses (A) through (E), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Subsidiaries on and after the date of the first issuance of Exchange Notes under the New Indenture;

    (vi) Indebtedness of the Subsidiaries to the Company to the extent that such Indebtedness constitutes a Permitted Investment of the Company of the type permitted under the definition of Permitted Investments;

    (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness owing to the Company or any of its Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Subsidiary and (ii) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

    (viii) the incurrence by a Subsidiary of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Subsidiary of the Company;

    (ix) the maintenance by the Company or any of its Subsidiaries of Indebtedness incurred to finance Receivables or repurchase facilities in the ordinary course of business; and

    (x) the incurrence by the Company and its Subsidiaries of Indebtedness in an aggregate principal amount which, together with the principal amount of all Indebtedness of the Company and its Subsidiaries outstanding on the date of incurrence (other than Indebtedness otherwise permitted by this covenant), does not exceed $25.0 million.

 Liens

  The Company will not, and will not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien for the benefit of any Indebtedness ranking pari passu with or junior to the Exchange Notes, other than Permitted Liens, upon any property or assets of the Company or any Subsidiary of the Company or any shares of stock or debt of any Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, unless (i) if such lien secures Indebtedness which is pari passu with the Exchange Notes, then the Exchange Notes are secured on an equal and ratable basis or (ii) if

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

such lien secures Indebtedness which is junior to the Exchange Notes, any such lien shall be junior to a lien granted to the holders of the Exchange Notes.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the New Indenture, (b) the Warehouse Facilities as in effect as of the date of the New Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warehouse Facilities as in effect on the date of the New Indenture, (c) the New Indenture and the Exchange Notes, (d) applicable law, regulation or order of or agreement with a governmental authority, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the New Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

 Transactions with Affiliates

  The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the New Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, in addition to such Officer's Certificate, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing which is not an Affiliate of the Company; provided, however, that such fairness opinion shall not be required with respect to a transaction that is made in the ordinary course of business of the Company or such Subsidiary, as the case may be, and is consistent with the past business practice of the Company or such Subsidiary. Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) any issuance of securities, or other payments, compensation, benefits, awards or grants in

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

cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries,
(vi) transactions between or among the Company and/or its Subsidiaries, and
(vii) Restricted Payments and Permitted Investments (other than Strategic Investor Repurchase Transactions) that are permitted by the provisions of the New Indenture described above under the caption "--Restricted Payments."

 Business Activities

  The Company will not, and will not permit any Subsidiary to, engage in any line of business that is not a Related Business (except as a result of Investments in other businesses made or acquired in connection with the activities or conduct of the Related Businesses in the ordinary course of business by the Company and its Subsidiaries, including Investments obtained as a result of the foreclosure of Liens securing amounts lent by the Company or any of its Subsidiaries).

 Merger, Consolidation or Sale of Assets

  The New Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

    (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Exchange Notes, the New Indenture and the Security Documents pursuant to a supplemental Indenture in a form reasonably satisfactory to the New Trustee;

    (3) immediately after such transaction no Default or Event of Default exists; and

    (4) the Company shall have delivered to the New Trustee an Officer's Certificate and an Opinion of Counsel each stating that such transaction and supplemental New Indenture comply with the provisions of this paragraph.

 Reports

  The New Indenture provides that, within 15 days after such information would be required to be filed (or is filed) with the Commission and whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, the Company will furnish to the New Trustee:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

  In addition, the Company has agreed that, for so long as any Exchange Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933.

Events of Default and Remedies

  The New Indenture provides that each of the following constitutes an Event of Default:

    (1) default for 30 days in the payment when due of interest on the Exchange Notes;

    (2) default in payment when due of the principal of or premium, if any, on the Exchange Notes;

    (3) failure by the Company for 60 days after notice from the New Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Exchange Notes to comply with any of its other covenants, agreements or warranties in the New Indenture, the Exchange Notes and the Security Documents;

    (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness or guarantee existed on the date of, or is created after the date of, the New Indenture which results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

    (5) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (6) other than as permitted under the Security Documents or the terms of the New Indenture, any of the Security Documents cease to be in full force and effect, or any of the Security Documents cease to give the New Trustee the Security Interests, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company shall deny or disaffirm any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than Permitted Liens; and

    (7) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

  If any Event of Default (other than an Event of Default under clause (7) of the preceding paragraph with respect to the Company or any Significant Subsidiary) occurs and is continuing, the New Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes, by notice to the New Trustee and the Company, may declare all the Exchange Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clause (7) of the preceding paragraph, with respect to the Company or any Significant Subsidiary, all outstanding Exchange Notes will become due and payable without further action or notice. If an Event of Default exists solely by reason of an acceleration of Indebtedness under clause (4) of the preceding paragraph, and such acceleration is rescinded by the holders of such Indebtedness affected thereby in accordance with the terms of the New Indenture, such Event of Default shall cease to exist. Holders of the Exchange Notes may not enforce the New Indenture or the Exchange Notes except as provided in the New Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the New Trustee in its exercise of any trust or power. The New Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

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

  The New Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Notes, the Holders of a majority in principal amount of the Exchange Notes may rescind and cancel such declaration and its consequences if:

    (1) the rescission would not conflict with any judgment or decree, and

    (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the New Indenture and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes. Notwithstanding any other provision of the New Indenture, the right of any Holder of a note to receive payment of principal, premium and interest on the Exchange Notes, on or after the respective due dates expressed in the Exchange Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of the New Indenture and the Security Documents upon the Collateral.

  The Company is required to deliver to the New Trustee annually a statement regarding compliance with the New Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the New Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the New Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, and interest on such Exchange Notes when such payments are due from the trust referred to below,

    (2) The Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

    (3) the rights, powers, trusts, duties and immunities of the New Trustee, and the Company's obligations in connection therewith, and

    (4) the Legal Defeasance provisions of the New Indenture.

  In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the New Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment or certain bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Exchange Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) The Company must irrevocably deposit with the New Trustee, in trust, for the benefit of the Holders of the Exchange Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, and interest on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

    (2) either:

      (a) in the case of Legal Defeasance (other than when the Exchange Notes are being defeased within one year prior to the stated maturity or the applicable maturity date), the Company shall have delivered to the New Trustee an opinion of counsel in the United States reasonably acceptable to the New Trustee confirming that:

        (i) The Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

        (ii) since the date of the New Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or

      (b) in the case of Covenant Defeasance, the Company shall have delivered to the New Trustee an opinion of counsel in the United States reasonably acceptable to the New Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

    (4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound;

    (5) The Company must deliver to the New Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Exchange Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

    (6) The Company must deliver to the New Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

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

Transfer and Exchange

  A Holder may transfer or exchange Exchange Notes in accordance with the New Indenture. The registrar and the New Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the New Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of Exchange Notes to be redeemed.

  The registered Holder of a note will be treated as the owner of it for all purposes.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

  The Exchange Notes will be issued in fully registered form, without interest coupons. Except as described below, the Exchange Notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co. as DTC's nominee. The Exchange Notes will be in the form of a global new note certificate (the "Global New Note") and will stay in the custody of the New Trustee pursuant to the FAST Balance Certificate between DTC and the New Trustee.

Exchanges of Interests in Global New Note for Certificated Exchange Notes

  A beneficial interest in a Global New Note may not be exchanged for an Exchange Note in certificated form unless:

    (1) DTC

      (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global New Note, or

      (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case the Company thereupon fails to appoint a successor depositary,

    (2) The Company, at its option, notifies the New Trustee in writing that it elects to cause the issuance of the new Exchange Notes in certificated form, or

    (3) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the new Exchange Notes.

  In all cases, certificated new Exchange Notes delivered in exchange for the Global New Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any certificated new note issued in exchange for an interest in the Global New Note will bear the legend restricting transfers that is borne by such Global New Note. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the security registrar to reflect a decrease in the principal amount of the Global New Note.

Depository Procedures

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with an Indirect Participant. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

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

  DTC has also advised the Company that, pursuant to procedures established by it, (1) upon deposit of the Global New Note, DTC will credit the respective accounts of Participants in the principal amount at maturity of the new Exchange Notes of the individual beneficial interests represented by such Global New Note and (2) ownership of such interests in the Global New Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global New Note).

  Investors in the Global New Note may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream Banking S.A. ("Clearstream") which are participants in such system. All interests in the Global New Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global New Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global New Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes, see "--Exchanges of Interests in the Global New Note for Certificated Exchange Notes."

  Except as described below, owners of interests in the Global New Note will not have new Exchange Notes registered in their names, will not receive physical delivery of new Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the New Indenture for any purpose.

  Payments in respect of the principal of and premium and interest on the Global New Note registered in the name of DTC or its nominee will be payable by the New Trustee to DTC in its capacity as the registered Holder under the New Indenture. Under the terms of the New Indenture, the Company and the New Trustee will treat the persons in whose names the new Exchange Notes, including the Global New Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the New Trustee nor any agent of the Company or the New Trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Note or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the new Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of new Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the New Trustee or the Company. Neither the Company nor the New Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new Exchange Notes, and the Company and the New Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Clearstream participants, interests in the Global New Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the new Exchange Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global New Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

  Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the Global New Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in the Global New Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of new Exchange Notes only at the direction of one or more Participants to whose account with DTC interests in the Global New Note are credited and only in respect of such portion of the aggregate principal amount of the new Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the new Exchange Notes, DTC reserves the right to exchange the Global New Note for legended new Exchange Notes in certificated form, and to distribute such new Exchange Notes to its Participants.

  The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global New Note among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the New Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Amendment, Supplement and Waiver

  Except as provided in the next two succeeding paragraphs, the New Indenture, the Exchange Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes), and any existing default or compliance with any provision of the New Indenture, the Exchange Notes, or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a tender offer or exchange offer for Exchange Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder):

    (1) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver of the New Indenture, the Exchange Notes or the Security Documents,

    (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Exchange Notes (other than pursuant to the provisions of the New Indenture described above under the captions "--Change of Control" and "--Asset Sales"),

    (3) reduce the rate of or change the time for payment of interest on any note,

    (4) waive a Default or Event of Default, in each case in the payment of principal of or premium or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration),

    (5) make any note payable in money other than that stated in the Exchange Notes,

    (6) make any change in the provisions of the New Indenture relating to waivers of past Defaults (other than to add sections of the New Indenture or the Exchange Notes which are subject thereto) or the rights of Holders of Exchange Notes to receive payments of principal of or premium or interest on the Exchange Notes,

    (7) waive a redemption payment with respect to any note (other than a payment required by the provisions of the New Indenture described above under the caption "--Change of Control" and "--Asset Sales"), or

    (8) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Exchange Notes, the Company and the New Trustee may amend or supplement the New Indenture, the Exchange Notes and the Security Documents to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's obligations to Holders of Exchange Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the New Indenture and the Security Documents of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the New Indenture under the Trust Indenture Act to mortgage, pledge or grant a Security Interest in favor of the New Trustee as additional security for the payment and performance of Obligations under the New Indenture and the Exchange Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted pursuant to the provisions of the Security Documents or otherwise.

Concerning the New Trustee

  The New Indenture contains certain limitations on the rights of the New Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The New Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, and apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the

New Trustee, subject to certain exceptions. The New Indenture provides that in case an Event of Default shall occur (which shall not be cured), the New Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the New Trustee will be under no obligation to exercise any of its rights or powers under the New Indenture at the request of any Holder, unless such Holder shall have offered to the New Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

  Anyone who receives this prospectus may obtain a copy of the New Indenture and the Security Documents without charge by writing to Imperial Credit Industries, Inc., 23550 Hawthorne Boulevard, Building 1, Suite 210, Torrance, California 90505; Attention: Secretary.

Certain Definitions

  Set forth below are certain defined terms used in the New Indenture. Reference is made to the New Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

  "Asset Sale" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company, including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under "--Certain Covenants--Merger, or Consolidation or Sale of Assets") (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of the Bank (other than Bank Trust Preferred Stock or directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or the Bank, as the case may be), (ii) all or substantially all the assets of any division or line of business of the Company, (iii) any other assets of the Company outside of the ordinary course of business of the Company; or (b) any issuance of Capital Stock (other than Bank Trust Preferred Stock or non-convertible preferred stock that is not Disqualified Stock) by the Bank, except any such issuance to the Company. Notwithstanding the foregoing, an "Asset Sale" does not include (a) a disposition by the Company or a Wholly Owned Subsidiary, (b) a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants-- Restricted Payments"), and (c) any trade or exchange by the Company of any assets for similar assets of a Related Business owned or held by another Person; provided that (1) the fair market value of the assets traded or exchanged by the Company (including any cash or Cash Equivalents to be delivered by the Company) is reasonably equivalent to the fair market value of the asset or assets (together with any cash or Cash Equivalents) to be received by the Company and (2) such exchange is approved by a majority of the directors of the Company. who are not employees of the Company or its Subsidiaries.

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

  "Bank Trust Preferred Stock" means equity interests issued by a special purpose entity which is a wholly-owned subsidiary of the Bank and which exists for the purpose only of issuing equity interests, investing the gross proceeds of such equity issuances in debt securities of the Bank and engaging in other activities necessary or incidental thereto.

  "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Business Day" means any day other than a Legal Holiday.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of the lessee thereof in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means: (i) United States dollars; (ii) Government Securities (except that for purposes of this definition, Government Securities must have a remaining Weighted Average Life to Maturity of not more than one year from the date of investment therein); (iii) commercial paper or other short-term corporate obligation that has received a rating of at least A-1 or AA from Standard & Poor's Corporation ("S&P"), P-1 or Aa2 from Moody's Investor Services, Inc. ("Moody's"), F-1 or AA from Fitch, Inc. ("Fitch");
(iv) time deposits, certificates of deposit, bank acceptances or bank notes issued by any bank having capital surplus and undivided profits aggregating at least $500 million (or the foreign currency equivalent thereof) and at least a high A rating (or the equivalent) from any two of the following: S&P, Moody's, Thomson Bankwatch, Inc. or IBCA, Inc.; (v) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least mid AA by any two of the following: S&P, Moody's or Fitch;
(vi) tax-exempt obligations that are accorded ratings at the time of investment therein of at least mid AA (or equivalent short-term ratings) by any two of the following: S&P, Moody's or Fitch; (vii) master repurchase agreements with foreign or domestic banks having capital and surplus of not less than $500 million (or the foreign currency equivalent thereof) or primary dealers so long as (a) such bank or dealer has a rating of at least mid AA from any two of the following: S&P, Moody's or Fitch; (b) such agreements are collateralized with obligations of the United States government or its agencies at a ratio of 102%, or with other collateral rated at least mid AA from any two of the following: S&P, Moody's or Fitch, at a rate of 103% and, in either case marked to market weekly and (c) such securities shall be held by a third-party agent; (viii) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) are, at the time of investment therein, rated AAA by any two of the following: S&P, Moody's or Fitch; (ix) money market funds, the portfolio of which is limited to investments described in clauses (i) through (viii); (x) with respect to Non-Domestic Persons, instruments that are comparable to those described in clauses (i), (ii), (iv) and (vii) in the country in which such Non-Domestic Person is organized or has its principal business operations; and (xii) up to $1.0 million in the aggregate of other financial assets held by Subsidiaries. In no event shall any of the Cash Equivalents described in clauses (iii) through (viii), (x) and (xi) above have a final maturity more than one year from the date of investment therein.

  "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Subsidiaries, taken as a whole, to any person or entity or group (as so defined) of persons, or entities (other than to any Wholly Owned Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

  "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents.

  "Collateral Agent" means Wilmington Trust Company, as collateral agent under the Security Agreement.

  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Subsidiaries, excluding Warehouse Indebtedness, Guarantees thereof and other Indebtedness permitted to be incurred pursuant to clauses
(c) and (i) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" to (ii) the Consolidated Net Worth of the Company.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof and (ii) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the New Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person and (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments and Investments existing as of such date), all of the foregoing determined in accordance with GAAP.

  "Convertible Subordinated Debt" means the Obligations of the Company under or in respect of the Company's Convertible Subordinated Notes due 2004.

  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Exchange Notes.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock of any Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Equity Offering" means any private offering, or any underwritten primary public offering pursuant to an effective registration statement under the Securities Act, in each case, of Equity Interests (other then Disqualified Stock) of the Company.

  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Warehouse Facilities and Indebtedness to finance Receivables or repurchase facilities in the ordinary course of business) in existence on the date of the New Indenture, until such amounts are repaid.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the New Indenture.

  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the net obligations of such Person under (1) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates or credit or other business risks, in any such case in the ordinary course of business and not for speculative or investment purposes.

  "Holder" means a holder of any of the Exchange Notes.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable,
(ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (vi) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (vii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities or other collateral permitted by credit policies of the Federal Home Loan Bank of San Francisco.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests of the Company shall not be deemed to be an Investment.

  "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

  "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person, including any conditional sale or other title retention agreement or lease in the nature thereof.

  "Master Recapitalization Agreement" means the Master Recapitalization Agreement dated as of March 29, 2001 by and among the Company and each of the investors referenced therein.

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain, together with any related provision for taxes on such gain, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "Non-Domestic Person" means a Person not organized under the laws of the United States, any State or territory thereof or the District of Columbia.

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  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and
(ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Notes being offered hereby) of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Officer's Certificate" means a certificate signed on behalf of the Company by any two of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company that meets the requirements set forth in the New Indenture.

  "Paying Agent" means an office or agency within the City and State of New York maintained by the Company where Notes may be presented for payment.

  "Permitted Investment" means an Investment by the Company or any Subsidiary
(i) in a Subsidiary or in the Bank or a Person that will, upon the making of such Investment, become a Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business, (ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary; provided, however, that such Person's primary business is a Related Business, (iii) comprised of Cash Equivalents, (iv) comprised of Receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary banking or trade terms, (v) comprised of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vi) comprised of stock, mortgages, deeds of trust, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments, (vii) in any Person to the extent such Investment represents the non cash portion of the consideration received for an Asset Sale as permitted pursuant to the covenant described under "--Certain Covenants--Asset Sales," or (viii) comprised of Receivables of the Company or any of its Wholly Owned Subsidiaries.

  "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the

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aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(f) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens on Receivables owned by the Company or a Subsidiary, as the case may be, to secure Indebtedness permitted under the provisions described in clause (ii) under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; (h) Liens existing on the date of the New Indenture; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including, any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person; (l) Liens securing Hedging Obligations; (m) Liens on cash or other assets securing Warehouse Indebtedness of the Company or its Subsidiaries; (n) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, with any Indebtedness permitted under the Indenture to be incurred and secured by any Lien referred to in the foregoing clauses; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding, principal amount or, if greater, committed amount of the Indebtedness, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (o) Liens securing deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities; (p) Liens securing the Convertible Subordinated Debt; (q) Liens on assets of Subsidiaries that secure Non-Recourse Debt of Subsidiaries; and (r) Liens incurred to secure Indebtedness of up to $25.0 million in aggregate principal amount which is permitted by the covenant described under "Incurrence of Indebtedness and Issuance of Preferred Stock" herein.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Notes on terms at least as favorable to the Holders of Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness may not include a Guarantee of Indebtedness of a Person that is not a Subsidiary of the Company.

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  "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale or investment on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of
(A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution.

  "Receivables" means consumer, mortgage and commercial loans, equipment or other lease receivables and other assets purchased or originated by the Company or any Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

  "Related Business" means any consumer or commercial finance or banking business or any financial advisory or financial service business, or any investment or asset management business.

  "Required Noteholders" means the holders of at least 51% of the outstanding principal amount of all Senior Secured Debt, until such time as no Senior Secured Debt is outstanding, at which time Required Noteholders means the New Trustee acting pursuant to the New Indenture.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Security Agreement" means the Collateral Agency and Security Agreement dated as of March 29, 2001 among the Company and the Collateral Agent and, effective as of the Exchange Date, the New Trustee for the benefit of the Holders of the Exchange Notes, together with, effective as of the Convertible Subordinated Debt Placement, the trustee under the indenture for the Convertible Subordinated Debt for the benefit of the holders of the Convertible Subordinated Debt proposed to be issued by the Company as part of the Recapitalization Transactions.

  "Security Documents" means, collectively, the Security Agreement and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the New Trustee in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

  "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the New Trustee for its benefit and the benefit of the Holders of the Exchange Notes.

  "Senior Indebtedness" means all Indebtedness of the Company or the Subsidiaries that is not, by its terms, subordinated in right of payment to the Exchange Notes.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

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  "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

  "Strategic Investor Repurchase Transaction" means the repurchase, redemption or other retirement for value of any Equity Interests of any Subsidiary (a) from a strategic partner or investor owning such Equity Interests that, except for such Investment, would not be an Affiliate of the Company or its Subsidiaries and (b) in a transaction whose terms comply with the provisions set forth in "--Transactions with Affiliates."

  "Subsidiary" means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or New Trustees thereof is at the time owned or controlled, directly or indirectly by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

  "Warehouse Facility" means any funding arrangement, including a Purchase Facility, with a financial institution or other lender or purchaser, to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to securitization, (ii) sale or (iii) investment in each case in the ordinary course of business.

  "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or its Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Governing Law

  The New Indenture and the Exchange Notes are governed by and construed in accordance with the laws of the State of New York.

Information Concerning the New Trustee

  The Company maintains banking relationships in the ordinary course of business with the New Trustee. The New Trustee's principal corporate trust office is located at 101 California Street, Suite 2575, San Francisco, California 94111.

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The Debt Exchange Warrants

  The following description of the terms of the Debt Exchange Warrants sets forth the general terms and provisions of the Debt Exchange Warrants. The Debt Exchange Warrants will be issued under the Warrant Agreement (the "Warrant Agreement") to be entered into between the Company and U.S. Stock Transfer Corp., as Warrant Agent (the "Warrant Agent"). The following summaries of some provisions of the Warrant Agreement and the Debt Exchange Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement, including the definitions in the Warrant Agreement of certain terms. Whenever particular sections, articles or defined terms of the Warrant Agreement are referred to in this summary, those sections, articles or defined terms shall be as specified in the Warrant Agreement. Certain defined terms in the Warrant Agreement are capitalized in this description.

  Each Debt Exchange Warrant, when exercised will entitle the Holder to purchase fully paid and non-assessable shares of the Company's Common Stock (the "Warrant Shares"), at an exercise price of $2.15 per share, subject to adjustment (the "Exercise Price"). The number of Warrant Shares is subject to adjustment in the cases referred to below. The Debt Exchange Warrants will be exercisable at any time on or after August 1, 2002. Unless exercised, the Debt Exchange Warrants will automatically expire at 5:00 p.m., Pacific time, on August 1, 2008 (the "Expiration Date").

  Commencing August 1, 2002 (or such earlier date as the Company may allow the Debt Exchange Warrants to become exercisable), in the event that the arithmetic mean of the current market price of the Common Stock shall have equaled or exceeded $3.00 per share for 20 consecutive trading days, we will have the option to redeem the Debt Exchange Warrants at a price of $.01 per share. We are required to give at least 15 days' notice of such redemption and an opportunity for Holders to exercise their Debt Exchange Warrants.

  The Debt Exchange Warrants may be exercised by surrendering the warrant certificates evidencing the Debt Exchange Warrants to be exercised with the accompanying form of election to purchase that is properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made at the Holder's election (1) by signing the "Cashless Exercise" election attached to the Debt Exchange Warrant certificate, in which case, the Holder will be entitled to a number of Warrant Shares less the number of Warrant shares having a current market price equal to the Exercise Price, or (2) in cash in United States dollars by certified or official bank check to the order of the Company. Upon surrender of the warrant certificate and payment of the Exercise Price, the Company will deliver or cause to be delivered, to or upon the written order of such Holder, stock certificates representing the number of whole Warrant Shares to which the Holder is entitled. If less than all the Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of Warrants.

  No fractional Warrant Shares will be issued upon exercise of the Debt Exchange Warrants. The Company will pay to the holder of the Debt Exchange Warrant at the time of exercise an amount in cash equal to the market price of any such fractional Warrant Shares.

  The Holders of the Debt Exchange Warrants will have no right to vote on matters submitted to the Company's stockholders and will have no right to receive dividends. The Holders of the Debt Exchange Warrants will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Debt Exchange Warrants are executory contracts which may be subject to rejection by the Company with approval of the bankruptcy court, and the Holders of the Debt Exchange Warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their Debt Exchange Warrants prior to the commencement of any such case.

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Adjustments

  The Exercise Price and number of Warrant Shares issuable upon exercise of Debt Exchange Warrants will be subject to adjustment in several circumstances including the following:

  . the payment by us of dividends and other distributions on our Common
    Stock in shares of our Common Stock or otherwise;

  . subdivision, combinations and reclassifications of our Common Stock;

  . the issuance of rights, options or warrants entitling the holder to subscribe for our Common Stock or securities convertible into, or exchangeable or exercisable for, our Common Stock at a price which is less than the then current market price per share of our Common Stock;

  . certain distributions to all Holders of our Common Stock of any of our assets or debt securities or any rights or warrants to purchase any such securities, excluding those rights and warrants referred to in the preceding bullet point;

  . the issuance of shares of our Common Stock for consideration per share less than the then current market price per share of our Common Stock at the time of issuance, excluding securities issued in transactions referred to in the first four bullet points above, or the bullet point below, and subject to certain exceptions;

  . the issuance of securities convertible into or exchangeable for our Common Stock for a conversion or exchange price plus consideration received upon issuance less than the then current market price per share of our Common Stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in the first four bullet points above; and

  . if the Holders of the Debt Exchange Warrants become entitled to receive any securities of the Company other than shares of Common Stock as constituted on the date of the issuance of the Debt Exchange Warrants.

No adjustment need be made for any of the foregoing transactions if Holders of Debt Exchange Warrants are to participate in the transaction on a basis and with notice that the Board of Directors has determined to be fair and appropriate in light of the basis and notice and on which other Holders of the Common Stock participate in the transaction. In addition, no adjustment need be made for the issuance of securities contemplated by the Recapitalization Agreement, a change in par value of the Common Stock, with respect to the issuance, change or exercise of options that may be registered on a registration statement on Form S-8 or the issuance of securities under any dividend reinvestment plan.

  In the case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, (1) each Debt Exchange Warrant will thereafter be exercisable for the right to receive the kind and amount of shares or cash or other securities or property to which such Holder would have been entitled as a result of such consolidation, merger or sale had the Debt Exchange Warrants been exercised immediately prior thereto and (2) the person formed by or surviving any such consolidation or merger, (if other than the Company) or to which such sale shall have been made will assume the obligations of the Company under the Warrant Agreement.

  As used in the Warrant Agreement, "current market price" means, per share of Common Stock at any date, the average of the daily closing prices on the exchange or market specified below for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified below prior to the time of determination and (ii) the period commencing on the date after the first public announcement of the issuance, sale, distribution or granting in question and ending on such last full trading day prior to the time of determination. The term "time of determination" as used in the Warrant Agreement is the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment described above. The closing price for any day is the last reported sale price regular way or, if no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares

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of Common Stock are listed or to which such shares are admitted to trading or
(2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the NASD Automated Quotation System ("Nasdaq") or any comparable system or (3) if the Common Stock is not listed on Nasdaq or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined under the other terms of the Warrant Agreement the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

Reservation Shares

  The Company has authorized and reserved for issuance and will at all times reserve and keep available such number of shares of its Common Stock as will be issuable upon the exercise of all outstanding Debt Exchange Warrants.

Amendment

  From time to time, the Company and the Warrant Agent, without the consent of the holders of the Debt Exchange Warrants, may amend or supplement the Warrant Agreement if advised by counsel that such action is necessary to cure any ambiguity or to correct or supplement any provision contained in the Warrant Agreement which may be inconsistent with any other provision and which shall not adversely affect the interest of any Holder. Any other amendment or supplement to the Warrant Agreement will require the written consent of the Holders of a majority of the then outstanding Debt Exchange Warrants.

Registration of the Warrant Shares

  The Company is required under the Recapitalization Agreement to do all things necessary to ensure that all Common Stock issued upon exercise of the Debt Exchange Warrants is eligible upon issuance for quotation on the Nasdaq Stock Market's National Market System or any exchange or market on which the Common Stock is then traded. The Company will file a registration statement with respect to, among other securities, the issuance of the Warrant Shares upon exercise of the Debt Exchange Warrants.

Common Stock

  We have authorized 80.0 million shares of Common Stock, of which 32,096,361 shares are issued and outstanding as of the date hereof. Each holder of Common Stock is entitled to one vote for each share. The holders of shares of Common Stock are entitled to dividends when and if declared by our board of directors (we do not currently intend to pay any dividends) and will be entitled to receive any of our assets that remain after payment of the claims of our creditors in the event of any dissolution or liquidation of the Company.

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                      DESCRIPTION OF OLD NOTES AMENDMENTS

  The Old Notes Amendments are set forth in the Supplemental Indentures, copies of the form of which will be available from the Company. Upon receipt of the Required Consents and the consummation of the Exchange Offer, the Old Notes Amendments will become operative and will be binding upon all Holders who do not tender their Old Senior Notes or ROPES in the Exchange Offer. The Old Notes Amendments, if adopted and operative, will eliminate all of the financial covenants in the Existing Indentures. The following are summaries of the Old Notes Amendments. For more complete information regarding the Existing Indentures as they would be amended by the Old Notes Amendments, reference is made to such documents.

  The Old Notes Amendments to the Old Senior Notes Indenture would:

   1.Eliminate Section 4.06 (Change of Control);

   2.Eliminate Section 4.07 (Asset Sales);

   3.Eliminate Section 4.08 (Restricted Payments);

   4.Eliminate Section 4.09 (Incurrence of Indebtedness and Issuance of
     Preferred Stock);

   5.Eliminate 4.10 (Liens);

   6.Eliminate 4.11 (Dividend and Other Payment Restrictions Affecting
     Subsidiaries);

   7.Eliminate 4.12 (Transactions with Affiliates);

   8.Eliminate 4.13 (Business Activities);

   9 Eliminate 4.14 (Reports);

  10.Eliminate 4.15 (Additional Subsidiary Guarantees); and

  11.Eliminate Article 10 (Subsidiary Guarantees).

  The Old Notes Amendments to the Debentures Indenture would:

   1.Eliminate Section 4.06 (Change of Control);

   2.Eliminate Section 4.07 (Asset Sales);

   3.Eliminate Section 4.08 (Restricted Payments);

   4.Eliminate Section 4.09 (Incurrence of Indebtedness and Issuance of
     Preferred Stock);

   5.Eliminate 4.10 (Liens);

   6.Eliminate 4.11 (Dividend and Other Payment Restrictions Affecting
     Subsidiaries);

   7.Eliminate 4.12 (Transactions with Affiliates);

   8.Eliminate 4.13 (Business Activities);

   9 Eliminate 4.14 (Reports);

  10.Eliminate 4.15 (Additional Subsidiary Guarantees); and

  11.Eliminate Article 10 (Subsidiary Guarantees).

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                             PLAN OF DISTRIBUTION

  The Company will exchange New Securities for Old Notes. The Company will not receive any proceeds from the exchange of New Securities for Old Notes.

  Based on published interpretations by the staff of the Division of Corporation Finance of the Commission, the Company believes that the New Securities issued pursuant to the Exchange Offer, like the Old Notes, may be offered for resale, resold, and otherwise transferred by any Holder thereof without compliance with the registration requirements of the Securities Act.

  The Company has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities.

  The Company has agreed to pay all reasonable and customary expenses associated with the Exchange Offer (other than fees, commissions or concessions of any brokers, dealers or Custodians).

                          VALIDITY OF NEW SECURITIES

  The validity of the offered New Securities will be passed upon for the Company by the law firm of Mayer, Brown & Platt.

                             INDEPENDENT AUDITORS

  The consolidated financial statements of the Company as of December 31, 2000, and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated by reference in this Exchange Circular and Consent Solicitation from the Company's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by KPMG LLP, independent auditors, as stated in their report incorporated by reference herein.

                       CONSENT AND LETTER OF TRANSMITTAL

                       IMPERIAL CREDIT INDUSTRIES, INC.

       TO TENDER IN EXCHANGE FOR SENIOR SECURED NOTES DUE JUNE 30, 2005
                        AND GIVE CONSENT IN RESPECT OF
                        ANY AND ALL OF THE OUTSTANDING

    $10,932,000                  $41,035,000                        $165,939,000
 9.75% Senior Notes       Remarketed Redeemable Par         9.875% Series B Senior Notes
due January 15, 2004         Securities, Series B               due January 15, 2007
 (CUSIP 452729AA4)            (CUSIP 45272QAB4)                  (CUSIP 452729AD8)

          PURSUANT TO THE EXCHANGE CIRCULAR AND CONSENT SOLICITATION
                              DATED MAY 10, 2001

 THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE").


                PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

   If you desire to accept the Exchange Offer and Consent Solicitation, this Consent and Letter of Transmittal should be completed, signed, and submitted to the Exchange Agent:

       The Chase Manhattan Bank and Trust Company, National Association

                 By Hand:                       By Registered Mail:         By Overnight Delivery:
         Chase Manhattan Bank and             Chase Manhattan Bank and     Chase Manhattan Bank and
           Trust Company, N.A.                  Trust Company, N.A.          Trust Company, N.A.
c/o Chase Manhattan Bank Securities Window  c/o Corporate Trust Services c/o Corporate Trust Services
 Room 234, Window 20 & 21, North Building         Chase Bank Texas             Chase Bank Texas
             55 Water Street                       P.O. Box 2320          2001 Bryan Street 9-BRYTW
         New York, New York 10041             Dallas, Texas 75221-2320       Dallas, Texas 75201
        Attention: Edwina Osborne              Attention: Frank Ivins       Attention: Frank Ivins

          Confirm by Telephone:                    By Facsimile:                By Facsimile:

              (212) 638-5279                       (214) 468-6494               (214) 468-6494

                                               Confirm by Telephone:        Confirm by Telephone:
                                                   (214) 468-6464               (214) 468-6464

  DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                            The Information Agent:

       The Chase Manhattan Bank and Trust Company, National Association

                             101 California Street
                           San Francisco, California
                         By Facsimile: (415) 693-8850
                     Confirm by Telephone: (415) 954-9506
                            Attention: Hank Helley

  For any questions regarding this Consent and Letter of Transmittal or for any additional information you may contact the Exchange Agent or the Information Agent.

  The undersigned hereby acknowledges receipt of the Exchange Circular and Consent Solicitation dated May 10, 2001 (as it may be supplemented and amended from time to time, the "Exchange Circular and Consent Solicitation") of Imperial Credit Industries, Inc., a California corporation (the "Company"), and this Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), which together constitute: (i) the Company's offer (the "Exchange Offer") to exchange up to $146,154,350 aggregate principal amount of its 12% Senior Secured Notes due June 30, 2005 (the "Exchange Notes"), up to 2,000,000 shares of its common stock, no par value per share (the "Common Stock"), and warrants to purchase up to 7,000,000 shares of Common Stock at a price of $2.15 per share (the "Debt Exchange Warrants" and, together with the Exchange Notes and the Common Stock, the "New Securities"), for any and all of its 9.75% Senior Notes due January 15, 2004 (the "Old Junior Notes") and 9.875% Series B Senior Notes due January 15, 2007 (the "Old Senior Notes") and for any and all of the Remarketed Redeemable Par Securities, Series B (the "ROPES" and, together with the Old Junior Notes and the Old Senior Notes, the "Old Notes") of Imperial Credit Capital Trust I, a Delaware statutory business trust all of whose beneficial common ownership interests are indirectly owned by the Company (the "Trust"), from the registered holders thereof (individually, a "Holder" and collectively, the "Holders"), in each case upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation; and (ii) the Company's solicitation of consents (the "Consent Solicitation" and, together with the Exchange Offer, the "Exchange Offer and Consent Solicitation") from the Holders of Old Senior Notes and ROPES (the "Old Notes Consents") to proposed amendments (the "Old Notes Amendments") to (a) the Indenture dated as of January 23, 1997 (as amended pursuant to a First Supplemental Indenture dated as of March 29, 2001), between us and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company, formerly known as Chemical Trust Company of California, as trustee (the "Note Trustee"), pursuant to which the Old Senior Notes were issued (the "Old Senior Notes Indenture") and (b) the Indenture, dated as of June 9, 1997, between us and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company of California, as trustee (the "ROPES Trustee" and, together in its capacity as the Note Trustee, "the Existing Trustee"), pursuant to which the Resettable Rate Debentures, Series B due June 15, 2032 (the "Debentures") of the Trust were issued, and as supplemented by a First Supplemental Indenture dated as of March 29, 2001 (the "Debentures Indenture" and, together with the Old Senior Notes Indenture, the "Existing Indentures"). Holders who tender Old Senior Notes and/or ROPES under this Consent and Letter of Transmittal on or prior to 5:00 p.m., New York City time, on the Expiration Date will be deemed to consent with respect to the Old Notes Amendments. Capitalized terms used but not defined herein have the meanings ascribed to them in the Exchange Circular and Consent Solicitation.

  The undersigned hereby tenders for exchange the Old Notes described in Box 1, Box 2 and/or Box 3 below and, to the extent that the undersigned is tendering Old Senior Notes and/or ROPES, also consents to the Old Notes Amendments, in each case upon the terms and subject to the conditions described in the Exchange Circular and Consent Solicitation and this Consent and Letter of Transmittal. The undersigned is the Holder of all the Old Notes tendered hereby and the undersigned represents that it has received from any and all beneficial owners of the tendered Old Notes (the "Beneficial Owner") valid instructions which authorize and instruct the undersigned to take the action described in this Consent and Letter of Transmittal.

  The undersigned hereby represents and warrants that the information set forth in Box 1, Box 2 and/or Box 3 is true, accurate, and complete.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign, and transfer the tendered Old Notes and, to the extent that the undersigned is tendering Old Senior Notes and/or ROPES, to give the Old Notes Consent contained herein, and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims when the tendered Old Notes are acquired by the Company as contemplated herein. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

  Subject to, and effective upon, the acceptance for exchange of the tendered Old Notes and, to the extent that the undersigned is tendering Old Senior Notes and/or ROPES, the acceptance of delivery of the Old Notes Consents, the undersigned hereby exchanges, assigns, and transfers to, or upon the order of, the Company all right, title, and interest in, to, and under the tendered Old Notes, and, to the extent that the undersigned is tendering Old Senior Notes and/or ROPES, also consents to the Old Notes Amendments. Holders that tender and deliver and do not withdraw and revoke their Old Notes and, if applicable, Old Notes Consents, respectively, will receive upon acceptance of the Old Notes by the Company the New Securities and accrued interest on the Old Notes accepted for exchange. Holders of Old Notes accepted for exchange will receive, on the Exchange Date, the amount of interest accrued on the Old Notes to, but not including, the Exchange Date. Interest on the Exchange Notes will accrue from, and including, the Exchange Date. The first interest payment date on the Exchange Notes will be January 30, 2002. The Exchange Date will be the third business day following the Expiration Date.

  If Old Notes not tendered or not exchanged are to be delivered to a person other than to the Holder of the Old Notes tendered or to an address other than that of the Holder of such Old Notes, such Holder should so indicate in the section of this Consent and Letter of Transmittal entitled "Special Delivery Instructions" below (Box 4).

  The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney in fact of the undersigned with respect to the tendered Old Notes and, if applicable, the Old Notes Consents, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the tendered Old Notes to the Company or cause ownership of the tendered Old Notes to be transferred to, or upon the order of, the Company, on the books of the registrar for the Old Notes and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Exchange Agent, as the undersigned's agent, of the New Securities to which the undersigned is entitled upon acceptance by the Company of the tendered Old Notes pursuant to the Exchange Offer; (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Old Notes, all in accordance with the terms of the Exchange Offer; and (iii) to the extent that the undersigned is tendering Old Senior Notes and/or ROPES, deliver to the Company and the New Trustee this Consent and Letter of Transmittal as evidence of the undersigned's consent to the Old Notes Amendments and as certification that validly tendered and not revoked Old Notes Consents from Holders of a majority of the aggregate principal or liquidation amount of outstanding Old Senior Notes and ROPES (the "Required Consents") to the Old Notes Amendments duly executed by the Holders of such Old Senior Notes and ROPES have been received, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation.

  The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption "The Exchange Offer and Consent Solicitation--Procedures for Tendering Old Notes and Delivering Old Notes Consents" in the Exchange Circular and Consent Solicitation and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, subject only to withdrawal of such tenders on the terms set forth in the Exchange Circular and Consent Solicitation under the caption "The Exchange Offer and Consent Solicitation-- Withdrawal Rights; Revocation of Consents." All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, representatives, successors, and assigns of the undersigned and such Beneficial Owner(s).

  The undersigned understands that, by execution and delivery hereof, to the extent that the undersigned is tendering Old Senior Notes and/or ROPES, the undersigned makes and provides the written Old Notes Consents with respect to the Old Senior Notes and/or ROPES tendered hereby, to the Old Notes Amendments as permitted by the Existing Indentures. The undersigned understands that, to the extent that the undersigned is providing Old Notes Consents hereby, such Old Notes Consents shall remain in full force and effect until such Old Notes Consents are revoked in accordance with the procedures set forth in the Exchange Circular and Consent Solicitation and this Consent and Letter of Transmittal, which procedures are hereby agreed to be applicable in lieu of any and all other procedures for revocation set forth in the Existing Indentures, which are hereby waived. The undersigned understands that, to the extent that the undersigned is providing Old Notes Consents hereby, a revocation of such Old Notes Consents will not be effective after 5:00 p.m., New York City time, on the Expiration Date. The Company intends to execute the supplemental indentures to the Existing Indentures providing for the Old Notes Amendments on or promptly after the Expiration Date. The Old Notes Amendments will become operative upon certification that the Required Consents have been received and the Company's acceptance and exchange of the Old Notes tendered in the Exchange Offer.

  The undersigned understands that, to the extent that the undersigned is delivering Old Notes Consents hereby, deliveries of such Old Notes Consents may be revoked by written notice of revocation received by the Exchange Agent at any time prior to the Expiration Date. If a Holder who has tendered Old Senior Notes and/or ROPES subsequently effects a valid revocation of such Holder's Old Notes Consents (without a concurrent withdrawal of Old Senior Notes and/or ROPES), such action will render the prior tender of Old Senior Notes and/or ROPES to which such Old Notes Consents relate defective, and the Company will have the right, which it may waive, to reject such tender of Old Senior Notes and/or ROPES as invalid and ineffective.

  The undersigned understands that notice of revocation of an Old Notes Consent, to be effective, must (i) contain the name of the person who delivered the Old Notes Consent, a description of the Old Senior Notes and/or ROPES to which it relates, the certificate number or numbers of the Old Senior Notes and/or ROPES to which it relates and the aggregate principal or liquidation amount represented by such Old Senior Notes and/or ROPES, (ii) be signed by the registered holder thereof and (iii) be received prior to 5:00 p.m., New York City time, on the Expiration Date by the Exchange Agent at the address set forth herein. A purported notice of revocation that lacks any of the required information or is dispatched to an improper address will not be effective to revoke an Old Notes Consent previously given.

  The undersigned understands that, except under certain circumstances and subject to certain conditions of the Exchange Offer (each of which the Company may waive) set forth in the Exchange Circular and Consent Solicitation, the Company will not be required to accept for purchase any of the Old Notes tendered. Any Old Notes not accepted for exchange will be returned promptly to the undersigned at the address set forth above unless otherwise indicated herein.

  The undersigned understands that the delivery and surrender of the Old Notes is not effective, and the risk of loss of the Old Notes does not pass to the Exchange Agent, acting on behalf of the Company, until receipt by the Exchange Agent of this Consent and Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes and deliveries and revocations of Old Notes Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

  Holders of Old Notes that are tendering their Old Notes by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") can execute the tender through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send an Agent's Message (as defined in the Exchange Circular and Consent Solicitation) to the Exchange Agent for its acceptance. DTC participants may also accept the Exchange Offer and Consent Solicitation prior to the Expiration Date by submitting a Notice of Guaranteed Delivery through ATOP.

           PLEASE READ THIS ENTIRE CONSENT AND LETTER OF TRANSMITTAL
                     CAREFULLY BEFORE COMPLETING THE BOXES


                                     BOX 1
                   DESCRIPTION OF OLD JUNIOR NOTES TENDERED
                (Attach additional signed pages, if necessary)

---------------------------------------------------------------------------------------------------
                                                              Certificate   Aggregate
                                                               Number(s)    Principal    Aggregate
Names(s) and Address(es) of Registered Holder(s), Exactly as    of Old        Amount     Principal
       Names(s) Appear(s) on Old Note Certificate(s)            Junior    Represented by   Amount
                 (Please fill in, if blank)                     Notes*    Certificate(s) Tendered**
---------------------------------------------------------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------
                                                      TOTAL:

 * Need not be completed by persons tendering by book-entry transfer.

** All tenders must be in multiples of $1,000 of principal amount. Unless otherwise indicated in this column, the principal amount of all Old Notes identified in this Box 1 or delivered to the Exchange Agent herewith shall be deemed tendered. See Instruction 4.

[_]CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO
   THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE "USE OF BOOK-ENTRY TRANSFER" BELOW (Box 6).

[_]CHECK HERE IF OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
   GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE "USE OF GUARANTEED DELIVERY" BELOW (Box 5).

[_]CHECK HERE IF CERTIFICATES FOR OLD NOTES ARE BEING DELIVERED HEREWITH.

                                     BOX 2
                   DESCRIPTION OF OLD SENIOR NOTES TENDERED
                (Attach additional signed pages, if necessary)

---------------------------------------------------------------------------------------------------
                                                              Certificate   Aggregate
                                                               Number(s)    Principal    Aggregate
Names(s) and Address(es) of Registered Holder(s), Exactly as    of Old        Amount     Principal
       Names(s) Appear(s) on Old Note Certificate(s)            Senior    Represented by   Amount
                 (Please fill in, if blank)                     Notes*    Certificate(s) Tendered**
---------------------------------------------------------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------
                                                      TOTAL:

 * Need not be completed by persons tendering by book-entry transfer.

** All tenders must be in multiples of $1,000 of principal amount. Unless otherwise indicated in this column, the principal amount of all Old Notes identified in this Box 2 or delivered to the Exchange Agent herewith shall be deemed tendered. See Instruction 4.

[_]CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO
   THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE "USE OF BOOK-ENTRY TRANSFER" BELOW (Box 6).

[_]CHECK HERE IF OLD NOTES AND OLD NOTES CONSENTS ARE BEING DELIVERED PURSUANT
   TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE "USE OF GUARANTEED DELIVERY" BELOW (Box 5).

[_]CHECK HERE IF CERTIFICATES FOR OLD NOTES ARE BEING DELIVERED HEREWITH.

                                     BOX 3
                         DESCRIPTION OF ROPES TENDERED
                (Attach additional signed pages, if necessary)

---------------------------------------------------------------------------------------------------
                                                                            Aggregate
                                                              Certificate   Principal    Aggregate
Names(s) and Address(es) of Registered Holder(s), Exactly as   Number(s)      Amount     Principal
       Names(s) Appear(s) on Old Note Certificate(s)            of Par    Represented by   Amount
                 (Please fill in, if blank)                   Securities* Certificate(s) Tendered**
---------------------------------------------------------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------

                                                 --------------------------------------------------
                                                      TOTAL:

 * Need not be completed by persons tendering by book-entry transfer.

** All tenders must be in multiples of $1,000 of principal amount. Unless otherwise indicated in this column, the principal amount of all Old Notes identified in this Box 3 or delivered to the Exchange Agent herewith shall be deemed tendered. See Instruction 4.

[_]CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO
   THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE "USE OF BOOK-ENTRY TRANSFER" BELOW (Box 6).

[_]CHECK HERE IF OLD NOTES AND OLD NOTES CONSENTS ARE BEING DELIVERED PURSUANT
   TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE "USE OF GUARANTEED DELIVERY" BELOW (Box 5).

[_]CHECK HERE IF CERTIFICATES FOR OLD NOTES ARE BEING DELIVERED HEREWITH.

                                     BOX 4
                         SPECIAL DELIVERY INSTRUCTIONS
                         (See Instructions 5, 6 and 7)

 TO BE COMPLETED ONLY IF UNTENDERED OLD NOTES OR OLD NOTES NOT ACCEPTED FOR EXCHANGE ARE TO BE SENT TO SOMEONE OTHER THAN THE UNDERSIGNED, OR TO THE UNDERSIGNED AT AN ADDRESS OTHER THAN THAT SHOWN ABOVE.

 Mail any Old Notes not tendered hereby or not accepted for exchange to:

 Name(s): ___________________________________________________________________
                                 (Please Print)

 Address: ___________________________________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________
                               (Include Zip Code)

 Tax Identification or Social Security No.: _________________________________



                                     BOX 5
                           USE OF GUARANTEED DELIVERY
                              (See Instruction 2)

 TO BE COMPLETED ONLY IF OLD NOTES AND, IF APPLICABLE, OLD NOTES CONSENTS ARE BEING TENDERED BY MEANS OF A NOTICE OF GUARANTEED DELIVERY.

 Names(s) of Holders(s): ____________________________________________________

 Window Ticket No. (if any): ________________________________________________

 Date of Execution of Notice of Guaranteed Delivery: ________________________

 Name of Eligible Institution that Guaranteed Delivery: _____________________

 If Delivered by Book-Entry Transfer, complete the following:

    DTC Account Number: ____________________________________________________

    VOI Number: ____________________________________________________________

                                     BOX 6
                           USE OF BOOK-ENTRY TRANSFER
                              (See Instruction 1)

 TO BE COMPLETED ONLY IF DELIVERY OF OLD NOTES IS TO BE MADE BY BOOK-ENTRY TRANSFER.

 Name of Tendering Institution: _____________________________________________
 Account Number: ____________________________________________________________
 VOI Number: ________________________________________________________________



                                     BOX 7
                          DTC PARTICIPANT INFORMATION
                              (See Instruction 1)

 TO BE COMPLETED BY ALL HOLDERS DELIVERING OLD NOTES. EXCHANGE NOTES WILL BE DELIVERED ONLY IN BOOK-ENTRY FORM.

 Name of DTC Participant: ___________________________________________________
 DTC Participant Number: ____________________________________________________
 Contact at DTC Participant: ________________________________________________
 Name: ______________________________________________________________________
 Telephone No.: _____________________________________________________________

                                     BOX 8
                           TENDERING HOLDER SIGNATURE
                           (See Instructions 1 and 5)
                   In Addition, Complete Substitute Form W-9

 To the extent that the undersigned is tendering Old Senior Notes and/or ROPES, the completion, execution and delivery of this Consent and Letter of Transmittal on or prior to 5:00 p.m., New York City time, on the Expiration Date, will be deemed to constitute an Old Notes Consent to the Old Notes Amendments.

 X __________________________________________________________________________

 X __________________________________________________________________________
                (Signature of Holder(s) or Authorized Signatory)

 Note: The above lines must be signed by the registered holder(s) of Old Notes as their name(s) appear(s) therein or by person(s) authorized to become registered holder(s) (evidence of such authorization must be transmitted with this Consent and Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. See Instruction 5.

 Name(s): ___________________________________________________________________

 Capacity: __________________________________________________________________

 Address: ___________________________________________________________________

 ----------------------------------------------------------------------------
                                  (Zip Code)

 Area Code and Telephone Number: ____________________________________________

 Tax Identification or Social Security No.: _________________________________

 Signature Guarantee
 (If required by Instruction 5)

 Authorized Signature:

 X __________________________________________________________________________

 Name: ______________________________________________________________________
                                (Please Print)

 Title: _____________________________________________________________________

 Name of Firm: ______________________________________________________________
        (Must be an Eligible Institution as defined in Instruction 2)

 Address: ___________________________________________________________________

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------
                                  (Zip Code)

 Area Code and Telephone Number: ____________________________________________

 Dated: ______________________________________________________________ , 2001

PAYOR'S NAME: THE CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

                        Name: (If joint names, list first and circle the name
      SUBSTITUTE        of the person or entity whose number you enter in
       Form W-9         Part 1 below.) See instructions if your name has
   Department of the    changed.
       Treasury         ------------------------------------------------------
   Internal Revenue     ------------------------------------------------------
        Service         Address: _____________________________________________

                        ------------------------------------------------------
  Payer's Request for   City, State and Zip Code: ____________________________
       Taxpayer         ------------------------------------------------------
    Identification      List account number(s) (optional): ___________________
    Number ("TIN")      ------------------------------------------------------
                       --------------------------------------------------------
                        Part 1: PLEASE PROVIDE
                        YOUR TAXPAYER                  Social Security Number
                        IDENTIFICATION NUMBER IN      OR
                        THE BOX AT RIGHT AND          Taxpayer Identification
                        CERTIFY BY SIGNING AND                 Number
                        DATING BELOW
                       --------------------------------------------------------
                        Part 2: Check the box if you are NOT subject to
                        backup withholding under the provisions of section
                        3406(a)(1)(C) of the Internal Revenue Code because
                        (1) you have not been notified that you are subject
                        to backup withholding as a result of failure to
                        report all interest or dividends or (2) the Internal
                        Revenue Service has notified you that you are no
                        longer subject to backup withholding. [_]
                       --------------------------------------------------------
                        Part 3: Awaiting TIN [_]

-------------------------------------------------------------------------------
 Certification--UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, ACCURATE, AND COMPLETE.
 Signature __________________________________  Date                        2001
 Name  ________________________________________________________________________
                                (Please Print)


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

          YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                 THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.


            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either: (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office; or
 (b) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number to the Exchange Agent, 31% of all reportable payments made to me will be withheld until I provide a certified taxpayer identification number.
 Signature ____________________________ Date ___________________________, 2001
 Name _________________________________________________________________________
                                 (Please Print)

               INSTRUCTIONS TO CONSENT AND LETTER OF TRANSMITTAL

        FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
                           AND CONSENT SOLICITATION

  1. Delivery of this Consent, and Letter of Transmittal and Old Notes. This Consent and Letter of Transmittal is to be completed by Holders tendering Old Notes and, to the extent Old Senior Notes and/or ROPES are being tendered, delivering Old Notes Consents if physical certificates representing such tendered Old Notes are to be forwarded herewith pursuant to the procedures set forth in the Exchange Circular and Consent Solicitation under "The Exchange Offer and Consent Solicitation--Procedures for Tendering Old Notes and Delivering Old Notes Consents." For a Holder of physical certificates to properly tender Old Notes and, if applicable, deliver Old Notes Consents pursuant to the Exchange Offer and Consent Solicitation, a properly completed and duly executed copy of this Consent and Letter of Transmittal, including the Substitute Form W-9, and any other documents required by this Consent and Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein, and certificates for tendered Old Notes must be received by the Exchange Agent at its address set forth herein, prior to the Expiration Date. Any financial institution that is a participant in DTC (the "Book-Entry Transfer Facility") may electronically transmit its acceptance of the Exchange Offer and Consent Solicitation by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for such transfer prior to the Expiration Date. The Exchange Agent will make available its general participant account for the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer and Consent Solicitation. Any financial institution that is a participant in the Book-Entry Transfer Facility may make a book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer Old Notes to the Exchange Agent's account prior to the Expiration Date. Delivery of a Consent and Letter of Transmittal to a Book-Entry Transfer Facility will not constitute valid delivery to the Exchange Agent. The method of delivery of certificates for tendered Old Notes and, if applicable, delivered Old Notes Consents, this Consent and Letter of Transmittal and all other required documents to the Exchange Agent and Consent Solicitation is at the election and risk of the tendering and delivering Holder. Such delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Consent and Letter of Transmittal or tendered Old Notes and delivered Old Notes Consents should be sent to the Company. Neither the Company nor the Exchange Agent is under any obligation to notify any tendering and delivering Holder of the Company's acceptance of tendered Old Notes and Old Notes Consents prior to the closing of the Exchange Offer. Exchange Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering Holder or the tendering Holder's Custodian. Accordingly, a Holder who tenders Old Notes must specify in Box 7 the DTC Participant name, number, and contact information to which the Exchange Notes should be delivered. Certificates for Common Stock and Debt Exchange Warrants will be distributed to the Exchange Agent, which will act as agent for the validly tendering Holders of Old Notes for the purposes of receiving Common Stock and Debt Exchange Warrants and transmitting such securities to exchanging Holders of Old Notes.

  2. Guaranteed Delivery Procedures. If a Holder desires to tender Old Notes and, if applicable, deliver Old Notes Consents pursuant to the Exchange Offer and Consent Solicitation, but time will not permit such Holder's Old Notes, Old Notes Consents (if applicable) or other required documents to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Holder may tender Old Notes and, if applicable, deliver Old Notes Consents with the effect that such tender and delivery will be deemed to have been received on or prior to the Expiration Date if the procedures set forth below and in the Exchange Circular and Consent Solicitation under "The Exchange Offer and Consent Solicitation-- Guaranteed Delivery Procedures" (including the completion of Box 5 above) are followed. Pursuant to such procedures: (i) the tender must be made by or through an Eligible Institution (as defined herein); (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to a guaranteed delivery that is accepted by the Company, must be received by the Exchange Agent on or prior to the Expiration Date; and (iii) the certificates for the tendered Old Notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such tendered Old Notes to the Exchange Agent's account at DTC as described in the Exchange Circular and Consent Solicitation), together with a Consent and Letter of Transmittal (or manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal or a properly transmitted Agent's Message, must be received by the Exchange Agent within three Nasdaq trading days after the date of execution of the Notice of Guaranteed Delivery. Any Holder who wishes to tender Old Notes and, if applicable, deliver Old Notes Consents pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery relating to such tendered Old Notes and, if applicable, delivered Old Notes Consents prior to the Expiration Date. Failure to complete the guaranteed delivery procedures outlined above will not, of itself, affect the validity or effect a revocation of any Consent and Letter of Transmittal form properly completed and executed by an Eligible Holder who attempted to use the guaranteed delivery process.

  3. Beneficial Owner Instructions to Holders. Only a Holder in whose name Old Notes are registered on the books of the registrar (or the legal representative or attorney-in-fact of such registered holder) may execute and deliver this Consent and Letter of Transmittal. Any Beneficial Owner of Old Notes who is not the Holder must arrange promptly with the Holder to exchange Old Notes and, if applicable, deliver an Old Notes Consent on his or her behalf.

  4. Amount of Tenders. Tenders of Old Notes will be accepted only in multiples of $1,000 in principal amount. If less than the entire principal amount of Old Notes held by the Holder is tendered, the Holder should fill in the principal amount tendered in the column labeled "Aggregate Principal Amount Tendered" of the box entitled "Description of Old Notes Tendered" (Box 1, Box 2 and/or Box 3) above. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered for exchange unless otherwise indicated. If the entire principal amount of all Old Notes held by the Holder is not tendered for exchange, then new certificates representing the Old Notes for the principal amount of Old Notes not tendered for exchange will be sent to the Holder at its registered address, unless a different address is provided in the box entitled "Special Delivery Instructions" (Box 4) on this Consent and Letter of Transmittal, as soon as practicable following the Expiration Date.

  5. Signatures on the Consent and Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures. If this Consent and Letter of Transmittal is signed by the Holder(s) of the tendered Old Notes, the signature must correspond with the name(s) as written on the face of the tendered Old Notes without alteration, enlargement or any change whatsoever.

  If any of the tendered Old Notes are owned of record by two or more joint owners, all such owners must sign this Consent and Letter of Transmittal. If any tendered Old Notes are held in different names, it will be necessary to complete, sign, and submit as many separate copies of the Consent and Letter of Transmittal as there are different names in which such tendered Old Notes are held.

  If this Consent and Letter of Transmittal is signed by the Holder(s) of Old Notes, then such Holder(s) need not and should not endorse any Old Notes, nor provide a separate bond power. In any other case, such Holder(s) must either properly endorse the tendered Old Notes or transmit a properly completed separate bond power with this Consent and Letter of Transmittal with the signature(s) on the endorsement or bond power guaranteed by a Medallion Signature Guarantor (as defined below).

  If this Consent and Letter of Transmittal is signed by a person other than the Holder(s) of any tendered Old Notes, such tendered Old Notes must be endorsed or accompanied by appropriate bond powers, in each case, signed as the name(s) of the Holder(s) appear(s) on the tendered Old Notes, with the signature(s) on the endorsement or bond power guaranteed by a Medallion Signature Guarantor.

  If this Consent and Letter of Transmittal or any tendered Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Consent and Letter of Transmittal.

  Signatures on this Consent and Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Old Notes are tendered: (i) by the Holder of the Old Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) who has not completed Box 4 ("Special Delivery Instructions") on this Consent and Letter of Transmittal; or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). If the tendered Old Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Old Notes not tendered are to be returned to a person other than the Holder, then the signature on this Consent and Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above. Beneficial Owners whose tendered Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company, or other nominee if they desire to tender such Old Notes.

  6. Special Delivery Instructions. Holders should indicate in Box 4 ("Special Delivery Instructions") the name and address to which substitute Old Notes for principal amounts not tendered or not accepted for exchange are to be sent, if different from the name and address of the person signing this Consent and Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

  7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, substitute Old Notes for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of, any person other than the Holder of Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing this Consent and Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer and exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the Holder or on any other person) will be payable by the Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Consent and Letter of Transmittal, the amount of such transfer taxes will be billed directly to such Holder and/or withheld from any payments due with respect to the Old Notes tendered by such Holder. It will not be necessary for transfer tax stamps to be affixed to the tendered Old Notes listed in this Consent and Letter of Transmittal.

  8. Tax Identification Number. Federal income tax law requires that the Holder(s) of any Old Notes which are accepted for exchange must provide the Exchange Agent (as payor) with its correct taxpayer identification number ("TIN"), which, in the case of a Holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to backup withholding on payments made in exchange for any Old Notes and a $50 penalty may be imposed by the Internal Revenue Service ("IRS"). Backup withholding is not an additional Federal income tax. Rather, the amount of tax withheld will be credited against the Federal income tax liability of persons subject to backup withholding. If backup withholding results in an over-payment of taxes, a refund may be obtained from the IRS. Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Each Holder should consult with a tax advisor regarding qualification for exemption from backup withholding and the procedure for obtaining such exemption. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

  To prevent backup withholding, each Holder of tendered Old Notes must provide such Holder's correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such Holder is awaiting a TIN), and that (i) the Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) if previously so notified, the IRS has notified the Holder that such Holder is no longer subject to backup withholding. If the tendered Old Notes are registered in more than one name or are not in the name of the actual owner, consult the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for information on which TIN to report.

  The Company reserves the right in its sole discretion to take all necessary or appropriate measures to comply with the Company's obligation regarding backup withholding.

  9. Validity of Tenders. All questions as to the principal amount of Old Notes to be accepted, the validity, form, eligibility (including the time of receipt) and acceptance of Old Notes or delivery of Old Notes Consents pursuant to the procedures described herein and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tendered Old Notes or Old Notes Consents determined by it not to be in proper form or the acceptance of which may be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchanges Offer and Consent Solicitation and any defect or irregularity in the tender of any particular Old Notes or delivery of any Old Notes Consents. The Company's interpretation of the terms and conditions of the Exchange Offer and Consent Solicitation shall be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defects or irregularities in such tenders of Old Notes or deliveries of Old Notes Consents or will incur any liabilities for failure to give such notification.

  10. Waiver of Conditions. The Company reserves the absolute right to amend, waive, or modify any of the conditions in the Exchange Offer or the Consent Solicitation concerning any Old Notes or Old Notes Consents.

  11. No Conditional Tender. No alternative, conditional, irregular, or contingent tender of Old Notes or delivery of Old Notes Consents or transmittal of this Consent and Letter of Transmittal will be accepted.

  12. Mutilated, Lost, Stolen or Destroyed Securities. Any Holder whose tendered Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated herein for further instructions.

  13. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Exchange Circular and Consent Solicitation or this Consent and Letter of Transmittal may be directed to the Exchange Agent or the Information Agent at the addresses and telephone numbers indicated herein. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

  14. Acceptance of Tendered Securities and Issuance of Exchange Notes; Return of Securities. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as soon as practicable after the Expiration Date, and will issue New Securities therefor, along with payment of any fractional portion of Exchange Notes in cash and payment of accrued interest on the Old Notes accepted for exchange, on the third business day following the Expiration Date. For purposes of the Exchange Offer, the Company shall be deemed to have accepted tendered Old Notes when, as, and if the Company has given written or oral notice (immediately followed in writing) thereof to the Exchange Agent. If any tendered Old Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Old Notes will be returned, without expense, to the undersigned at the address shown in Box l, Box 2 and/or Box 3 or at such different address as may be indicated herein under "Special Delivery Instructions" (Box 4).

  15. Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Exchange Circular and Consent Solicitation under the caption "The Exchange Offer and Consent Solicitation--Withdrawal Rights; Revocation of Consents."

                         NOTICE OF GUARANTEED DELIVERY

                       IMPERIAL CREDIT INDUSTRIES, INC.

                      IN RESPECT OF ITS OFFER TO EXCHANGE
                  12% SENIOR SECURED NOTES DUE JUNE 30, 2005
                      FOR ANY AND ALL OF ITS OUTSTANDING

    $10,932,000                  $41,035,000                        $165,939,000
 9.75% Senior Notes       Remarketed Redeemable Par         9.875% Series B Senior Notes
due January 15, 2004         Securities, Series B               due January 15, 2007
 (CUSIP 452729AA4)            (CUSIP 45272QAB4)                  (CUSIP 452729AD8)

                           AND CONSENT SOLICITATION

          PURSUANT TO THE EXCHANGE CIRCULAR AND CONSENT SOLICITATION
                              DATED MAY 10, 2001

 THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE").


                                                                   May 10, 2001

                 The Exchange Agent for the Exchange Offer is:

       The Chase Manhattan Bank and Trust Company, National Association

              By Hand:                           By Registered Mail:           By Overnight Delivery:
      Chase Manhattan Bank and Trust        Chase Manhattan Bank and Trust Chase Manhattan Bank and Trust
              Company, N.A.                         Company, N.A.                  Company, N.A.
c/o Chase Manhattan Bank Securities Window   c/o Corporate Trust Services   c/o Corporate Trust Services
 Room 234, Window 20 & 21, North Building          Chase Bank Texas               Chase Bank Texas
             55 Water Street                        P.O. Box 2320            2001 Bryan Street 9-BRYTW
         New York, New York 10041              Dallas, Texas 75221-2320         Dallas, Texas 75201
        Attention: Edwina Osborne               Attention: Frank Ivins         Attention: Frank Ivins

          Confirm by Telephone:                     By Facsimile:                  By Facsimile:
              (212) 638-5279                        (214) 468-6494                 (214) 468-6494

                                                Confirm by Telephone:          Confirm by Telephone:
                                                    (214) 468-6464                 (214) 468-6464

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  As set forth in the Exchange Circular and Consent Solicitation dated May 10, 2001 (as it may be supplemented and amended from time to time, the "Exchange Circular and Consent Solicitation") of Imperial Credit Industries, Inc., a California corporation (the "Company"), under "The Exchange Offer and Consent Solicitation--Guaranteed Delivery Procedures," and in the Instructions to the related Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message (as defined in the Exchange Circular and Consent Solicitation) relating to the guaranteed delivery procedures, must be used to, if time will not permit the Consent and Letter of Transmittal, certificates representing tendered Old Notes, and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date: (i) accept the Company's offer (the "Exchange Offer") to exchange up to $146,154,350 aggregate principal amount of its 12% Senior Secured Notes due June 30, 2005 (the "Exchange Notes"), up to 2,000,000 shares of its common stock, no par value per share (the "Common Stock"), and warrants to purchase up to 7,000,000 shares of Common Stock at a price of $2.15 per share (the "Debt Exchange Warrants" and, together with the Exchange Notes and the Common Stock, the "New Securities"), for any and all of its 9.75% Senior Notes due January 15, 2004 (the "Old Junior Notes") and 9.875% Series B Senior Notes due January 15, 2007 (the "Old Senior Notes") and for any and all of the Remarketed Redeemable Par Securities, Series B (the "ROPES" and, together with the Old Junior Notes and the Old Senior Notes, the "Old Notes") of Imperial Credit Capital Trust I, a Delaware statutory business trust all of whose beneficial ownership interests are indirectly owned by the Company (the "Trust"); and (ii) if tendering Old Senior Notes or ROPES pursuant to the Exchange Offer, grant the consent in respect of the Company's solicitation (the "Consent Solicitation" and, together with the Exchange Offer, the "Exchange Offer and Consent Solicitation") of consents (the "Old Notes Consents") to proposed amendments (the "Old Notes Amendments") to (a) the Indenture dated as of January 23, 1997 (as amended pursuant to a First Supplemental Indenture dated as of March 29, 2001), between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company, formerly known as Chemical Trust Company of California, as trustee (the "Note Trustee"), pursuant to which the Old Senior Notes were issued, and the benefits of which the Old Senior Notes are entitled to (the "Old Senior Notes Indenture"), and (b) the Indenture, dated as of June 9, 1997, between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company of California, as trustee (the "ROPES Trustee" and, together in its capacity as the Note Trustee, "the Existing Trustee"), pursuant to which the Resettable Rate Debentures, Series B due June 15, 2032 (the "Debentures") of the Trust were issued, as supplemented by a First Supplemental Indenture dated as of March 29, 2001 (the "Debentures Indenture" and, together with the Old Senior Notes Indenture, the "Existing Indentures").

  If and when the Exchange Offer is consummated, the Exchange Notes will be issued pursuant to, and will be entitled to the benefits of, an Indenture (the "New Indenture"), to be dated the Expiration Date, between us and The Chase Manhattan Bank and Trust Company, National Association (the "New Trustee").

  This form must be delivered by an Eligible Institution (as defined herein) by facsimile transmission, mail, or hand delivery to the Exchange Agent as set forth above. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Consent and Letter of Transmittal. This form is not to be used to guarantee signatures.

  Questions and requests for additional copies of the Exchange Circular and Consent Solicitation may be directed to the Exchange Agent at the address above. Beneficial owners may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation and the Consent and Letter of Transmittal (receipt of which is hereby acknowledged), the principal or liquidation amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Exchange Circular and Consent Solicitation under "The Exchange Offer and Consent Solicitation--Guaranteed Delivery Procedures" and in Instruction 2 to the Consent and Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Old Notes tendered and, if Old Senior Notes or ROPES are being tendered, Old Notes Consents delivered pursuant to a valid Exchange Offer and Consent Solicitation.

  The undersigned understands that Old Notes will be exchanged only after timely receipt by the Exchange Agent of: (i) such Old Notes, or a Book-Entry Confirmation; and (ii) a Consent and Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, of the transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, with respect to such Old Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal within three Nasdaq trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the Holder, and delivery will be deemed made only when actually received by the Exchange Agent.

  The undersigned understands that Holders of Old Senior Notes and/or ROPES who tender their Old Senior Notes and/or ROPES prior to the Expiration Date are obligated to provide the Old Notes Consents to the Old Notes Amendments as set forth in the Exchange Circular and Consent Solicitation under the caption "Description of Old Notes Amendments." Accordingly, to the extent that the undersigned is tendering Old Senior Notes and/or ROPES, in tendering its Old Senior Notes and/or ROPES prior to the Expiration Date, the undersigned hereby consents to the Old Notes Amendments. The undersigned hereby represents and warrants that, if applicable, the undersigned has full power and authority to give the Old Notes Consent. To the extent that the undersigned is tendering Old Senior Notes and/or ROPES, the undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable for the perfection of the undersigned's Old Notes Consent to the Old Notes Amendments and to the execution of the supplemental indentures to the Existing Indentures reflecting such Old Notes Amendments.

  The undersigned understands that tenders of Old Notes will be accepted only in multiples of $1,000 of principal or liquidation amount. The undersigned also understands that tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

  The undersigned understands that Old Notes Consents delivered pursuant to the Consent Solicitation may not be revoked after the Expiration Date. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may be withdrawn only prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer with respect to such Old Notes is terminated without any Old Notes being exchanged thereunder, or as otherwise provided in the Exchange Offer and Consent Solicitation. Old Notes Consents may be revoked only in accordance with the procedures set forth in the Exchange Offer and Consent Solicitation, which procedures are hereby agreed to be applicable in lieu of any and all other procedures for revocation set forth in the Existing Indentures, which are hereby waived. The undersigned understands that a valid withdrawal of Old Senior Notes and/or ROPES (without a concurrent valid revocation of an Old Notes Consent) will render the Old Notes Consent with respect to such Old Senior Notes and/or ROPES defective (unless such withdrawal occurs after the date on which the Company received the Required Consents, in which case the withdrawal will not affect the effectiveness of the Old Notes Amendments), and that a valid revocation of an Old Notes Consent (without a concurrent valid withdrawal of Old Notes) will render the prior tender of Old Senior Notes and/or ROPES, with respect to which such Old Notes Consent related, defective. In the event of such a withdrawal or revocation, the Company will have the right, which it may waive, to reject such defective tender of Old Senior Notes and/or ROPES or such defective Old Notes Consent, as the case may be, as invalid and ineffective.

  To the extent that the undersigned is tendering Old Senior Notes and/or ROPES, the undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the New Trustee as evidence of the undersigned's Old Notes Consent to the Old Notes Amendments and as certification that Required Consents to the Old Notes Amendments executed by Holders of Old Notes have been received.

  All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors, and assigns of the undersigned.

  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Exchange Circular and Consent Solicitation.

                            PLEASE SIGN AND COMPLETE


                    9.75% SENIOR NOTES DUE JANUARY 15, 2004

 Signature(s) of Holder(s) or           Date: __________________________, 2001
 Authorized Signatory:

                                        Address: _____________________________

 Name(s) of Holder(s): ______________   Area Code and Telephone No.: _________

                                        As Exchange Notes will only be
                                        delivered by book-entry transfer,
                                        please fill in the information
                                        requested below:

 Principal Amount of 9.75% Senior
 Notes due January 15, 2004
 tendered: $ ________________________   DTC No.: _____________________________

 Certificate No(s). of 9.75% Senior
 Notes due January 15, 2004 (if
 available): ________________________   Account No.: _______________________



               9.875% SERIES B SENIOR NOTES DUE JANUARY 15, 2007

 Signature(s) of Holder(s) or           Date: __________________________, 2001
 Authorized Signatory:

                                        Address: _____________________________

 Name(s) of Holder(s): ______________   Area Code and Telephone No.: _________

                                        As Exchange Notes will only be
                                        delivered by book-entry transfer,
                                        please fill in the information
                                        requested below:

 Principal Amount of 9.875% Series B
 Senior Notes due January 15, 2007
 tendered: $ ________________________   DTC No.: _____________________________

 Certificate No(s). of 9.875% Series
 B Senior Notes due January 15, 2007
 (if available): ____________________   Account No.: _______________________



                 REMARKETED REDEEMABLE PAR SECURITIES, SERIES B

 Signature(s) of Holder(s) or           Date: __________________________, 2001
 Authorized Signatory:

                                        Address: _____________________________

 Name(s) of Holder(s): ______________   Area Code and Telephone No.: _________

                                        As Exchange Notes will only be
                                        delivered by book-entry transfer,
                                        please fill in the information
                                        requested below:

 Liquidation Amount of Remarketed
 Redeemable Par Securities, Series B
 tendered: $ ________________________   DTC No.: _____________________________

 Certificate No(s). of Remarketed
 Redeemable Par Securities, Series B
 (if available): ____________________   Account No.: _______________________

  DELIVERY OF OLD SENIOR NOTES AND/OR ROPES PURSUANT TO THIS NOTICE OF GUARANTEED DELIVERY PRIOR TO THE EXPIRATION DATE WILL BE DEEMED TO CONSTITUTE A CONSENT TO THE OLD NOTES AMENDMENTS WITH RESPECT TO SUCH OLD SENIOR NOTES AND/OR ROPES.


 This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery, without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must provide the information required below.

                     Please print name(s) and address(es)

 Name(s) ____________________________________________________________________

 Capacity ___________________________________________________________________

 Address(es) ________________________________________________________________


DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL OR BY BOOK-ENTRY DELIVERY.

                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby guarantees that the Old Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Exchange Circular and Consent Solicitation under "The Exchange Offer and Consent Solicitation--Guaranteed Delivery Procedures"), and that the Exchange Agent will receive: (a) such Old Notes, or a timely confirmation of a book-entry transfer of such Old Notes to a Book-Entry Transfer Facility within three Nasdaq trading days after the date of execution hereof; and (b) a properly completed and duly executed Consent and Letter of Transmittal or manually signed facsimile thereof (or Agent's Message) with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal within three Nasdaq trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm _______________________________________________________________

 Authorized Signature _______________________________________________________

 Title ______________________________________________________________________

 Address ____________________________________________________________________
                             (Including Zip Code)

 Area Code and Telephone Number _____________________________________________

 Dated       , 2001

LETTER TO HOLDERS OF SECURITIES IN PHYSICAL FORM

                       IMPERIAL CREDIT INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                  12% SENIOR SECURED NOTES DUE JUNE 30, 2005
                      FOR ANY AND ALL OF ITS OUTSTANDING

      $10,932,000                  $41,035,000                        $165,939,000
  9.75% Senior Notes        Remarketed Redeemable Par         9.875% Series B Senior Notes
 due January 15, 2004          Securities, Series B               due January 15, 2007
 (CUSIP No. 452729AA4)        (CUSIP No. 45272QAB4)              (CUSIP No. 452729AD8)

                             AND CONSENT SOLICITATION

 THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE").


                                                                   May 10, 2001

To Holders of Securities in Physical Form:

  Enclosed for your consideration are the Exchange Circular and Consent Solicitation dated May 10, 2001 (the "Exchange Circular and Consent Solicitation") and the accompanying Consent and Letter of Transmittal (which together constitute the "Exchange Offer") in connection with: (i) the offer by Imperial Credit Industries, Inc., a California corporation (the "Company"), upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation and the accompanying Consent and Letter of Transmittal, to exchange up to $146,154,350 aggregate principal amount of its 12% Senior Secured Notes due June 30, 2005 (the "Exchange Notes"), up to 2,000,000 shares of its common stock, no par value per share (the "Common Stock"), and warrants to purchase up to 7,000,000 shares of Common Stock at a price of $2.15 per share (the "Debt Exchange Warrants" and, together with the Exchange Notes and the Common Stock, the "New Securities"), for any and all of its 9.75% Senior Notes due January 15, 2004 (the "Old Junior Notes") and 9.875% Series B Senior Notes due January 15, 2007 (the "Old Senior Notes") and for any and all of the Remarketed Redeemable Par Securities, Series B (the "ROPES" and, together with the Old Junior Notes and the Old Senior Notes, the "Old Notes") of Imperial Credit Capital Trust I, a Delaware statutory business trust all of whose beneficial ownership interests are indirectly owned by the Company (the "Trust"), from the registered holders thereof (the "Holders"); and (ii) the Company's solicitation (the "Consent Solicitation" and, together with the Exchange Offer, the "Exchange Offer and Consent Solicitation") of consents (the "Old Notes Consents") from the Holders of Old Senior Notes and ROPES to proposed amendments (the "Old Notes Amendments") to (a) the Indenture dated as of January 23, 1997 (as amended pursuant to a First Supplemental Indenture dated as of March 29, 2001), between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company, formerly known as Chemical Trust Company of California, as trustee (the "Note Trustee"), pursuant to which the Old Senior Notes were issued (the "Old Senior Notes Indenture") and (b) the Indenture, dated as of June 9, 1997, between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company of California, as trustee (the "ROPES Trustee" and, together in its capacity as the Note Trustee, "the Existing Trustee"), pursuant to which the Resettable Rate Debentures, Series B due June 15, 2032 (the "Debentures") of the Trust were issued, as supplemented by a First Supplemental Indenture dated as of March 29, 2001 (the "Debentures Indenture" and, together with the Old Senior Notes Indenture, the "Existing Indentures").

  If you decide to tender any or all of the Old Notes you hold and, if tendering Old Senior Notes or ROPES, to deliver the related Old Notes Consents in the Exchange Offer and Consent Solicitation, you must complete the enclosed Consent and Letter of Transmittal and send it, with any other required documents, to The Chase Manhattan Bank and Trust Company, National Association, as Exchange Agent, at one of the addresses indicated on the front of the Consent and Letter of Transmittal, in compliance with the procedures described in the Exchange Circular and Consent Solicitation and in the Consent and Letter of Transmittal. Any Exchange Notes issued to you in exchange for your Old Notes will be issued only in book-entry form through The Depository Trust Company ("DTC"), which means that you will not receive a certificate evidencing any Exchange Notes that are issued to you. In order to receive your Exchange Notes, you will need to contact a broker, dealer, commercial bank, trust company or other nominee in order to provide the necessary DTC account information on the Consent and Letter of Transmittal (see Instruction 1 and Box 6 of the Consent and Letter of Transmittal) and inform them that delivery of the Exchange Notes will be made through a DTC Deposit or Withdrawal at Custodian (DWAC) transaction. Failure to provide the necessary account information may result in your tender being rejected or may cause a delay in confirmation of your Exchange Notes as well as a delay in payment of accrued interest on your tendered Old Notes and payment of any fractional portion of Exchange Notes in cash. Certificates for Common Stock and Debt Exchange Warrants will be distributed to The Chase Manhattan Bank and Trust Company, as Exchange Agent, which will act as agent for the validly tending Holders of Old Notes for the purposes of receiving Common Stock and Debt Exchange Warrants and transmitting such securities to exchanging Holders of Old Notes. The Consent and Letter of Transmittal requires you to provide other information as well, so please be sure to follow the instructions carefully.

  If you have any questions about the Exchange Offer and Consent Solicitation or the procedures required to tender your Old Notes and, if tendering Old Senior Notes or ROPES, to deliver Old Notes Consents, please call the Information Agent at the telephone numbers listed on the front of the Consent and Letter of Transmittal.

                                      Very truly yours,

                                      Imperial Credit Industries, Inc.

LETTER TO DTC PARTICIPANTS

                       IMPERIAL CREDIT INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                  12% SENIOR SECURED NOTES DUE JUNE 30, 2005
                      FOR ANY AND ALL OF ITS OUTSTANDING

    $10,932,000                  $41,035,000                        $165,939,000
 9.75% Senior Notes       Remarketed Redeemable Par         9.875% Series B Senior Notes
due January 15, 2004         Securities, Series A               due January 15, 2007
 (CUSIP 452729AA4)            (CUSIP 45272QAB4)                  (CUSIP 452729AD8)

                           AND CONSENT SOLICITATION

 THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE").


                                                                   May 10, 2001

To DTC participants, including Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  Imperial Credit Industries, Inc., a California corporation (the "Company"), is offering to exchange (the "Exchange Offer") up to $146,154,350 aggregate principal amount of its 12% Senior Secured Notes due June 30, 2005 (the "Exchange Notes"), up to 2,000,000 shares of its common stock, no par value per share (the "Common Stock"), and warrants to purchase up to 7,000,000 shares of Common Stock at a price of $2.15 per share (the "Debt Exchange Warrants" and, together with the Exchange Notes and the Common Stock, the "New Securities"), for any and all of its 9.75% Senior Notes due January 15, 2004 (the "Old Junior Notes") and 9.875% Series B Senior Notes due January 15, 2007 (the "Old Senior Notes") and for any and all of the Remarketed Redeemable Par Securities, Series B (the "ROPES" and, together with the Old Junior Notes and the Old Senior Notes, the "Old Notes") of Imperial Credit Capital Trust I, a Delaware statutory business trust all of whose beneficial common ownership interests are indirectly owned by the Company (the "Trust"), from the registered holders thereof. The Exchange Offer is made upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation dated May 10, 2001 (the "Exchange Circular and Consent Solicitation") and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal," which, together with the Exchange Circular and Consent Solicitation, constitute the "Exchange Offer and Consent Solicitation"). Registered holders of Old Notes or New Securities are referred to herein individually as a "Holder" and collectively as the "Holders." The terms of the Exchange Notes are discussed under "Exchange Circular and Consent Solicitation Summary--Comparison of Old Notes and Exchange Notes" in the Exchange Circular and Consent Solicitation and the terms of each of the New Securities are discussed in further detail under "Description of New Securities" in the Exchange Circular and Consent Solicitation. If and when the Exchange Offer is consummated, the Exchange Notes will be issued pursuant to, and will be entitled to the benefits of, an Indenture (the "New Indenture"), to be dated the Expiration Date, between the Company and The Chase Manhattan Bank and Trust Company, National Association (the "New Trustee").

  Concurrently with the Exchange Offer, we are also soliciting consents (the "Consent Solicitation") from the Holders of Old Senior Notes and ROPES (the "Old Notes Consents") to proposed amendments (the "Old Notes Amendments") to (i) the Indenture dated as of January 23, 1997 (as amended pursuant to a First Supplemental Indenture dated as of March 29, 2001), between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company, formerly known as Chemical Trust Company of California, as trustee (the "Note

Trustee"), pursuant to which the Old Senior Notes were issued (the "Old Senior Notes Indenture") and (ii) the Indenture, dated as of June 9, 1997, between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company of California, as trustee (the "ROPES Trustee" and, together in its capacity as the Note Trustee, "the Existing Trustee"), pursuant to which the Resettable Rate Debentures, Series B due June 15, 2032 (the "Debentures") of the Trust were issued, as supplemented by a First Supplemental Indenture dated as of March 29, 2001 (the "Debentures Indenture" and, together with the Old Senior Notes Indenture, the "Existing Indentures").

  The Exchange Notes will bear interest at the rate of 12% per annum (the "New Note Coupon").

  Each Holder exchanging Old Notes for New Securities pursuant hereto will receive, in exchange for each $1,000 in aggregate principal or liquidation amount of Old Notes exchanged: (i) Exchange Notes in a principal amount (rounded to the nearest cent, with one-half cent rounded upwards) equal to (a) the principal or liquidation amount of Old Notes tendered multiplied by (b) the applicable Old Note Exchange Multiple (as defined in the Exchange Circular and Consent Solicitation); (ii) 13.684163 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock to be received rounded to the nearest whole share, with one-half share being rounded upwards); and (iii) Debt Exchange Warrants to purchase 47.894572 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock that may be purchased upon exercise of the Debt Exchange Warrants rounded to the nearest whole share, with one-half share being rounded upwards). Exchange Notes will only be issued in denominations of $1,000 or integral multiples thereof. Any fractional portion of Exchange Notes that would otherwise be issuable will be paid in cash on the Exchange Date. All calculations will be made in accordance with standard market practice.

  Upon the terms and subject to the conditions of the Exchange Offer and applicable law, the Company will exchange all Old Notes validly tendered (and not withdrawn) pursuant to the Exchange Offer and accepted for exchange on the third New York Stock Exchange trading day following the Expiration Date, or as soon as possible thereafter.

  For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. The Exchange Circular and Consent Solicitation;

    2. The Consent and Letter of Transmittal;

    3. A Notice of Guaranteed Delivery, to be used to accept the Exchange Offer and Consent Solicitation if Old Notes, Old Notes Consents and all other required documents cannot be delivered to The Chase Manhattan Bank and Trust Company, National Association, as exchange agent (the "Exchange Agent"), by the Expiration Date, or the book-entry transfer of such Old Notes cannot be completed by the Expiration Date;

    4. A form of letter which may be sent to your clients for whose accounts you hold Old Notes in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Exchange Offer and Consent Solicitation;

    5. A letter from the Company regarding the Exchange Offer and Consent Solicitation that may be sent to your clients; and

    6. "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2001 UNLESS EXTENDED.

IMPORTANT: DTC PARTICIPANTS MAY ELECTRONICALLY TRANSMIT THEIR ACCEPTANCE OF THE EXCHANGE OFFER IN ACCORDANCE WITH DTC'S AUTOMATED TENDER OFFER PROGRAM ("ATOP") PROCEDURES FOR TRANSFER. ALTERNATIVELY, THE CONSENT AND LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF), TOGETHER WITH THE OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

  The Company will promptly, upon receipt of a properly documented invoice, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and customary out-of-pocket mailing and handling expenses incurred by them in forwarding material to their customers. The Company will pay or cause to be paid all transfer taxes, if any, with respect to the transfer of any Old Notes to it pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Consent and Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation should be addressed to, and additional copies of the enclosed materials may be obtained from, The Chase Manhattan Bank and Trust Company, National Association, the Information Agent, at the address and telephone number contained in the Exchange Circular and Consent Solicitation. In addition, Holders may contact Imperial Capital, LLC, the Financial Advisor, at the address and telephone number contained in the Exchange Circular and Consent Solicitation.

                                      Very truly yours,

                                      IMPERIAL CREDIT INDUSTRIES, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO CONSTITUTE YOU OR ANY PERSON THE AGENT OF THE COMPANY, THE NEW TRUSTEE, THE EXCHANGE AGENT, THE FINANCIAL ADVISOR OR THE INFORMATION AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE EXCHANGE CIRCULAR AND CONSENT SOLICITATION OR THE CONSENT AND LETTER OF TRANSMITTAL OR USE ANY DOCUMENTS IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.

LETTER TO BENEFICIAL OWNERS

                       IMPERIAL CREDIT INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                  12% SENIOR SECURED NOTES DUE JUNE 30, 2005
                      FOR ANY AND ALL OF ITS OUTSTANDING

     $10,932,000                   $41,035,000                        $165,939,000
9.75% Senior Notes due      Remarketed Redeemable Par         9.875% Series B Senior Notes
   January 15, 2004            Securities, Series B               due January 15, 2007
  (CUSIP 452729AA4)             (CUSIP 45272QAB4)                  (CUSIP 452729AD8)

                           AND CONSENT SOLICITATION


 THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE").


                                                                   May 10, 2001

To Our Clients:

  Enclosed for your consideration are the Exchange Circular and Consent Solicitation dated May 10, 2001 (the "Exchange Circular and Consent Solicitation") and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), which together constitute: (i) the offer (the "Exchange Offer") by Imperial Credit Industries, Inc., a California corporation (the "Company"), upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation and the accompanying Consent and Letter of Transmittal, to exchange up to $146,154,350 aggregate principal amount of its 12% Senior Secured Notes due June 30, 2005 (the "Exchange Notes"), up to 2,000,000 shares of its common stock, no par value per share (the "Common Stock"), and warrants to purchase up to 7,000,000 shares of Common Stock at a price of $2.15 per share (the "Debt Exchange Warrants" and, together with the Exchange Notes and the Common Stock, the "New Securities"), for any and all of its 9.75% Senior Notes due January 15, 2004 (the "Old Junior Notes") and 9.875% Series B Senior Notes due January 15, 2007 (the "Old Senior Notes") and for any and all of the Remarketed Redeemable Par Securities, Series B (the "ROPES" and, together with the Old Junior Notes and the Old Senior Notes, the "Old Notes") of Imperial Credit Capital Trust I, a Delaware statutory business trust all of whose beneficial ownership interests are indirectly owned by the Company (the "Trust"), from the registered holders thereof (the "Holders"); and (ii) the Company's solicitation of consents (the "Consent Solicitation" and, together with the Exchange Offer, the "Exchange Offer and Consent Solicitation") from the Holders of Old Senior Notes and ROPES (the "Old Notes Consents") to proposed amendments (the "Old Notes Amendments") to (a) the Indenture dated January 23, 1997 (as amended pursuant to a First Supplemental Indenture dated as of March 29, 2001), between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company, formerly known as Chemical Trust Company of California, as trustee (the "Note Trustee"), pursuant to which the Old Senior Notes were issued (the "Old Senior Notes Indenture") and (ii) the Indenture, dated as of June 9, 1997, between the Company and The Chase Manhattan Bank and Trust Company, National Association, as successor to The Chase Trust Company of California, as trustee (the "ROPES Trustee" and, together in its capacity as the Note Trustee, "the Existing Trustee"), pursuant to which the Resettable Rate Debentures, Series B due June 15, 2032 (the "Debentures") of the Trust were issued, as supplemented by a First Supplemental Indenture dated as of March 29, 2001 (the "Debentures Indenture" and, together with the Old Senior Notes Indenture, the "Existing Indentures").

  The Exchange Notes will bear interest at the rate of 12% per annum (the "Exchange Note Coupon").

  Each Holder exchanging Old Notes for New Securities pursuant hereto will receive, in exchange for each $1,000 in aggregate principal or liquidation amount of Old Notes exchanged: (i) Exchange Notes in a principal amount (rounded to the nearest cent, with one-half cent rounded upwards) equal to (a) the principal or liquidation amount of Old Notes tendered multiplied by (b) the applicable Old Note Exchange Multiple (as defined in the Exchange Circular and Consent Solicitation); (ii) 13.684163 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock to be received rounded to the nearest whole share, with one-half share being rounded upwards); and (iii) Debt Exchange Warrants to purchase 47.894572 shares of Common Stock for each $1,000 in aggregate principal amount of Exchange Notes received in the Exchange Offer (with the number of shares of Common Stock that may be purchased upon exercise of the Debt Exchange Warrants rounded to the nearest whole share, with one-half share being rounded upwards). Exchange Notes will only be issued in denominations of $1,000 or integral multiples thereof. Any fractional portion of Exchange Notes that would otherwise be issuable will be paid in cash on the Exchange Date. All calculations will be made in accordance with standard market practice.

  Beneficial owners of Old Notes whose Old Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to exchange such Old Notes and, if Old Senior Notes or ROPES are being tendered, to deliver Old Notes Consents. We are the Holder of Old Notes held for your account. Accordingly, a tender of such Old Notes and, if Old Senior Notes or ROPES are being tendered, a delivery of the related Old Notes Consents can be made only by us as the Holder and pursuant to your instructions. The enclosed Consent and Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account and, if Old Senior Notes or ROPES are being tendered, to deliver Old Notes Consents.

  Tender of Old Senior Notes and ROPES prior to the Expiration Date will de deemed to constitute an Old Notes Consent to the Old Notes Amendments with respect to such Old Senior Notes and ROPES.

  We request that you advise us whether you wish us to tender any or all of the Old Notes held by us for your account and, if Old Senior Notes or ROPES are being tendered, to deliver related Old Notes Consents upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation and the Consent and Letter of Transmittal.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to execute a Consent and Letter of Transmittal and tender your Old Notes and, if Old Senior Notes or ROPES are being tendered, deliver your Old Notes Consents on your behalf in accordance with the terms of the Exchange Offer and Consent Solicitation.

  Your attention is directed to the following:

  1. The Exchange Offer and Consent Solicitation and related withdrawal and revocation rights will expire at 5:00 p.m., New York City time, on June 22, 2001, unless extended.

  2. The Company's obligation to exchange Old Notes for New Securities and to accept Old Notes Consents is subject to certain conditions set forth in the Exchange Circular and Consent Solicitation under the caption "The Exchange Offer and Consent Solicitation--Conditions to the Exchange Offer and Consent Solicitation."

  3. Any transfer taxes with respect to the exchange and transfer of Old Notes pursuant to the Exchange Offer and Consent Solicitation will be paid by the Company, except as otherwise provided in Instruction 7 of the Consent and Letter of Transmittal.

  If you wish to have us tender any or all of your Old Notes and, if Old Senior Notes or ROPES are being tendered, deliver Old Notes Consents, please so instruct us by completing, executing, detaching and returning to us the detachable instruction form set forth below. An envelope to return your instructions is enclosed. If you authorize the tender of your Old Notes and, if Old Senior Notes or ROPES are being tendered, the delivery of Old Notes Consents, all such Old Notes will be tendered and the related Old Notes Consents delivered unless otherwise specified on such instructions. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date.

  The Exchange Offer and Consent Solicitation is not being made to, and offers are not being solicited from (nor will tenders of Old Notes or delivery of Old Notes Consents be accepted from or on behalf of), Holders in any jurisdiction in which the making of the Exchange Offer and Consent Solicitation or acceptance for exchange of the Old Notes and acceptance of the delivery of Old Notes Consents would not be in compliance with the laws of that jurisdiction. However, the Company may, in its sole discretion, take such action as it may deem necessary to make the Exchange Offer and Consent Solicitation in any such jurisdiction.

                INSTRUCTION WITH RESPECT TO THE EXCHANGE OFFER
                           AND CONSENT SOLICITATION

  The undersigned acknowledge(s) receipt of your letter, the Exchange Circular and Consent Solicitation dated May 10, 2001 and the related Consent and Letter of Transmittal relating to the Old Notes and Old Notes Consents in connection with the Exchange Offer and Consent Solicitation by the Company to (i) exchange its Exchange Notes in an aggregate principal amount to be determined in the manner set forth herein and in the Exchange Circular and Consent Solicitation, up to 2,000,000 shares of its Common Stock and Debt Exchange Warrants to purchase up to 7,000,000 shares of Common Stock at a price of $2.15 per share, in each case in the manner set forth herein and in the Exchange Circular and Consent Solicitation, for any and all of its issued and outstanding Old Notes that are validly tendered and accepted for exchange, upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation and (ii) solicit the Old Notes Consents to the Old Notes Amendments. This will instruct you to tender the aggregate principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Circular and Consent Solicitation and the Consent and Letter of Transmittal with respect to the Old Notes tendered, and, to the extent that you are being instructed to tender Old Senior Notes and/or ROPES held by you for the account of the undersigned, also to deliver the related Old Notes Consents. Tender of Old Senior Notes and ROPES prior to the Expiration Date will de deemed to constitute an Old Notes Consent to the Old Notes Amendments with respect to such Old Senior Notes and ROPES.

                                   SIGN HERE

______________________________________   ______________________________________
Signature                                Signature (if more than one account
                                         holder)

______________________________________   ______________________________________
Name (Please print)                      Name (Please print)

______________________________________   ______________________________________
Address                                  Telephone No. (including area code)

______________________________________   ______________________________________
City, State and Postal Code              Date

[_]By checking this box, all Old Notes held by you for my (our) account will be tendered in the Exchange Offer. If fewer than all Old Notes are to be tendered, I (we) have checked the box below and indicated the aggregate amount of Old Notes to be tendered by you.

[_]$     principal amount of 9.75% Senior Notes due January 15, 2004.

[_]$     principal amount of 9.875% Series B Senior Notes due January 15,
   2007.*

[_]$     principal amount of Remarketed Redeemable Par Securities, Series B.*
-------
* Unless otherwise indicated, it will be assumed all such Old Notes are to be tendered. Old Notes tendered for exchange will be accepted only in multiples of $1,000 of principal amount.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

                   FOR THIS TYPE OF ACCOUNT:                    GIVE THE SOCIAL SECURITY NUMBER OF--
                   -------------------------                    ------------------------------------
 1.  Individual                                            The individual
 2.  Two or more individuals (joint account)               The actual owner of the account or, if combined
                                                           funds, the first individual on the account
 3.  Custodian account of a minor                          The minor(4)
     (Uniform Gift to Minors Act)
 4.  a. A usual revocable savings trust                    The grantor-trustee(2)
      (grantor is also trustee)
     b. So-called trust account that is not a              The actual owner(2)
      legal or valid trust under State law
 5.  Sole proprietorship                                   The owner(1)
                                                                  GIVE THE EMPLOYER IDENTIFICATION
                   FOR THIS TYPE OF ACCOUNT:                                 NUMBER OF--
                   -------------------------                      --------------------------------
 6.  Sole proprietorship                                   The owner(1)
 7.  A valid trust, estate, or pension trust               Legal entity(3)
 8.  Corporate                                             The corporation
 9.  Association, club, religious, charitable, educational The organization or other tax-exempt organization
10.  Partnership                                           The partnership
11.  A broker or registered nominee                        The broker or nominee
12.  Account with the Department of Agriculture            The public entity
     in the name of a public entity (such as a State
     or local government, school district, or prison)
     that receives agricultural program payments

--------
(1) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN.
(2) List first and circle the name of the person whose number you furnish.
(3) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
(4) Circle the minor's name and furnish the minor's social security number.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, "Application for a Social Security Number Card," or Form SS-4, "Application for Employer Identification Number," at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
The following is a list of payees exempt from backup withholding and not subject to information reporting. For interest and dividends, all listed payees are exempt except payees listed in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 U.C. who regularly acts as a broker are exempt. Payments subject to information reporting under Sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the payments made to a corporation that provides medical and health care services or bills and collects payments for such service, attorneys' fees and payments for services paid by a federal executive agency are not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

  (1) A corporation.
  (2) An organization exempt from tax under Section 501(a), or an individual retirement plan or custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
  (3) The United States or any agency or instrumentality thereof.
  (4) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  (5) A foreign government, a political subdivision of a foreign government, or an agency or instrumentality thereof.
  (6) An international organization or any agency or instrumentality thereof.
  (7) A foreign central bank of issue.
  (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
 (10) A real estate investment trust.
 (11) An entity registered at all times under the Investment Company Act of 1940.
 (12) A common trust fund operated by a bank under Section 584(a).
 (13) A financial institution.
 (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
 (15) A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under Section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.

Interest payments that are generally exempt from backup withholding include:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852).
 . Payments described in Section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under Section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM. SIGN AND DATE THE FORM. RETURN IT TO THE PAYER.

IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE CERTIFICATION BOX.

IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE REQUESTER A COMPLETED FORM W-8, CERTIFICATE OF FOREIGN STATUS.

Certain payments other than interest, royalties, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.